Exhibit 1

Notice to U.S. Shareholders

The proposed share exchange described in this document is for the securities of a foreign company. The proposed share exchange will be subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the latter shall prevail.

(Securities Code: 8607)

June 10, 2011

To Shareholders

Katsuyoshi Ejima
President & CEO
Mizuho Investors Securities Co., Ltd.
10-30, Nihonbashi Kakigara-cho 2-chome,
Chuo-ku, Tokyo

CONVOCATION NOTICE OF

THE 115TH ORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Sirs/Madams:

We wish to express our deepest sympathy to everyone who has suffered as a result of the recent Great Eastern Japan Earthquake.

Notice is hereby given that the 115th Ordinary General Meeting of Shareholders of Mizuho Investors Securities Co., Ltd. (the “Company”) will be held as set forth below. You are cordially invited to attend the meeting.

Upon arrival at the meeting, please submit the voting form enclosed herewith to the reception at the entrance to the meeting place.

If you are not able to attend the meeting, we request that you exercise your voting rights in writing or by the electromagnetic method (using the Internet, etc.). After examining the “Reference Materials for the Ordinary General Meeting of Shareholders” set forth below, please exercise your voting rights in one of the following ways.

[Exercise of Voting Rights by Mailing in the Voting Form]

Please indicate your approval or disapproval of each proposal in the voting form enclosed herewith and send it to us so that it reaches us no later than 5:00 p.m. on Tuesday, June 28, 2011.

[Exercise of Voting Rights via the Internet, etc.]

Please access the prescribed website for exercising voting rights by personal computer and register your approval or disapproval of each proposal no later than 5:00 p.m. on Tuesday, June 28, 2011.

For details, please refer to the “Guidance Notes on the Exercise of the Voting Rights via the Internet, etc.” described in pages 81.

Description

1.	Date and Time:	10:00 a.m. on Wednesday, June 29, 2011

2.	Place:	The 6th floor hall of the head office of Mizuho Investors Securities Co., Ltd.
10-30, Nihonbashi Kakigara-cho 2-chome, Chuo-ku, Tokyo (See the Information Map at the end this convocation notice.)

3.	Purpose:

Report Items:	1.	Report on the Business Report, on the consolidated financial statements, and on the Results of Audit of the Consolidated Financial Statements by the Independent Auditors and the Board of Corporate Auditors for the 115th fiscal year (from April 1, 2010 to March 31, 2011)
	2.	Report on the non-consolidated financial statements for the 115th fiscal year (from April 1, 2010 to March 31, 2011)

Matters to be Resolved:

Proposal 1:	Dividends from Surplus

Proposal 2:	Approval of the Share Exchange Agreement

Proposal 3:	Appointment of five (5) Directors

Proposal 4:	Appointment of two (2) Corporate Auditors

Proposal 5:	Appointment of one (1) stand-in Corporate Auditor

Proposal 6:	Grant of the retirement allowances to the retiring Director and the retiring Corporate Auditor

-End of Notice-

*        *        *         *        *        *

§	Any corrections made to the reference materials for the ordinary general meeting of shareholders, and the Business Report, the non-consolidated financial statements and the consolidated financial statements shall be notified by being posted on the Company’s website on the Internet (Address: http://www.mizuho-isec.co.jp/).

(Materials Attached to the Notice of Convocation of the Ordinary General Meeting of Shareholders)

(Document to be provided)

Business Report for the 115th Fiscal Year

(from April 1, 2010 to March 31, 2011)

1. Current State of the Corporate Group

(1) State of Business for this Fiscal Year

(i) Developments and Results of Operations

a. Business Status

During this fiscal year under review, the Japanese economy continued on a moderate recovery track until early autumn, against the backdrop of an activation of production activity drawn by expanding external demand, and such government stimulus measures as the Eco Point system. However, concerns over a downturn in the economy became widespread towards the end of this fiscal year, as a result of the Great Eastern Japan Earthquake of March 11, 2011, as well as the discontinuance of the subsidies for eco cars in September 2010, and slower growth of exports to Asia. There were growing concerns over the various industries being affected as well as concerns regarding, among other things, widespread regions struck by the great earthquake and tsunami and stagnation of supply of raw materials and parts, etc. as a result of the nuclear power plant accidents and power shortages.

In Japan’s stock market, stock prices began this fiscal year with steady undertones, backed by expectations of improving corporate earnings as a result of increasing demands in Asia and other overseas countries and the Nikkei Average reached a high of 11,339 yen on April 5, 2010. Thereafter, however, the Nikkei Average dropped below the crucial 10,000-yen level in the latter half of May due to the global trend towards reducing risk assets accompanied by the worsening financial crisis in Europe. Thereafter, negative sentiment was fueled by yen appreciation against the dollar as a result of concerns that US economy is headed towards a double-dip recession, and the Nikkei Average fell to approximately 16-month low, dropping to a level of 9,000-yen in the latter half of August. In and after September, in Japan’s stock market, the Nikkei Average fluctuated around the 9,000-yen level for a while, burdened by further progressed yen appreciation, although the world’s stock markets were continuing with steady undertones, reflecting, among other things, heightened expectations for additional monetary easing in the US. In November, when the Federal Reserve (FRB) decided to proceed with its second round of quantitative easing, thereby halting the yen appreciation as a result of investors’ expectation that the various factors influencing stock prices had already been considered, the Nikkei Average shifted to underlying upward trend, and recovered to the 10,000-yen level in December. Entering the new year, the Nikkei Average continued to rise on expectations of US economy improvement, among other things, and reached a high of 10,857 yen on February 21, 2011. However, after the Great Eastern Japan Earthquake that struck on March 11 and the subsequent accidents at the Fukushima Dai-ichi Nuclear Power Plant, the Nikkei Average fell sharply to a low of 8,605 yen, its lowest level since April 2009. Although there was a rebound thereafter, the Nikkei Average finished this fiscal year at 9,755 yen, down 12% compared with the end of the previous fiscal year.

Japan’s bond market continued with steady undertones in the first half of this fiscal year, reflecting heightened expectations for, among other things, additional monetary easing in Japan and the US. In October 2010, following the Bank of Japan’s decision to implement a comprehensive monetary easing policy, the yield on newly issued 10-year Japanese government bond (JGB), the benchmark for long-term interest rates, fell temporarily to 0.82%. Thereafter, however, when the second round of quantitative easing was implemented in the US in November, US long-term interest rates shifted to upward trend, as a result of investors expectation that the various factors influencing bond prices had been considered and a sense of caution for inflation, and the Japan long-term interest rates followed underlying upward trend. The yield on newly issued 10-year JGB rose back to the 1.2% level in December, and 1.3% level in February after the new year kicked off. The bond market stayed relatively calm after the Great Eastern Japan Earthquake of March 11 and yields fluctuated mostly in narrow scope of around the 1.2% level.

In Japan’s foreign exchange market (yen-dollar market), the yen appreciation momentum strengthened in and after May 2010, reflecting such factors as a credit uncertainty in the euro area and speculation on additional monetary easing in the US. In September, the Japanese government and the Bank of Japan intervened to buy dollars and sell yen for the first time in six-and-a-half years, but the yen appreciation could not be contained and it finally progressed to around 80-yen level against the dollar in early November. Thereafter, the dollar continued to fluctuate between 82 and 84 yen. However, the Great Eastern Japan Earthquake of March 11, 2011 triggered surge in the yen, and the exchange market recorded 76.25 yen against the dollar, widely surpassing the record high set in April 1995, as speculation that Japanese companies would be repatriating assets from abroad spread. Against this trend, the group of seven major industrialized nations, mainly represented by Japan, the United States and European countries, made a joint yen-selling intervention on March 18 and the yen-dollar exchange market, eventually, closed for the fiscal year at the upper 82 yen level.

In this environment, Mizuho Investors Securities Co., Ltd. (“MHIS”) endeavored to construct stable profitability constitution, boost profitability and bolster management through higher operational efficiency by enhancing collaboration with Mizuho Bank, Ltd. (“MHBK”) and implementing a timely and aggressive product strategy that accommodates its customers’ needs, etc.

In order to further enhance collaboration with MHBK, MHIS promoted the construction of a sales network that utilizes joint-branches operated in conjunction with MHBK and other financial institutions within the Group. In this fiscal year, five new Planet Booths in MHBK (booths installed in lobbies of MHBK branches to offer securities investment consulting services) were opened (out of which two are joint-braches operated in conjunction with MHBK and Mizuho Trust and Banking Co., Ltd.). MHIS has further enhanced its network to provide integrated financial services to a wider customer base by promoting diversification of existing Planet Booth formats. With regard to sales to corporate customers, MHIS has enhanced strengthening its overall service coverage through various means including collaboration with other group companies. MHIS has provided optimal solutions to the diversified and sophisticated needs of its customers by enhancing, diversifying, fine-tuning, and broadening its ability to provide information and consulting services in the areas of asset management, fund raising, and capital management.

In order to boost profitability by implementing a timely and aggressive product strategy that accommodates customers’ needs, etc., MHIS has improved product planning capabilities by reinforcing the expertise of the product department in charge of providing the products and actively challenge to provide up-to-date products and services by boosting collaboration between the business promotion department and the product department.

In order to ensure management through higher operational efficiency, MHIS has endeavored to enhance its consulting expertise by strict distribution of personnel in line with its sales strategy, improving personnel development and sales support through a special department at the head office. MHIS also boosted convenience of its non-face-to-face operations, including web-based call centers, in order to provide high-quality services for securities functions based on efficient and effective use of its infrastructure.

b.	Results of Operation

With respect to the consolidated results of operation for this fiscal year, MHIS recorded operating revenues of 54,122 million yen (up 4.7% compared with the previous fiscal year), net operating revenue of 52,939 million yen (up 5.3% compared with the previous fiscal year), operating income of 8,336 million yen (up 15.2% compared with the previous fiscal year), ordinary income of 8,820 million yen (up 18.0% compared with the previous fiscal year), and net income of 9,316 million yen (up 40.0% compared with the previous fiscal year). An overview of MHIS’s financial performance is given below.

<Commissions>

Commissions totaled 28,382 million yen (up 6.1% compared with the previous fiscal year). A breakdown of these commissions is given below.

[Brokerage commissions]

In this fiscal year, the average daily trading volume on the Tokyo Stock Exchange (domestic common stock) was 2,264 million shares (down 2.5% compared with the previous fiscal year), while the average daily trading value was 1,553.280 billion yen (no increase or decrease compared with the previous fiscal year). MHIS’s stock brokerage trading volume for the fiscal year totaled 3,549 million shares (down 14.3% compared with the previous fiscal year), while the corresponding trading value amounted to 1,796.526 billion yen (down 16.0% compared with the previous fiscal year). This trading value generated stock brokerage commission revenues of 9,606 million yen (down 9.6% compared with the previous fiscal year). Bond trading commission revenues totaled 24 million yen (down 48.1% compared with the previous fiscal year). Total brokerage commissions, including other trading commissions, came to 9,693 million yen (down 9.9% compared with the previous fiscal year).

[Commissions from underwriting, secondary offering, and solicitation of sales to professional investors, etc.]

During this fiscal year, 22 companies made initial public offerings on the equity market and MHIS participated in the underwriting syndicate consisting of seven companies. During this fiscal year, 73 listed companies made public offerings of newly issued or secondary offering of existing shares, and MHIS served as the lead underwriter on two offerings, a managing underwriter on one, and a member of the underwriting syndicate on two others. As a result, revenue from stock underwriting commissions at MHIS totaled 1,153 million yen (down 36.6% compared with the previous fiscal year).

While in the primary bond market, MHIS served as the lead underwriter on one domestic straight corporate bond issue and a member of the underwriting syndicate on nine others. As a result, revenue from bond underwriting commissions totaled 498 million yen (down 28.0% compared with the previous fiscal year). Overall, revenues from underwriting, secondary offering and solicitation of sales to professional investors, etc. totaled 1,651 million yen (down 34.2% compared with the previous fiscal year).

(References to company numbers and related data above reflect the record as of the day on which issuance conditions were set.)

[Handling commissions of subscription, secondary offering, and solicitation of sales to professional investors, etc.]

As to handling commissions of subscription, secondary offering, and solicitation of sales to professional investors, etc. MHIS obtains the majority of its distribution commission revenues from investment trust products. In addition to sales of monthly dividend type funds, MHIS began sales of various new funds launched during the fiscal year. These include Schroder Asia Growth Japan Stock Open fund, which invests in Japanese companies’ stock that is expected to capitalize on growth opportunity in the expanding Asian equity market; DWS Europe High Yield Bond Fund (currency selection type), which mainly invests in Euro-denominated high-yield corporate bonds, etc.; the Global Railway Related Stock Open fund, which mainly invests in the stock of international railway-related industries; Asia Convertible Corporate Bond Fund (monthly dividend type), which mainly invests in the CBs of Asian companies; and Emerging Bond Fund and AB Cayman Trust- Emerging Bond Fund (Non JPY Currency) both of which mainly invest in US-dollar denominated emerging bonds.

As a result, handling commissions of subscription, secondary offering, and solicitation of sales to professional investors, etc. totaled 12,773 million yen (up 34.0% compared with the previous fiscal year).

[Other commissions]

Other commissions, including investment trust agent commissions, consulting fees and commissions related to separately managed accounts (SMAs) totaled 4,263 million yen (up 7.8% compared with the previous fiscal year).

Commissions by product are stated in the table below.

	Fiscal Terms
	The 114th		The 115th
Classification	(From April 2009 to March 2010)	Percentage	(From April 2010 to March 2011)	Percentage
	million yen	%	million yen	%
Stocks	13,706	51.2	12,066	42.5
Bonds	1,315	4.9	940	3.3
Investment Trusts	10,490	39.2	14,203	50.1
Other	1,244	4.7	1,172	4.1

Total	26,756	100.0	28,382	100.0

< Net gain on trading>

During this fiscal year, MHIS posted net gain on trading from stock, etc. of 8,844 million yen (up 140.9% compared with the previous fiscal year), while net gain on trading from bonds, etc., totaled 15,303 million yen (down 18.3% compared with the previous fiscal year).

Including net gain on trading on other securities, total net gain on trading amounted to 23,209 million yen (up 5.2% compared with the previous fiscal year).

<Balance regarding financial income and expenses>

Interest and dividend income totaled 2,531 million yen (down 11.1% compared with the previous fiscal year). Interest expenses were 1,183 million yen (down 14.5% compared with the previous fiscal year), resulting in net interest and dividend income (deducted the interest expenses from the interest and dividend income) of 1,347 million yen.

<Selling, general and administrative expenses>

Selling, general and administrative expenses totaled 44,602 million yen (up 3.6 % compared with the previous fiscal year), mainly owing to increase in personnel expenses, and provision of allowance for doubtful accounts.

<Extraordinary gains and losses>

MHIS recorded extraordinary gains of 234 million yen, including 153 million yen from gains on sales of investment securities and 77 million yen from reversal of reserve for financial instrument transaction liabilities. Extraordinary losses came to 424 million yen, including impairment losses on investment securities of 234 million yen and impairment loss on fixed assets of 130 million yen. The net result of these gains and losses was an extraordinary loss of 189 million yen.

(ii)	Capital Investment

As one concrete measure of implementation of the enhanced collaboration among the Mizuho Financial Group companies, five new Planet Booths, installed in the lobbies of MHBK branches to offer securities investment consulting services, were opened through the capital investment for this fiscal year. With respect to IT-related investment, MHIS developed its systems in response to (i) the integration of the JASDAQ and Hercules markets, and (ii) the new derivative exchange system that was introduced on the Osaka Stock Exchange, etc.

(iii)	Fund Raising

Fund raising was achieved mainly by issuing commercial paper.

(iv)	Business Transfer, Absorption-type Split or Incorporation-type Split

Not applicable.

(v)	Business Transfer to MHIS from Other Companies

Not applicable.

(vi)	Rights and Obligations with respect to the Businesses of Other Corporations, etc. as a Result of Absorption-type Split or Incorporation-type Split

Not applicable.

(vii)	Acquisition or Disposition of Shares of Stock, Other Equity or Stock Acquisition Rights, etc. of Other Companies

Not applicable.

(2) Changes in Financial Conditions and Results of Operations in the Most Recent Three Fiscal Years

(i)	Changes in Financial Conditions and Results of Operations (Consolidated Basis)

	Fiscal Year
Classification	The 112th Fiscal Year (For the fiscal year ended March 31, 2008)	The 113th Fiscal Year (For the fiscal year ended March 31, 2009)	The 114th Fiscal Year (For the fiscal year ended March 31, 2010)	The 115th Fiscal Year (Consolidated) (For the fiscal year ended March 31, 2011)
	million yen	million yen	million yen	million yen
Operating Revenues	64,064	37,703	51,672	54,122
(Commissions)	27,642	19,073	26,756	28,382
Ordinary Income	7,712	(12,591)	7,477	8,820
Net Income	5,264	(25,004)	6,654	9,316

	yen	yen	yen	yen
Net Income per Share	4.27	(20.30)	5.40	7.56

	million yen	million yen	million yen	million yen
Net Assets	112,168	82,654	90,915	100,214
Total Assets	1,054,349	828,412	960,195	1,041,327

(ii)	Changes in Financial Conditions and Results of Operations (Non-consolidated Basis)

	Fiscal Year
Classification	The 112th Fiscal Year (For the fiscal year ended March 31, 2008)	The 113th Fiscal Year (For the fiscal year ended March 31, 2009)	The 114th Fiscal Year (For the fiscal year ended March 31, 2010)	The 115th Fiscal Year (For the fiscal year ended March 31, 2011)
	million yen	million yen	million yen	million yen
Operating Revenues	64,035	37,679	51,651	54,104
(Commissions)	27,614	19,049	26,735	28,363
Ordinary Income	7,526	(12,609)	7,527	8,808
Net Income	5,162	(24,999)	6,703	9,308

	yen	yen	yen	yen
Net Income per Share	4.19	(20.30)	5.44	7.56

	million yen	million yen	million yen	million yen
Net Assets	111,927	82,418	90,728	100,019
Total Assets	1,054,039	828,181	960,000	1,041,109

(Note)	Net Income per Share was computed based on the average number of shares of common stock issued.

(3) Principal Parent Companies and Subsidiaries

(i)	Relationship with Parent Companies

The parent companies of MHIS are MHBK and its parent company, Mizuho Financial Group, Inc. (“MHFG”).

MHBK holds 804,155,000 shares of MHIS’s stock (percentage of voting rights is 65.54%).

MHIS has been entrusted with security trading, etc. from each of MHFG’s companies.

(ii)	Principal Subsidiaries

Company Name	Location	Capital (million yen)	Percentage of Voting Rights of MHIS (%)	Main Business
Mizuho Investors Business Services Co., Ltd.	Chiba Prefecture	100	100.00	Office work agency and temporary staffing

(iii)	Other

MHIS is involved in a business partnership with Mizuho Securities Co., Ltd., mainly in the business of underwriting and selling shares, etc.

(4) Management Issues to be Addressed

In the financial and capital markets, the world economy is expected to be recovered. Simultaneously, however, its prospects are extremely uncertain as, among other things, financial deficits are a matter of concern even in developed countries, and in Japan, the economy faces a possible decrease of production and consumption activities due to the impact of the Great Eastern Japan Earthquake. Amid such turbulent times, customers’ investment needs and investment methods continues to be increasingly diversified. Further strict approach for investor protection is demanded in response to, among other things, development of self-regulation with respect to selling and the solicitation of sales of financial instrument in addition to requirements under the Financial Instruments and Exchange Law amended in April 2011.

Under such environment, MHIS will pursue increasing shareholder value derived by reinforcing profitability constitution through establishing an efficient business structure that utilizes its position as a securities company with a bank branch network and strengthening a stable earnings base by developing capacities of information provision and by expanding product lines in response to market trends and customers’ needs. With regard to business operations and administration, MHIS is endeavoring to build an autonomous, self-governing organization by further strengthening effective compliance framework and introducing advanced internal control functions and risk management framework.

(5) Main Businesses (as of March 31, 2011)

(i)	Brokerage

MHIS conducts business of offering services for purchasing and selling securities and derivative transactions in Japanese and overseas markets (“Purchasing and Selling Securities, etc.”), commissioned by its customers.

(ii)	Trading on MHIS’s Own Accounts

MHIS conducts the business of Purchasing and Selling Securities, etc. on its own accounts.

(iii)	Underwriting and Secondary Offering of Securities

MHIS conducts the business of acquiring securities to be newly issued and securities that have already been issued for the purpose of solicitation of sales and acquiring those remaining securities that are not purchased.

(iv)	Subscription, Secondary Offering and Private Placement

MHIS conducts the business of solicitation of sales of securities to be newly issued and securities that have already been issued, and solicitation of sales of securities to be newly issued only to a small number of investors or professional investors.

(6) Principal Offices (as of March 31, 2011)

(i) Head office: 2-10-30 Nihonbashi Kakigara-cho, Chuo-ku, Tokyo

(ii) Branch offices: 55 offices

Region	Number of Offices	Name of Office
Hokkaido, Tohoku	4	Sapporo, Sendai, Fukushima, Morioka

Tokyo	11	Shinjuku, Ikebukuro, Ueno, Jiyugaoka, Shakujii, Shibuya, Omori, Seijo, Oshiage, Tachikawa, Mitaka

Kanto (other than Tokyo)	14	Mito, Utsunomiya, Yokohama, Chiba, Kawasaki, Odawara, Takasaki, Kiryu, Tokorozawa, Zushi, Shin-yurigaoka, Urawa, Kashiwa, Omiya

Chubu, Hokuriku	10	Niigata, Kofu, Nagoya, Toyohashi, Shimizu, Fuji, Hamamatsu, Gifu, Kanazawa, Toyama

Kinki	7	Namba, Kyoto, Kobe, Amagasaki, Himeji, Juso, Osaka

Chugoku, Shikoku	5	Okayama, Hiroshima, Takamatsu, Tokushima, Imabari

Kyushu	4	Fukuoka, Saga, Kumamoto, Kagoshima

(iii) Planet Booths: 155

Region	Number of Offices	Name of Office
Hokkaido, Tohoku	1	Planet Booth Sendai, Sendai Branch

Tokyo	77	Planet Booth Uchisaiwai-cho, Head Office Branch I, Planet Booth Tokyo Chuo, Head Office Branch I, Planet Booth Ginza Chuo, Head Office Branch I, Planet Booth Kudan, Head Office Branch I, Planet Booth Kanda, Head Office Branch I, Planet Booth Hongo, Head Office Branch I, Planet Booth Shimbashi, Head Office Branch I, Planet Booth Marunouchi, Head Office Branch I, Planet Booth Kyobashi, Head Office Branch I, Planet Booth Toranomon, Head Office Branch I, Planet Booth Ginza, H Head Office Branch I, Planet Booth Shinagawa, Head Office Branch II, Planet Booth Nishikasai, Head Office Branch II, Planet Booth Shiba, Head Office Branch II, Planet Booth Iidabashi, Head Office Branch II, Planet Booth Chitose-Funabashi, Shinjuku Branch, Planet Booth Chofu-Sengawa, Shinjuku Branch, Planet Booth Tanashi, Shinjuku Branch, Planet Booth Kitazawa, Shinjuku Branch, Planet Booth Shinjuku-Minamiguchi, Shinjuku Branch, Planet Booth Ogikubo, Shinjuku Branch, Planet Booth Nakano-Kitaguchi, Shinjuku Branch, Planet Booth Chofu, Shinjuku Branch, Planet Booth Takadanobaba, Shinjuku Branch, Planet Booth Saginomiya, Shinjuku Branch, Planet Booth Shinjuku Shintoshin, Shinjuku Branch, Planet Booth Shinjuku, Shinjuku Branch, Planet Booth Yotsuya, Shinjuku Branch, Planet Booth Karasuyama, Shinjuku Branch, Planet Booth Koenji-Kitaguchi, Shinjuku Branch, Planet Booth Kojimachi, Shinjuku Branch, Planet Booth Akabane, Ikebukuro Branch, Planet Booth Itabashi, Ikebukuro Branch, Planet Booth Narimasu, Ikebukuro Branch, Planet Booth Ikebukuro, Ikebukuro Branch, Planet Booth Nerima-Fujimidai, Ikebukuro Branch, Planet Booth Oji, Ikebukuro Branch, Planet Booth Shimura, Ikebukuro Branch, Planet Booth Edogawabashi, Ikebukuro Branch, Planet Booth Ueno, Ueno Branch, Planet Booth Ogu, Ueno Branch, Planet Booth Nihonbashi, Ueno Branch, Planet Booth Asakusabashi, Ueno Branch, Planet Booth Tamagawa, Shibuya Branch, Planet Booth Roppongi, Shibuya Branch, Planet Booth Shibuya Chuo, Shibuya Branch, Planet Booth Aoyama, Shibuya Branch, Planet Booth Setagaya, Shibuya Branch, Planet Booth Gotanda, Shibuya Branch, Planet Booth Akasaka, Shibuya Branch, Planet Booth Ebisu, Shibuya Branch, Planet Booth Osaki, Shibuya Branch, Planet Booth Nakameguro, Shibuya Branch, Planet Booth Gaien-mae, Shibuya Branch, Planet Booth Kamata, Omori Branch, Planet Booth Kugahara, Omori Branch, Planet Booth Kameido, Oshiage Branch, Planet Booth Adachi, Oshiage Branch, Planet Booth Senju, Oshiage Branch, Planet Booth Kameari, Oshiage Branch, Planet Booth Takasago, Oshiage Branch, Planet Booth Honjo, Oshiage Branch, Planet Booth Ebara, Jiyugaoka Branch, Planet Booth Tachikawa, Tachikawa Branch, Planet Booth Tama, Tachikawa Branch, Planet Booth Hino, Tachikawa Branch, Planet Booth Hachioji, Tachikawa Branch, Planet Booth Kiyose, Tokorozawa Branch, Planet Booth Hibarigaoka, Tokorozawa Branch, Planet Booth Machida, Shin-yurigaoka Branch, Planet Booth Tama Center, Shin-yurigaoka Branch, Planet Booth Kichijoji, Mitaka Branch, Planet Booth Mitaka, Mitaka Branch, Planet Booth Fuchu, Mitaka Branch, Planet Booth Kokubunji, Mitaka Branch, Planet Booth Hamadayama, Mitaka Branch, Planet Booth Musashisakai, Mitaka Branch

Region	Number of Offices	Name of Office
Kanto (other than Tokyo)	36	Planet Booth Kawagoe, Ikebukuro Branch, Planet Booth Azamino, Shibuya Branch, Planet Booth Saginuma, Shibuya Branch, Planet Booth Mukogaoka, Seijo Branch, Planet Booth Ichikawa, Oshiage Branch, Planet Booth Mito, Mito Branch, Planet Booth Utsunomiya, Utsunomiya Branch, Planet Booth Yokohama Ekimae, Yokohama Branch, Planet Booth Kamiooka, Yokohama Branch, Planet Booth Futamatagawa, Yokohama Branch, Planet Booth Ryokuentoshi, Yokohama Branch, Planet Booth Funabashi, Chiba Branch, Planet Booth Katsutadai, Chiba Branch, Planet Booth Tsudanuma, Chiba Branch, Planet Booth Kawasaki, Kawasaki Branch, Planet Booth Tsurumi Ekimae, Kawasaki Branch, Planet Booth Hiyoshi, Kawasaki Branch, Planet Booth Tsunashima, Kawasaki Branch, Planet Booth Odawara, Odawara Branch, Planet Booth Hiratsuka, Odawara Branch, Planet Booth Chigasaki, Odawara Branch, Planet Booth Maebashi, Takasaki Branch, Planet Booth Tokorozawa, Tokorozawa Branch, Planet Booth Shin-tokorozawa, Tokorozawa Branch, Planet Booth Fujisawa, Zushi Branch, Planet Booth Kamakura, Zushi Branch, Planet Booth Ofuna, Zushi Branch, Planet Booth Kinugasa, Zushi Branch, Planet Booth Aobadai, Shin-yurigaoka Branch, Planet Booth Hashimoto, Shin-yurigaoka Branch, Planet Booth Sagamiohno, Shin-yurigaoka Branch, Planet Booth Kasukabe, Urawa Branch, Planet Booth Minamiurawa, Urawa Branch, Planet Booth Matsudo, Kashiwa Branch, Planet Booth Omiya, Omiya Branch, Planet Booth Omiya Ekimae, Omiya Branch

Chubu, Hokuriku	11	Planet Booth Okazaki, Toyohashi Branch, Planet Booth Nagano, Takasaki Branch, Planet Booth Kofu, Kofu Branch, Planet Booth Nagoya Chuo, Nagoya Branch, Planet Booth Nagoya, Nagoya Branch, Planet Booth Ozone, Nagoya Branch, Planet Booth Shizuoka, Shimizu Branch, Planet Booth Hamamatsu, Hamamatsu Branch, Planet Booth Niigata, Niigata Branch, Planet Booth Fukui, Kanazawa Branch, Planet Booth Toyama, Toyama Branch

Region	Number of Offices	Name of Office
Kinki	22	Planet Booth Sakai, Namba Branch, Planet Booth Nara, Namba Branch, Planet Booth Osaka Higashi, Namba Branch, Planet Booth Higashi Osaka, Namba Branch, Planet Booth Abenobashi, Namba Branch, Planet Booth Kyoto Chuo, Kyoto Branch, Planet Booth Fushimi, Kyoto Branch, Planet Booth Otsu, Kyoto Branch, Planet Booth Demachi, Kyoto Branch, Planet Booth Kobe, Kobe Branch, Planet Booth Ashiya, Kobe Branch, Planet Booth Akashi, Kobe Branch, Planet Booth Himeji, Himeji Branch, Planet Booth Ibaraki, Juso Branch, Planet Booth Ikeda, Juso Branch, Planet Booth Takatsuki, Juso Branch, Planet Booth Senri Chuo, Juso Branch, Planet Booth Osaka, Osaka Branch, Planet Booth Moriguchi, Osaka Branch, Planet Booth Semba, Osaka Branch, Planet Booth Hirakata, Osaka Branch, Planet Booth Osaka Chuo, Osaka Branch

Chugoku, Shikoku	5	Planet Booth Okayama, Okayama Branch, Planet Booth Fukuyama, Okayama Branch, Planet Booth Matsue, Okayama Branch, Planet Booth Takamatsu, Takamatsu Branch, Planet Booth Matsuyama, Imabari Branch

Kyushu	3	Planet Booth Kita-Kyushu, Fukuoka Branch, Planet Booth Fukuoka, Fukuoka Branch, Planet Booth Kumamoto, Kumamoto Branch

*	Planet Booth is the name of the booths installed in lobbies of MHBK branches to offer securities investment consulting services.

(iv) Established, Abolished and Moved Branch Offices in this Consolidated Fiscal Year

Branch Offices	Location	Remarks
Planet Booth Sagamiohno, Shin-yurigaoka Branch	3-4-2 Sagamiohno, Minami-ku, Sagamihara, Kanagawa (in the 2nd floor lobby of Mizuho Bank, Sagamiohno Branch)	Address changed in April 2010

Planet Booth Hashimoto, Shin-yurigaoka Branch	3-29-8 Hashimoto, Midori-ku, Sagamihara, Kanagawa (in the 2nd floor lobby of Mizuho Bank, Hashimoto Branch)	Address changed in April 2010

Planet Booth Takadanobaba, Shinjuku Branch	3-3-6 Takadanobaba, Shinjuku-ku, Tokyo (in the 1st floor lobby of Mizuho Bank, Takadanobaba Branch)	Moved in April 2010

Planet Booth Edogawabashi, Ikebukuro Branch	1-21-10 Sekiguchi, Bunkyo-ku, Tokyo (in the 2nd floor lobby of Mizuho Bank, Edogawabashi Branch)	Established in June 2010

Planet Booth Asakusabashi, Ueno Branch	1-30-9 Asakusabashi, Taito-ku, Tokyo (in the 3rd floor lobby of Mizuho Bank, Asakusabashi Branch)	Established in June 2010

Planet Booth Kawagoe, Ikebukuro Branch	2-1-8 Shintomi-cho, Kawagoe, Saitama (in the 1st floor lobby of Mizuho Bank, Kawagoe Branch)	Established in June 2010

Planet Booth Ebara, Jiyugaoka Branch	4-4-7 Ebara, Shinagawa-ku, Tokyo (in the 2nd floor lobby of Mizuho Bank, Ebara Branch)	Established in September 2010

Nagoya Branch	4-6-17 Meieki, Nakamura-ku, Nagoya, Aichi	Moved in October 2010

Planet Booth Kojimachi, Shinjuku Branch	3-2 Kojimachi, Chiyoda-ku, Tokyo (in the 2nd floor lobby of Mizuho Bank, Kojimachi Branch)	Established in November 2010

Yokohama Branch	3-33 Honcho, Naka-ku, Yokohama, Kanagawa	Moved in January 2011

(Notes)	1.	The addresses of the moved branches indicated above are the addresses after moving.
	2.	Planet Booth Ginza, Head Office Branch I was moved to 4-2-11 Ginza, Chuo-ku, Tokyo (in the 11th floor lobby of MHBK, Ginza Branch).

(v) Subsidiary’s Principal Office:

Mizuho Investors Business Services Co., Ltd.

Address: La La Port Mitsui Building 2-1-1 Hamacho, Funabashi, Chiba

(7) Employees (As of March 31, 2011)

(i) Employees of the Corporate Group

Number of Employees	Increase or Decrease Compared with the Number of Employees at the End of the Previous Consolidated Fiscal Year
2,240	(75)

(ii) Employees of MHIS

Number of Employees	Increase or Decrease Compared with the Number of Employees at the End of the Previous Fiscal Year	Average Age	Average Years of Employment
2,202	(72)	37.1	11.9

(Note)	In addition to the above, MHIS has 17 Executive Officers, 102 investment and savings sales staff and part-time staff, and 11 commission sales staff.

(8) Major Borrowings (As of March 31, 2011)

Creditors	Type of Borrowings	Balance of Borrowings
Japan Securities Finance Co., Ltd.	Borrowings from securities finance companies	4,776 million yen

(9) Other Principal Matters Concerning Current Status of the Corporate Group

As MHIS announced on March 15, 2011, in the “Memorandum of Understanding (the “MOU” on Turning Mizuho Trust & Banking Co., Ltd., Mizuho Securities Co., Ltd. and Mizuho Investors Securities Co., Ltd. into Wholly-Owned Subsidiaries”, MHIS determined, at its meeting of the board of directors held on March 15, 2011, the basic policy for turning MHIS into a wholly-owned subsidiary of MHBK (the “Transaction”) and signed the MOU. MHIS will consider its integration with Mizuho Securities Co., Ltd. by merger or other method after the completion of the Transaction.

In addition, at the meeting of the board of directors held on April 28, 2011, MHIS resolved to conduct the share exchange agreement turning MHBK into MHIS’s wholly-owning parent company and MHIS into a wholly-owned subsidiary of MHBK by means of share exchange. MHIS will submit a proposal concerning the approval of the share exchange agreement to the 115th general meeting of shareholders of MHIS to be held on June 29, 2011.

2. Current State of MHIS

(1) Matters Regarding MHIS’s Shares (as of March 31, 2011)

(i) Total Number of Authorized Shares	1,600,000,000

(ii) Total Number of Shares Issued	1,232,357,808

(iii) Number of Shareholders	50,383

(iv) Major Shareholders (Top ten (10) shareholders)

Name of Shareholder	Number of Shares Held (thousand shares)	Percentage of Shares Held (%)
Mizuho Bank, Ltd.	804,155	65.33
Mizuho Trust & Banking Co., Ltd.	15,208	1.24
Japan Trustee Services Bank, Ltd. (Trustee account)	11,140	0.91
NIPPON TOCHI-TATEMONO Co., Ltd.	10,949	0.89
Hulic Co., Ltd.	9,591	0.78
The Master Trust Bank of Japan, Ltd. (Trustee account)	9,109	0.74
NISSIN TATEMONO CO., LTD.	7,492	0.61
ASAHI MUTUAL LIFE INSURANCE CO.	6,500	0.53
The Dai-ichi Mutual Life Insurance Company	6,021	0.49
NIPPON TELEGRAPH AND TELEPHONE CORPORATION	5,149	0.42

(Notes)	1.	The number of shares held by MHBK includes 150,000,000 shares of MHIS (ratio of shareholding: 12.9%) that MHBK contributed as trust assets with respect to the retirement benefits trust (name recorded in the register of shareholders is Trust & Custody Services Bank, Ltd. (Mizuho Bank, Ltd. Retirement Benefit Trust Account re-entrusted by Mizuho Trust & Banking Co., Ltd.)
	2.	The ratio of shareholding is calculated by excluding 1,502,733 shares of treasury stock.

(2) Stock Acquisition Rights (As of March 31, 2011)

MHIS does not issue any stock acquisition right.

(3) Matters Regarding Officers

(i) Directors and Corporate Auditors (As of March 31, 2011)

Title	Name	Assignment and State of Major Concurrent Office
Chairman	Ken Aoki

President & CEO (Representative Director)	Katsuyoshi Ejima

Senior Managing Director	Akira Hattori	In charge of Information Technology Strategy Division, Operations Planning Division Securities Division, General Affairs Division, Business Planning Division, Syndications Division, Call Center, Operations Center, Customer Satisfaction Affairs, Representative Director of Mizuho Investors Business Services Co., Ltd.

Senior Managing Director	Katsumi Nakada	Management of Investment Trust Division, in charge of Financial Products Sales Support Division, Fixed Income Division, Fixed Income Operation Division, Derivatives & Structured Products Division, Equity Division, Research Division

Senior Managing Director	Yuichi Shikano	In charge of Capital Markets Department

Senior Managing Director	Kenjiro Inada	Management of Business Promotion Department (excluding Divisions that are under his charge), Private Banking Division, Investment Programs & Operations Services Division, In charge of Business Promotion Department (Operation Branch Management Division, Group Cooperation & Coordination Division, Business Promotion in Branch), Equity Information Division, Investment Advisory Division

Corporate Auditor (full-time)	Mitsuo Maehara

Corporate Auditor	Mitsuhiro Makino

Corporate Auditor	Kazuhide Akashi

(Notes)	1.	Messrs. Mitsuhiro Makino and Kazuhide Akashi are outside auditors.
	2.	Messrs. Mitsuhiro Makino and Kazuhide Akashi have a considerable degree of experience and knowledge with respect to finance and accounting, as described below;
• Mr. Mitsuhiro Makino is qualified as a Certified Public Accountant. • Mr. Kazuhide Akashi is qualified as an attorney at law and a tax accountant.
	3.	Messrs. Mitsuhiro Makino and Kazuhide Akashi are “independent auditors” as required by the relevant regulations of Tokyo Stock Exchange, Inc., Osaka Securities Exchange Co., Ltd., and Nagoya Stock Exchange, Inc., as the case may be.
	4.	Directors and Corporate Auditors who resigned from their offices in this fiscal year are as follows:

Name	Assignment and State of Major Concurrent Office at the Time of Resignation	Date of Resignation
Makio Kosai	Senior Managing Director, management of Business Promotion Department, Equity Information Division, Research Division, Private Banking Division, Investment Programs & Operations Services Division	June 28, 2010

Yoshiharu Hasegawa	Deputy President (Representative Director)	December 31, 2010

Koji Fujii	Corporate Auditor (full-time) Corporate Auditor of Mizuho Investors Business Services Co., Ltd.	March 31, 2011

(ii) Compensation for Directors and Corporate Auditors

a. Total amount of compensation for the officers for the fiscal year

Classification	Number of Persons to whom Compensation is to be Paid	Aggregate Compensation
		million yen
Directors	8	215
Corporate Auditor	4	44
(Outside Corporate Auditors)	(2)	(11)

Total	12	259

(Notes)	1.	The above figures include two (2) Directors and a Corporate Auditor who resigned from their offices in this fiscal year.
	2.	It was resolved that the total yearly compensations for Directors shall not exceed 240 million yen (excluding employees salary) at the 110th ordinary general meeting of shareholders held on June 29, 2006.
	3.	It was resolved that the total yearly compensations for Corporate Auditors shall not exceed 96 million yen, at the 110th ordinary general meeting of shareholders held on June 29, 2006.
	4.	No provision is made for the directors bonuses during the term of this fiscal year.
	5.	The above total amount of compensation include allowance for reserve for directors bonuses and reserve for directors retirement benefits

b. Amount of retirement allowances to the retiring directors and the retiring corporate auditors paid in this fiscal year

The amount of retirement allowances to the retiring directors and the retiring corporate auditors that were paid to the Directors and Corporate Auditors who resigned from office pursuant to the resolution of the 114th ordinary general meeting of shareholders held on June 29, 2010, is as follows.

•

19 million yen to one (1) Director (such amount includes allowance for reserve for directors retirement benefits, which was included in the total amount of compensation for the officers in the Business Reports for the past fiscal years)

(iii) Matters Regarding Outside Officers

a. Concurrent Offices in Other Companies, etc. (the case where an Officer is a Managing Executive Officer in Other Companies) and Relationship between MHIS and such Other Company, etc.

•	Not applicable.

b. Major Activities in this Fiscal Year

Classification	Name	Major Activities
Outside Corporate Auditor	Mitsuhiro Makino	He attended 22 of the 22 Board of Directors Meetings and 16 of the 17 Board of Corporate Auditors Meetings held during the fiscal year. He contributed by voicing opinions mainly from a professional viewpoint as a Certified Public Accountant to ensure that the decision-making by the Board of Directors was in compliance with the law and that the Board of Directors Meetings were conducted appropriately. He also contributed by voicing his opinions, from time to time, mainly with respect to the accounting treatment of MHIS in general at the Board of Corporate Auditors Meetings.

	Kazuhide Akashi	He attended 19 of the 22 Board of Directors Meetings and 17 of the 17 Board of Corporate Auditors Meetings held during the fiscal year. He contributed by voicing opinions mainly from professional viewpoint as an attorney at law to ensure that the decision-making by the Board of Directors was in compliance with the law and that the Board of Directors Meetings were conducted appropriately. He also contributed by voicing his opinions, from time to time, mainly with respect to the compliance of MHIS at the Board of Corporate Auditors Meetings.

c. Summary of Liability Limitation Agreement

MHIS and each of the Outside Corporate Auditors have entered into an agreement that limits the liability provided for in Article 423, Paragraph 1 of the Company Law pursuant to the provision in Article 427, Paragraph 1 of the Company Law. The agreement limits the liability of Outside Corporate Auditors to the higher of either (i) 20 million yen or (ii) the amount prescribed in laws and regulations.

(4) Matters Regarding Independent Auditor

(i)	Name: Ernst & Young ShinNihon LLC

(ii)	Amount of Compensation

Amount of Payment
• Compensation to be paid to the Independent Auditor for this Fiscal Year	70 million yen

• Total amount of cash and other proprietary benefits to be paid to the Independent Auditor by MHIS and its subsidiaries.	77 million yen

(Note)	As the audit contract between MHIS and the Independent Auditor does not separate the compensation for the audit pursuant to the Company Law from the compensation for the audit pursuant to the Financial Instruments and Exchange Law, the above amount is the total of such compensation.

(iii)	Content of Non-audit Services

The content of non-audit services includes “Investigation Business with respect to the Compliance regarding Separate Management” and “Advisory Business in connection with International Financial Reporting Standards”.

(iv)	Policy for Determination of Dismissal or Non-reappointment of the Independent Auditor

Dismissal of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors if the Independent Auditor falls subject to any of the events set forth in the Items of Article 340, Paragraph 1 of the Company Law.

Non-reappointment of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors by comprehensively considering various factors, including the performance of duties and the quality of audits by the Independent Auditor.

(5) Structure to Ensure Appropriate Conduct of Operations

MHIS has resolved matters regarding its “Structure for Ensuring Appropriate Conduct of Operations” prescribed by the Company Law and the Enforcement Regulations of the Company Law of Japan, as summarized below.

(i)	Structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation

*	MHIS has set forth its structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation in compliance-related rules such as the “Basic Policy of Compliance” and “Compliance Manual.”

*	More specifically, MHIS has established complete compliance as a basic principle of management, has determined a compliance-management structure and created a “Compliance Manual,” has formulated compliance programs each fiscal year for the implementation of specific plans for complete compliance, and has periodically followed up on the status of the implementation of such plans. Furthermore, MHIS’s activities against anti-social elements are conducted as part of its compliance structure. MHIS’s commitment to confront anti-social elements viewed as an important policy of the Group when designing and implementing specific compliance programs among Group members.

*	The Board of Directors of MHIS resolved that the structure under the above “Basic Policy of Compliance,” etc., is MHIS’s structure for ensuring that the directors and employees execute their duties in compliance with laws, regulations, and the Articles of Incorporation.

(ii)	Structure for the safekeeping and management of information on the execution of duties by the directors

*	MHIS has established a structure for the safekeeping, management, etc., of information through its information-management-related rules, including MHIS’s “Information Security Policy.” The safekeeping and management of information in connection with the execution of duties by MHIS’s directors has also been carried out in accordance with these rules.

*	More specifically, MHIS has fixed the period for retention of information such as the minutes of the Board of Directors meetings and other various committee meetings and materials related thereto, as well as ringisho (or approval documents) and reports, and has carried out other necessary matters relating to the safekeeping and management thereof.

*	The Board of Directors of MHIS resolved that the structure under the above “Information Security Policy,” etc., is MHIS’s structure for the safekeeping and management of information on the execution of duties by the directors.

(iii)	Rules and other structure for managing risk of loss

*	MHIS has established a structure for managing its risk of loss through its risk-management-related rules, including its basic policy towards various risk management procedures, such as its “Basic Policy for Comprehensive Risk Management.”

*	More specifically, MHIS has defined various types of risk and has determined strategies to improve its business structure and develop human resources for risk management in order to evaluate risk qualitatively and quantitatively. Moreover, MHIS has implemented comprehensive risk management to control risk within limits acceptable to management.

*	In addition, MHIS shall review, in the future and whenever else required, reform of the structure for managing its risk of loss, taking into consideration the results of its measures with respect to the Great Eastern Japan Earthquake.

*	The Board of Directors of MHIS resolved that the structure under the above “Basic Policy for Comprehensive Risk Management,” etc., is MHIS’s structure for managing the risk of loss.

(iv)	Structure to ensure the efficient execution of director’s duties

*	MHIS has established a structure to ensure the efficient execution of directors’ duties through its rules, such as the “Bylaws Regarding the Board of Directors,” “Organization Regulations,” and “Authorization Regulations.”

*	More specifically, MHIS has determined the criteria for matters to be resolved or reported to the Board of Directors, assignment of each organization, decision-making authority in accordance with the importance of matters, etc. MHIS has also established various Committees. Thus, MHIS has ensured that the directors execute their duties efficiently on a company-wide basis.

*	The Board of Directors of MHIS resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is MHIS’s structure for ensuring the efficient execution of directors’ duties.

(v)	Structure to ensure the propriety of business operations within the corporate group consisting of MHIS, its parent company and its subsidiaries

*	MHIS has established a structure to ensure the propriety of business operations within the corporate group through the “Management Administration Regulations of Subsidiaries, etc.” prepared by MHBK, a parent company of MHIS, and the “Management Administration Regulations of Subsidiaries, etc.” established by MHIS, etc., in conformity with the “Standards for Operation and Management of Subsidiaries, etc.” set forth by MHFG, also a parent company of MHIS.

*	More specifically, MHIS is administered by MHBK in accordance with the “Management Administration Regulations of Subsidiaries, etc.” prepared by MHBK in conformity with the “Standards for Operation and Management of Subsidiaries, etc.” established by MHFG. MHIS administers its subsidiaries and affiliates in accordance with the “Management Administration Regulations of Subsidiaries, etc.” established by MHIS.

*	The Board of Directors of MHIS resolved that the structure under the above “Management Administration Regulations of Subsidiaries, etc.,” etc., is MHIS’s structure for ensuring propriety of business operations in the corporate group consisting of MHIS and its parent company and subsidiaries.

(vi)	Matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require

*	The “Organization Regulations,” etc. of MHIS specify matters concerning employees posted as assistants to the corporate auditors to assist the latter in performing their duties.

*	More specifically, MHIS has designated the Corporate Auditors Office as the office in charge of matters concerning assistance in the performance of the corporate auditors’ duties and matters concerning the secretariat for the Board of Corporate Auditors. The Head of the Corporate Auditors Office manages this office’s business under the instructions of the corporate auditors.

*	The Board of Directors of MHIS resolved that the matters specified in the above “Organization Regulations,” etc. are matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require.

(vii)	Matters concerning measures for ensuring that employees who assist the corporate auditors remain independent from the directors

*	The “Bylaws Regarding the Corporate Auditors Office and Employees Who Assist the Corporate Auditors” specify matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

*	More specifically, any personnel and/or change in organization that relates to employees who assist the corporate auditors in performing the latter’s duties shall be subject to prior consultation with the Board of Corporate Auditors.

*	The Board of Directors of MHIS resolved that matters specified in the above “Bylaws Regarding the Corporate Auditors Office and Employees Who Assist the Corporate Auditors” are matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

(viii)	Structure under which the directors and employees report to the corporate auditors, and structure concerning reports to the corporate auditors

*	MHIS has established a structure under which the directors and employees report to the corporate auditors in the “Bylaws Regarding the Board of Directors,” etc.

*	More specifically, MHIS has regulations governing attendance by the corporate auditors in the Board of Directors Meetings, etc. MHIS also maintains procedures for circulating the ringisho (or approval documents) among the corporate auditors, for reporting the results of internal audits and so on.

*	The Board of Directors of MHIS resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is a structure under which the directors and employees report to the corporate auditors and a structure concerning reports to the corporate auditors.

(ix)	Other structure to ensure the effectiveness of audits by the corporate auditors

*	MHIS has established a structure for ensuring the effectiveness of audits by the corporate auditors in the “Basic Policy for Internal Audit,” etc.

*	More specifically, the internal audit division, corporate auditors and independent auditors exchange opinions and information on a regular basis and whenever else required as a means of strengthening cooperation in efforts to enhance effectiveness and efficiency of the overall audit function. ix

*	The Board of Directors of MHIS resolved that the structure under the above “Basic Policy for Internal Audit,” etc., is another structure for ensuring the effectiveness of the audits by the corporate auditors.

(Note)	Fractions with respect to the figures or the number of shares described in this Business Report are rounded down.

CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Current assets	¥1,015,006
Cash and due from banks	26,252
Cash in trust	18,204
Cash segregated as deposits for customers and others	18,000
Other	204
Trading assets	418,410
Trading securities and others	417,600
Derivatives	810
Receivables-unsettled trade	94,834
Receivables related to margin transactions	24,066
Loans receivable under margin transactions	20,917
Collateral for borrowed securities under margin transactions	3,149
Collateralized short-term financing agreements–receivable	425,208
Deposits paid for securities borrowed	421,009
Securities purchased under agreements to resell	4,198
Advances paid	385
Short-term guarantee deposits	4,277
Accrued income	1,217
Deferred tax assets	871
Other current assets	1,645
Less: Allowance for doubtful accounts	(369)

Fixed assets	26,320
Tangible fixed assets	7,517
Buildings	2,222
Furniture and fixtures	3,362
Land	1,930
Leased assets	2
Intangible fixed assets	4,023
Software	2,624
Other	1,399

Investments and other assets	14,778
Investment securities	9,735
Long-term guarantee deposits	4,009
Other investments	2,746
Less: Allowance for doubtful accounts	(1,713)

Total assets	¥1,041,327

Millions of yen
As of March 31, 2011
Liabilities
Current liabilities	¥936,585
Trading liabilities	369,897
Trading securities and others	369,258
Derivatives	638
Payables related to margin transactions	10,072
Loans payable under margin transactions	4,940
Collateral for loaned securities under margin transactions	5,132
Collateralized short-term financing agreements–payable	519,739
Deposits received for securities loaned	499,135
Securities sold under agreements to repurchase	20,604
Deposits received	11,704
Guarantee deposits received	4,034
Commercial paper	16,500
Lease obligations	4
Income taxes payable	265
Reserve for employees bonuses	922
Reserve for directors bonuses	27
Allowance for bonus points redemption	176
Other current liabilities	3,239
Non-current liabilities	4,340
Lease obligations	3
Deferred tax liabilities	189
Reserve for employees retirement benefits	3,544
Reserve for directors retirement benefits	483
Other non-current liabilities	119
Statutory reserves	187
Reserve for financial instruments transaction liabilities	187

Total liabilities	941,113

Net assets
Shareholders’ equity	98,825
Common stock	80,288
Retained earnings	18,798
Treasury stock	(260)

Accumulated other comprehensive income	1,388
Net unrealized gains on other securities, net of taxes	1,388

Total net assets	100,214

Total liabilities and net assets	¥1,041,327

CONSOLIDATED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Operating revenues	¥54,122
Commissions	28,382
Net gain on trading	23,209
Interest and dividend income	2,531
Interest expenses	1,183

Net operating revenues	52,939

Selling, general and administrative expenses	44,602
Transaction-related expenses	5,656
Personnel expenses	21,022
Real estate expenses	5,985
Administrative expenses	4,961
Depreciation and amortization	3,185
Taxes and dues	496
Provision of allowance for doubtful accounts	369
Other	2,925

Operating income	8,336

Non-operating income	635
Non-operating expenses	151

Ordinary income	8,820

Extraordinary gains	234
Gain on sales of investment securities	153
Reversal of reserve for financial instrument transaction liabilities	77
Reversal of allowance for doubtful accounts	3
Extraordinary losses	424
Impairment loss on fixed assets	130
Impairment loss on investment securities	234
Cumulative effect of adoption of accounting standard for asset retirement obligations	59

Income before income taxes and minority interests	8,630

Income taxes – current	95
Income taxes – deferred	(781)

Income before minority interests	9,316

Net income	¥9,316

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

	Millions of yen
	Shareholders’ equity				Accumulated other comprehensive income	Total net assets
	Common stock	Retained earnings	Treasury stock	Total shareholders’ equity	Net unrealized gains on other securities, net of taxes
Balance as of March 31, 2010	80,288	9,481	(251)	89,518	1,397	90,915
Change during the period
Net income		9,316		9,316		9,316
Repurchase of treasury stock			(9)	(9)		(9)
Net changes in items other than shareholders’ equity					(9)	(9)
Total changes during the period	—	9,316	(9)	9,307	(9)	9,298
Balance as of March 31, 2011	80,288	18,798	(260)	98,825	1,388	100,214

[NOTES TO CONSOLIDATED FINANCIAL STATEMENTS]

The consolidated financial statements of Mizuho Investors Securities Co., Ltd. (the “Company”) were prepared pursuant to “the Ordinance on Accounting of Companies” (Ordinance of the Ministry of Justice No.13 of February 7, 2006) and, in accordance with the “Cabinet Office Ordinance on Financial Instruments Services, etc.” (Cabinet Office Ordinance No. 52 of 2007) and the “Regulations Concerning the Unification of Accounting for Securities-Related Business” (Self-regulatory Regulations of Japan Securities Dealers Association, November 14, 1974).

Amounts less than one million yen were rounded down.

I.	BASIS FOR PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND PRINCIPLES OF CONSOLIDATION

1.	Scope of consolidation

All subsidiaries are consolidated.

State of consolidated subsidiary

Number of consolidated subsidiary: 1

Name of consolidated subsidiary: Mizuho Investors Business Service Co., Ltd.

2.	Matters related to application of the equity method

Not applicable

3.	Matters related to the accounting standards

(1)	Valuation standards and methods for securities classed as trading assets and liabilities (securities held for trading purpose)

Trading securities held for trading purposes and derivatives that are included in trading assets are recorded at fair value.

The objective of trading in these trading assets is to realize capital gains on market price movements or arbitrage gains on inter-market price differentials, or to hedge against possible losses on these transactions. The scope of such trading includes purchasing and selling securities and derivative transactions in Japan and overseas markets, on the Company’s own accounts.

(2)	Valuation standards and methods for securities not classed as trading assets and liabilities

Other securities

1)	Other securities which have readily determinable fair values

Those are recorded at fair value on the consolidated balance sheet. Valuation differences from acquisition costs are recognized directly into net assets in full.

The cost of sales is determined using the moving average method.

2)	Other securities whose fair values are extremely difficult to determine

Those are recorded at cost using the moving average method.

Moreover, investments in investment limited partnerships or other similar partnerships, which are regarded as securities under the provisions set forth in Article 2, Paragraph 2, of the Financial Instruments and Exchange Act are recorded at the net amount of the percentage interest held based on the latest financial statements available for the reporting date stipulated by the relevant partnership contract.

(3)	Depreciation/amortization methods of significant depreciable/amortizable assets

1)	Tangible fixed assets

Buildings (except leasehold improvements)

a.	Buildings acquired on or before March 31, 1998

Old declining balance method stipulated in the Corporation Tax Act

(useful life is determined in accord with the provisions of the Corporation Tax Act)

b.	Buildings acquired between April 1, 1998 and March 31, 2007

Old straight-line method stipulated in the Corporation Tax Act

(useful life is determined in accord with the provisions of the Corporation Tax Act)

c.	Buildings acquired on or after April 1, 2007

Straight-line method stipulated in the Corporation Tax Act

(useful life is determined in accord with the provisions of the Corporation Tax Act)

Leased assets

Leased assets under finance leases for which ownership of leased assets does not transfer to the lessees

The declining-balance method is used assuming a residual value at the end of the lease term of nil.

(useful life equals the lease period)

Other than buildings and lease assets

a.	Tangible fixed assets other than buildings and leased assets acquired on or before March 31, 2007

Old declining balance method stipulated in the Corporation Tax Act

(useful life is determined in accord with the provisions of the Corporation Tax Act)

b.	Tangible fixed assets other than buildings and leased assets acquired on or after April 1, 2007

Declining balance method stipulated in the Corporation Tax Act

(useful life is determined in accord with the provisions of the Corporation Tax Act)

Small amount depreciable assets with acquisition costs of ¥100,000 or more and less than ¥200,000 are depreciated on a straight-line basis over a period of three years.

2)	Intangible fixed assets

Straight-line method (useful life is determined in accord with the provisions of the Corporation Tax Act), provided that software obtained for internal use is amortized by the straight-line method over the period of potential internal use (5 years).

3)	Investments and other assets

Straight-line method (depreciation period is determined in accord with the provisions of the Corporation Tax Act)

(4)	Accounting policies for significant allowances and reserves

1)	Allowance for doubtful accounts

To cover possible losses from bad debts, the Company provides an allowance for doubtful accounts based on an estimate of the amount uncollectible.

a.	General loans/receivables

Amount uncollectible is estimated based on historical default rates.

b.	Loans/receivables classified as claims to obligors at high risk of bankruptcy, claims to obligors in bankruptcy or rehabilitation, and similar claims

Amount unrecoverable is estimated based on the analysis of debtors’ financial positions.

2)	Reserve for employees bonuses

To prepare for the payment of bonuses to employees, the Company calculates the estimated value of future payments and charges an appropriate portion of this obligation to the period.

3)	Reserve for directors bonuses

To prepare for the payment of bonuses to directors, the Company calculates the estimated value of future payments and charges an appropriate portion of this obligation to the period.

4)	Allowance for bonus points redemption

To prepare for the cost burden or liabilities for the use of the Mizuho Investors Point Club program in the future, the expected required amount is calculated for this period based on the usage rate.

While such an estimate is to be made based upon actual past redemption experience, no such record to calculate a reasonable usage rate is available for the fiscal year under review as the Mizuho Investors Point Club program was launched in November 2007. Accordingly, for this fiscal year, provision is made on the assumption that the entire points issued and outstanding are to be fully redeemed in the future.

5)	Reserve for employees retirement benefits

To prepare for the payment of employee retirement benefits, the amount considered to have arisen within the period is charged to the period on the basis of the estimated value of the projected benefit obligations and plan assets at the end of the current fiscal year.

Past service liability is fully recognized as an expense in the year the liability is incurred.

Actuarial gains and losses are amortized on a straight-line basis starting from the year immediately following the year when they were incurred over a certain number of years (10 years), which is not to exceed the expected average remaining service life of the plan participants as incurred.

6)	Reserve for directors retirement benefits

To prepare for the payment of retirement benefits for directors, the necessary amounts required for the payments at the end of the current fiscal year in accordance with the Company rules.

7)	Reserve for financial instruments transaction liabilities

In accord with Article 46-5 of the Financial Instruments and Exchange Act, reserve for financial instrument transaction liabilities is recorded in the amount calculated based on Article 175 of the Cabinet Office Ordinance on Financial Instruments Business, etc., to prepare against losses incurred by an accident in relation to trading or other transactions in securities or derivative transactions, etc.

(5)	Accounting for consumption taxes

Transactions subject to consumption taxes and local consumption taxes are recorded exclusive of consumption taxes.

4.	Changes in significant accounting policy for the preparation of consolidated financial statements

Adoption of Accounting Standard for Asset Retirement Obligations, etc.

The Company has adopted the “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No.18, March 31, 2008) and the “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No.21, March 31, 2008) in this fiscal year.

As a result of this change, “Operating income” and “Ordinary income” each decreased by ¥24 million, and “Net income before income taxes and minority interests” decreased by ¥57 million.

II. NOTES TO CONSOLIDATED BALANCE SHEET

1.	Assets pledged as collateral and collateralized obligations

(1)	Assets pledged as collateral

Investment securities	¥900 million

Share certificates received as collateral for loans for margin transactions amounting to ¥3,430 million were pledged as collateral for loans payable under margin transactions (¥4,940 million). Trading assets amounting to ¥1,499 million, investment securities amounting to ¥4,530 million were pledged as collateral as substitute for margin payments for futures transactions, etc.. Trading assets amounting to ¥99 million were pledged as collateral for repo transactions to the Bank of Japan. In addition trading assets amounting to ¥4,198 million were loaned to related parties.

(2)	Collateralized obligations

Loans payable under margin transactions	¥4,940 million

2.	Fair values of securities pledged as collateral

Securities loaned under lending agreement that allows borrower to resell securities	¥502,409 million

Securities sold under agreements to repurchase	¥20,604 million

Other securities pledged as collateral	¥10,460 million

Total	¥533,474 million

3.	Fair values of securities received as collateral

Securities borrowed under lending agreement that allows borrower to resell	¥489,802 million

Securities with rights to disposal among other securities received as collateral	¥21,027 million

Total	¥510,830 million

4. Accumulated depreciation deducted from tangible fixed assets	¥9,247 million

5. Unused portion of borrowings under overdraft agreement	¥64,000 million

6.	Adoption of Accounting Standard for Presentation of Comprehensive Income

The Company has adopted the “Accounting Standard for Presentation of Comprehensive Income” (ASBJ Statement No. 25) in this fiscal year.

III. NOTES TO CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

1.	Total number of shares issued and outstanding

Class of shares	Number of shares as of March 31, 2010	Increase (shares)	Decrease (shares)	Number of shares as of March 31, 2011
Common shares	1,232,357,808	—	—	1,232,357,808
2. Number of shares of treasury stock
Class of shares	Number of shares as of March 31, 2010	Increase (shares)	Decrease (shares)	Number of shares as of March 31, 2011
Common shares	1,394,897	107,836	—	1,502,733

(Note)	The increase in the number of common shares represents purchase of shares less than one unit.

3.	Dividends

(1)	Dividends paid

Not applicable.

(2)	Among the dividends for which the record date falls within the fiscal year under review, the portion of the dividend for which the effective date falls in the next fiscal year

The following will be proposed at the 115th annual shareholders’ meeting to be held at June 29, 2011.

1) Class of shares	Common shares
2) Sources for dividends	Retained earnings
3) Total amount of dividends	¥1,846 million
4) Dividend per share	¥1.50
5) Record date	March 31, 2011
6) Effective date	June 30, 2011

4.	Adoption of Accounting Standard for Presentation of Comprehensive Income

The Company has adopted the “Accounting Standard for Presentation of Comprehensive Income” (ASBJ Statement No. 25) in this fiscal year.

IV. NOTES TO FINANCIAL INSTRUMENTS

1.	Matters relating to the conditions of financial instruments

The Company provides, as its main business, the trading of securities; intermediary, brokerage or agency services for entrustment of securities purchases and sales; underwriting and secondary distribution of securities; and public offering and secondary distribution of securities. It also provides transactions under repurchase or resell agreements. As such, we perform a wide range of services for customers in the realms of both raising funds and investment. To perform these services, we raise necessary funds through the issuance of commercial papers, in particular, as appropriate.

For “Cash and due from banks,” we mitigate risks arising from the failures of counterparty financial institutions by mainly using deposits exclusively for settlement, a category of deposits protected in full under the Deposit Insurance System. When making other deposits, the Company uses only financial institutions with high credit ratings.

For “Cash segregated as deposits for customers and others,” the trust assets are secured under the Trust Act even if trust banks fail in business.

With regard to market risk and credit risk related to trading securities and derivatives contracts, the special risk management department performs centralized risk management for respective risks and controls the risks of all outstanding positions on a macro basis. “Receivables-unsettled trade” represent the balance after netting the receivables and payables of the accounts corresponding to the trading value equivalents of trading securities accounted for between the contract date and delivery date.

The Company controls counterparty credit risk related to “Loans receivable under margin transactions” and “Deposits paid for securities borrowed” in accordance with various trading regulations and rules.

Investment securities mainly consist of stocks, and we periodically monitor their fair values and the financial positions of issuers.

The Company controls fund liquidity risk related to “Deposits received for securities loaned,” “Securities sold under agreements to repurchase,” “Deposits received” and “Commercial paper” through fund management by preparing and updating cash flow plans in a timely manner. It also controls such risk by diversifying channels for raising funds, concluding overdraft agreements with multiple financial institutions, and raising funds in consideration of market environments.

2.	Matters relating to fair value of financial instruments and others

The following shows the consolidated balance sheet amounts, fair values and differences thereof as of March 31, 2011.

	Millions of yen
	Consolidated balance sheet amount (*1)	Fair Value (*1)	Difference
(1) Cash and due from banks	26,252	26,252	—
(2) Cash segregated as deposits for customers and others	18,000	18,000	—
(3) Trading securities and others	417,600	417,600	—
(4) Receivables-unsettled trade	94,834	94,834	—
(5) Loans receivable under margin transactions	20,917	20,917	—
(6) Deposits paid for securities borrowed	421,009	421,009	—
(7) Investment securities Other securities	8,388	8,388	—
(8) Trading securities and others	(369,258)	(369,258)	—
(9) Deposits received for securities loaned	(499,135)	(499,135)	—
(10) Securities sold under agreements to repurchase	(20,604)	(20,604)	—
(11) Deposits received	(11,704)	(11,704)	—
(12) Commercial paper	(16,500)	(16,500)
(13) Derivatives	171	171

(*1)	The figures in (parenthesis) refer to items in Liabilities on the Consolidated Balance Sheet.
(*2)	Claims and debts arising from derivative trading are presented in net terms, and the figures in (parenthesis) refer to the amount of items in net obligation in total.

(Note)

1.	Matters relating to the measurement of fair values of financial instruments and securities and derivative trading

(1) Cash and due from banks and (2) Cash segregated as deposits for customers and others

Since these items are settled on a short-term basis and their fair values approximate book values, the Company deems the book values to be fair values.

(3) Trading securities and others and (8) Trading securities and others

For the prices of stocks, the Company mainly relies on the closing price on the financial instruments exchange (including the final quoted prices). For the prices of bonds, the Company mainly relies on OTC Trading Reference Statistical Data for public and corporate bonds, the prices determined on the basis of Japanese Government Bond Yield Curve or prices referenced to quoted prices among market makers. For investment trusts and others, the Company mainly relies on closing prices on the financial instruments exchange (including the final quoted prices), the base price (or cancellation price) announced by the securities and investment trusts association or the most recent agreed-upon prices.

(4) Receivables-unsettled trade, (5) Loans receivable under margin transactions, and (6) Deposits paid for securities borrowed

Since these items are settled on a short-term basis and their fair values approximate book values, the Company deems the book values to be fair values.

(7) Investment securities

For the fair value of stocks of investment securities, the Company relies on prices on the financial instruments exchange.

(9) Deposits received for securities loaned, (10) Securities sold under agreements to repurchase, (11) Deposits received, and (12) Commercial paper

Since these items are settled on a short-term basis and their fair values approximate book values, the Company deems the book values to be fair values.

(13) Derivatives

The Company relies on prices on financial instruments exchange, discounted present values or prices determined using the option pricing model.

2.	Unlisted stocks and others (consolidated balance sheet amount of ¥1,347 million) have no market prices and future cash flows cannot be estimated. As such they are extremely difficult to determine fair values and are not included in Other securities in (7) Investment securities.

V. NOTES TO PER-SHARE INFORMATION

Net assets per share	¥81.41
Net income per share	¥7.56

VI. NOTES TO SIGNIFICANT SUBSEQUENT EVENTS

Mizuho Financial Group, Inc. (“MHFG”), Mizuho Bank, Ltd. (“MHBK”), and the Company have determined, at their respective meetings of the board of directors held on April 28, 2011, to turn the Company into a wholly-owned subsidiary of MHBK through a share exchange and signed a share exchange agreement.

Before the effective date of the share exchange, the common shares of the Company will be delisted from the Tokyo Stock Exchange, the Osaka Securities Exchange, and the Nagoya Stock Exchange on August 29, 2011 (with the final trading day scheduled to be August 26, 2011).

1.	Name of company subject to share exchange, nature of business, effective date, legal framework and main purpose of the share exchange

(1) Company to be made wholly owned subsidiary via share exchange:	Mizuho Investors Securities Co., Ltd

(2) Business:	Financial Instruments Business

(3) Effective date of share exchange:	September 1, 2011 (planned)

(4) Legal framework of share exchange:	In accordance with Article 767 of Japan’s Companies Act, the share exchange will be conducted between MHBK, which will become the wholly-owning parent, and the Company, which will become a wholly-owned subsidiary of MHBK.

(5) Main purpose of share exchange:	MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy”. The transaction turning the Company into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforces and branch networks, and accelerating the implementation of the Transformation Program. Specifically, the transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

2.	Share exchange ratio, calculation method, number of shares expected to be delivered

(1)	Share exchange ratio

Company name	Mizuho Financial Group (parent of MHBK as a wholly owned subsidiary, which is the parent turning the Company into a wholly owned subsidiary via share exchange)	Mizuho Investors Securities (company to be made wholly owned subsidiary via share exchange)
Allotment in share exchange	1	0.56

(2)	Calculation method

MHFG, MHBK, and the Company have determined on the above share exchange ratio at their respective meetings of the board of directors held on April 28, 2011. The ratio takes into consideration the results of analyses of the share exchange ratio presented by Merrill Lynch Japan Securities Co., Ltd., and JP Morgan Securities Japan Co., Ltd., and is the result of negotiations and consultations among the parties that considered the financial conditions, earnings trends, and share price trends of MHFG and the Company. Due consideration was also given to the interests of shareholders of MHFG and the Company.

(3)	Number of shares to be transferred

Common shares of MHFG: 322,951,927 shares (planned)

NON-CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Current assets	¥1,014,750
Cash and due from banks	26,009
Cash in trust	18,204
Cash segregated as deposits for customers and others	18,000
Other	204
Trading assets	418,410
Trading securities and others	417,600
Derivatives	810
Receivables-unsettled trade	94,834
Receivables related to margin transactions	24,066
Loans receivable under margin transactions	20,917
Collateral for borrowed securities under margin transactions	3,149
Collateralized short-term financing agreements–receivable	425,208
Deposits paid for securities borrowed	421,009
Securities purchased under agreements to resell	4,198
Advances paid	385
Short-term guarantee deposits	4,277
Accrued income	1,217
Deferred tax assets	864
Other current assets	1,639
Less: Allowance for doubtful accounts	(369)
Fixed assets	26,359
Tangible fixed assets	7,491
Buildings	2,208
Furniture and fixtures	3,350
Land	1,930
Leased assets	2
Intangible fixed assets	4,021
Software	2,621
Other	1,399

Investments and other assets	14,846
Investment securities	9,735
Shares of subsidiaries and affiliates	100
Long-term guarantee deposits	3,980
Other investments	2,743
Less: Allowance for doubtful accounts	(1,713)

Total assets	¥1,041,109

Millions of yen
As of March 31, 2011
Liabilities
Current liabilities	¥936,583
Trading liabilities	369,897
Trading securities and others	369,258
Derivatives	638
Payables related to margin transactions	10,072
Loans payable under margin transactions	4,940
Collateral for loaned securities under margin transactions	5,132
Collateralized short-term financing agreements – payable	519,739
Deposits received for securities loaned	499,135
Securities sold under agreements to repurchase	20,604
Deposits received	11,703
Guarantee deposits received	4,034
Commercial paper	16,500
Lease obligations	4
Income taxes payable	265
Reserve for employees bonuses	908
Reserve for directors bonuses	24
Allowance for bonus points redemption	176
Other current liabilities	3,255

Non-current liabilities	4,319
Lease obligations	3
Deferred tax liabilities	189
Reserve for employees retirement benefits	3,544
Reserve for directors retirement benefits	463
Other non-current liabilities	119

Statutory reserves	187
Reserve for financial instruments transaction liabilities	187

Total liabilities	941,090

Net assets
Shareholders’ equity	98,631
Common stock	80,288
Retained earnings	18,603
Legal reserve	931
Other retained earnings	17,672
Retained earnings brought forward	17,672
Treasury stock	(260)

Valuation and translation adjustments	1,388
Net unrealized gains on other securities, net of taxes	1,388

Total net assets	100,019

Total liabilities and net assets	¥1,041,109

NON-CONSOLIDATED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Operating revenues	¥54,104
Commissions	28,363
Net gain on trading	23,209
Interest and dividend income	2,531
Interest expenses	1,183

Net operating revenues	52,920

Selling, general and administrative expenses	44,595
Transaction-related expenses	5,620
Personnel expenses	20,443
Real estate expenses	5,871
Administrative expenses	5,704
Depreciation and amortization	3,176
Taxes and dues	494
Provision of allowance for doubtful accounts	369
Other	2,915

Operating income	8,324

Non-operating income	635
Non-operating expenses	151

Ordinary income	8,808

Extraordinary gains	234
Gain on sales of investment securities	153
Reversal of reserve for financial instruments transaction liabilities	77
Reversal of allowance for doubtful accounts	3
Extraordinary losses	419
Impairment loss on fixed assets	130
Impairment loss on investment securities	234
Cumulative effect of adoption of accounting standard for asset retirement obligations	54

Income before income taxes	8,623

Income taxes – current	95
Income taxes – deferred	(781)

Net income	¥9,308

NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

	Millions of yen
	Shareholders’ equity
		Retained earnings
	Common stock	Legal reserve	Other Retained earnings	Total retained earnings	Treasury stock	Total net assets
			Retained earnings brought forward
Balance as of March 31, 2010	80,288	931	8,363	9,294	(251)	89,331
Changes during the period
Net income			9,308	9,308		9,308
Repurchase of treasury stock					(9)	(9)
Net changes in items other than shareholders’ equity
Total changes during the period	—	—	9,308	9,308	(9)	9,299

Balance as of March 31, 2011	80,288	931	17,672	18,603	(260)	98,631

	Valuation and translation adjustments	Total net assets
	Net unrealized gains on other securities, net of taxes
Balance as of March 31, 2010	1,397	90,728
Changes during the period
Net income		9,308
Repurchase of treasury stock		(9)
Net changes in items other than shareholders’ equity	(9)	(9)
Total changes during the period	(9)	9,290

Balance as of March 31, 2011	1,388	100,019

[NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS]

The non-consolidated financial statements of Mizuho Investors Securities Co., Ltd. (the “Company”) were prepared pursuant to “the Ordinance on Accounting of Companies” (Ordinance of the Ministry of Justice No.13 of February 7, 2006) and, in accordance with the “Cabinet Office Ordinance on Financial Instruments Services, etc.” (Cabinet Office Ordinance No. 52 of 2007) and the “Regulations Concerning the Unification of Accounting for Securities-Related Business” (Self-regulatory Regulations of Japan Securities Dealers Association, November 14, 1974).

Amounts less than one million yen are rounded down.

I.	NOTES TO MATTERS RELATING TO SIGNIFICANT ACCOUNTING POLICIES

1.	Valuation standards and methods for securities classed as trading assets and liabilities (securities held for trading purpose)

Trading securities held for trading purposes and derivatives that are included in trading assets are recorded at fair value.

The objective of trading in these trading assets is to realize capital gains on market price movements or arbitrage gains on inter-market price differentials, or to hedge against possible losses on these transactions. The scope of such trading includes purchasing and selling securities on the Company’s own accounts and derivative transactions in Japan and overseas markets, on the Company’s own accounts.

2.	Valuation standards and methods for securities not classed as trading assets and liabilities

(1)	Stocks of subsidiaries and affiliates

Those are recorded at cost using the moving average method.

(2)	Other securities

1)	Other securities which have readily determinable fair values

Those are recorded at fair value on the non-consolidated balance sheets. Valuation differences from acquisition costs are recognized directly into net assets in full.

The cost of sales is determined using the moving average method.

2)	Other securities whose fair values are extremely difficult to determine

Those are recorded at cost using the moving average method.

Moreover, investments in investment limited partnerships or other similar partnerships which are regarded as securities under the provisions set forth in Article 2, Paragraph 2, of the Financial Instruments and Exchange Act are recorded at the net amount of the percentage interest held based on the latest financial statements available for the reporting date stipulated by the relevant partnership contract.

3.	Depreciation/amortization methods of fixed assets

(1)	Tangible fixed assets

Buildings (except leasehold improvements)

1)	Buildings acquired on or before March 31, 1998

Old declining balance method stipulated in the Corporation Tax Act (useful life is determined in accord with the provisions of the Corporation Tax Act)

2)	Buildings acquired between April 1, 1998 and March 31, 2007

Old straight-line method stipulated in the Corporation Tax Act (useful life is determined in accord with the provisions of the Corporation Tax Act)

3)	Buildings acquired on or after April 1, 2007

Straight-line method stipulated in the Corporation Tax Act

(useful life is determined in accord with the provisions of the Corporation Tax Act)

Leased assets

Leased assets under finance leases for which ownership of leased assets does not transfer to the lessees

The declining-balance method is used assuming a residual value at the end of the lease term of nil.

(useful life equals the lease period)

Other than buildings and lease assets

a.	Tangible fixed assets other than buildings and leased assets acquired on or before March 31, 2007

Old declining balance method stipulated in the Corporation Tax Act
(useful life is determined in accord with the provisions of the Corporation Tax Act)

b.	Tangible fixed assets other than buildings and leased assets acquired on or after April 1, 2007

Declining balance method stipulated in the Corporation Tax Act
(useful life is determined in accord with the provisions of the Corporation Tax Act)

Small amount depreciable assets with acquisition costs of ¥100,000 or more and less than ¥200,000 are depreciated on a straight-line basis over a period of three years.

(2)	Intangible fixed assets

Straight-line method (useful life is determined in accord with the provisions of the Corporation Tax Act), provided that software obtained for internal use is amortized by the straight-line method over the period of potential internal use (5 years).

(3)	Investments and other assets

Straight-line method (depreciation period is determined in accord with the provisions of the Corporation Tax Act)

4.	Accounting policies for allowances and reserves

1)	Allowance for doubtful accounts

To cover possible losses from bad debts, the Company provides an allowance for doubtful accounts based on an estimate of the amount uncollectible.

a.	General loans/receivables

Amount uncollectible is estimated based on historical default rates.

b.	Loans/receivables classified as claims to obligors at high risk of bankruptcy, claims to obligors in bankruptcy or rehabilitation, and similar claims

Amount unrecoverable is estimated based on the analysis of debtors’ financial positions.

2)	Reserve for employees bonuses

To prepare for the payment of bonuses to employees, the Company calculates the estimated value of future payments and charges an appropriate portion of this obligation to the period.

3)	Reserve for directors bonuses

To prepare for the payment of bonuses to directors, the Company calculates the estimated value of future payments and charges an appropriate portion of this obligation to the period.

4)	Allowance for bonus points redemption

To prepare for the cost burden or liabilities for the use of the Mizuho Investors Point Club program in the future, the expected required amount is calculated for this period based on the usage rate.

While such an estimate is to be made based upon actual past redemption experience, no such record to calculate a reasonable usage rate is available for the fiscal year under review as the Mizuho Investors Point Club program was launched in November 2007. Accordingly, for this fiscal year, provision is made on the assumption that the entire points issued and outstanding are to be fully redeemed in the future.

5)	Reserve for employees retirement benefits

To prepare for the payment of employee retirement benefits, the amount considered to have arisen within the period is charged to the period on the basis of the estimated value of the projected benefit obligations and plan assets at the end of the current fiscal year.

Past service liability is fully recognized as an expense in the year the liability is incurred.

Actuarial gains and losses are amortized on a straight-line basis starting from the year immediately following the year when they were incurred over a certain number of years (10 years), which is not to exceed the expected average remaining service life of the plan participants as incurred.

6)	Reserve for directors retirement benefits

To prepare for the payment of retirement benefits for directors, the necessary amounts required for the payments at the end of the current fiscal year in accordance with the Company rules.

7)	Reserve for financial instruments transaction liabilities

In accord with Article 46-5 of the Financial Instruments and Exchange Act, reserve for financial instrument transaction liabilities is recorded in the amount calculated based on Article 175 of the Cabinet Office Ordinance on Financial Instruments Business, etc., to prepare against losses incurred by an accident in relation to trading or other transactions in securities or derivative transactions, etc.

5.	Accounting for consumption taxes

Transactions subject to consumption taxes and local consumption taxes are recorded exclusive of consumption taxes.

6.	Changes in significant accounting policies

The Company has adopted the “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and the “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) in this fiscal year.

As a result of this change, “Operating income” and “Ordinary income” each decreased by ¥23 million, and “Net income before income taxes” decreased by ¥52 million.

II.	NOTES TO NON-CONSOLIDATED BALANCE SHEET

1.	Assets pledged as collateral and collateralized obligations

(1)	Assets pledged as collateral

Investment securities	¥900 million

Share certificates received as collateral for loans for margin transactions amounting to ¥3,430 million were pledged as collateral for loans payable under margin transactions (¥4,940 million). Trading assets amounting to ¥1,499 million, investment securities amounting to ¥4,530 million were pledged as collateral as substitute for margin payments for futures transactions. Trading assets amounting to ¥99 million were pledged as collateral for repo transactions to the Bank of Japan. In addition trading assets amounting to ¥4,198 million were loaned to related parties.

(2)	Collateralized obligations

Loans payable under margin transactions	¥4,940 million

2.	Fair values of securities pledged as collateral

Securities loaned under lending agreement that allows borrower to resell securities	¥502,409 million

Securities sold under agreement to repurchase	¥20,604 million

Other securities pledged as collateral	¥10,460 million

Total	¥533,474 million

3.	Fair values of securities received as collateral

Securities borrowed under lending agreement that allows borrower to resell	¥489,802 million

Securities with rights to disposal among other securities received as collateral	¥21,027 million

Total	¥510,830 million

4. Accumulated depreciation deducted from tangible fixed assets	¥9,151 million

5.	Monetary receivables from and payables to subsidiaries and affiliates

Short-term monetary receivables	¥138 million

Short-term monetary payables	¥30,591 million

Long-term monetary receivables	¥295 million

6.	Unused portion of borrowings under overdraft agreement ¥64,000 million.

III.	NOTES TO NON-CONSOLIDATED STATEMENT OF INCOME

Transaction amounts with affiliates

Operating revenues from affiliated companies	¥1,124 million

Operating expenses for affiliated companies	¥2,638 million

Transaction amounts other than operating transactions with affiliated companies	¥51 million

IV.	NOTES TO NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

Number of shares of treasury stock

Class of shares	Number of shares as of March 31, 2010	Increase (shares)	Decrease (shares)	Number of shares as of March 31, 2011
Common shares	1,394,897	107,836	—	1,502,733

(Note)	The increase in the number of common shares represents purchase of shares less than one unit.

V.	NOTES TO TAX EFFECT ACCOUNTING

Breakdown of deferred tax assets and deferred tax liabilities

(Deferred tax assets)

Depreciation and amortization	¥6,774 million
Tax loss carried forward	¥2,205 million
Reserve for employees retirement benefits	¥1,442 million
Allowance for doubtful accounts	¥812 million
Loss on impairment of land	¥792 million
Loss on valuation of investment securities and others	¥416 million
Reserve for employees bonuses	¥369 million
Others	¥1,071 million

Subtotal deferred tax assets	¥13,885 million
Valuation allowance	(¥12,499 million	)

Total deferred tax assets	¥1,385 million

(Deferred tax liabilities)

Net unrealized gains on other securities, net of taxes	(¥685 million	)
Others	(¥23 million	)

Total deferred tax liabilities	(¥709 million	)

Net deferred tax assets (liabilities)	¥675 million

(Note) Net deferred tax assets (liabilities) are included in the following items on the non-consolidated balance sheet.

Current assets – deferred tax assets	¥864 million
Non-current liabilities – deferred tax liabilities	(¥189 million	)

VI.	NOTES TO RELATED PARTY TRANSACTIONS

1.	Parent company and major corporate shareholders

	Millions of yen
Category	Company name	Holding (held) ratio of voting rights	Relationship with related party	Transactions		Trading amount	Account item	Balance at the year end
Parent	Mizuho Bank, Ltd.	Held: Direct 65.5% Indirect 0.0%	Securities trading Transfer of directors	Operational transaction	Payment of commissions of service outsourcing	1,566	Accounts payable - other	195
					Lending and borrowing of bonds	1,304,900	Deposits paid for securities borrowed	—
							Deposits received for securities loaned	30,327

Terms and conditions of transactions and policy on the determination thereof

Notes	1:	For service outsourcing, the terms and conditions are negotiated and determined in consideration of the nature of services.
	2.	For other transactions, the terms and conditions are negotiated and determined by reference to the normal pricing.

2.	Subsidiary and affiliates

	Millions of yen
Category	Company name	Holding (held) ratio of voting rights	Relation with related party	Transactions		Trading amount	Account item	Balance at the year end
Subsidiary	Mizuho Investors Business Service Co., Ltd.	Holding: Direct 100.0%	Office work outsourcing Concurrent position held by directors Transfer of directors	Operational transactions	Expenses for office work outsourcing	747	Accounts payable - other	47

Terms and conditions of transactions and policy on the determination thereof

Note:	For office work outsourcing, the terms and conditions are negotiated and determined in consideration of the nature of services.

3.	Fellow subsidiaries

	Millions of yen
Category	Company name	Holding (held) ratio of voting rights	Relation with related party	Transactions		Trading amount	Account item	Balance at the year end
Subsidiary of parent	Mizuho Corporate Bank, Ltd.	None	Securities trading	Operational transactions	Lending and borrowing of bonds	1,612,000	Deposits paid for securities borrowed	36,317
							Deposits received for securities loaned	—
Subsidiary of parent	Mizuho Securities Co., Ltd.	Held Direct 0.0%	Securities trading	Operational transactions	Lending and borrowing of bonds	2,535,136	Deposits paid for securities borrowed	506
							Deposits received for securities loaned	797
					Sales of securities (handling commissions of offering and second distribution)	1,292

Terms and conditions of transactions and policy on the determination thereof

Note:	For the transactions above, the terms and conditions are negotiated and determined by reference to the normal pricing.

VII.	NOTES TO PER-SHARE INFORMATION

1. Net assets per share	¥81.26
2. Net income per share	¥7.56

VIII	NOTE TO SIGNIFICANT SUBSEQUENT EVENTS

Mizuho Financial Group, Inc. (“MHFG”), Mizuho Bank, Ltd. (“MHBK”), and the Company have determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Securities into a wholly-owned subsidiary of MHBK through a share exchange and signed a share exchange agreement.

For details please refer to NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (VI. NOTES TO SIGNIFICANT SUBSEQUENT EVENTS).

Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Investors Securities Co., Ltd.

Ernst & Young ShinNihon LLC

Masakazu Kobayashi Certified Public Accountant Designated and Engagement Partner

Hiroyuki Yoshino Certified Public Accountant Designated and Engagement Partner

Hiroshi Fukumura Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Corporation Law, we have audited the consolidated balance sheet, the consolidated statement of operations, the consolidated statement of changes in shareholders’ capital and the notes to the consolidated financial statements of Mizuho Investors Securities Co., Ltd. (the “Company”) applicable to the fiscal year from April 1, 2010 through March 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Investors Securities Co., Ltd. and consolidated subsidiaries applicable to the fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

Additional Information

The Company resolved, at the meeting of the Board of Directors held on April 28, 2011, to become a wholly-owned subsidiary of Mizuho Bank, Ltd., and signed a share exchange agreement, as described in the note on significant subsequent events.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Investors Securities Co., Ltd.

Ernst & Young ShinNihon LLC

Masakazu Kobayashi Certified Public Accountant Designated and Engagement Partner

Hiroyuki Yoshino Certified Public Accountant Designated and Engagement Partner

Hiroshi Fukumura Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Corporation Law, we have audited the non-consolidated balance sheet, the non-consolidated statement of operations, the non-consolidated statement of changes in shareholders’ capital, the notes to the non-consolidated financial statements and the related supplementary schedules of Mizuho Investors Co., Ltd. (the “Company”) applicable to the 115th fiscal year from April 1, 2010 through March 31, 2011. These non-consolidated financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Investors Securities Co., Ltd. applicable to the 115th fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

Additional Information

The Company resolved, at the meeting of the Board of Directors held on April 28, 2011, to become a wholly-owned subsidiary of Mizuho Bank, Ltd., and signed a share exchange agreement, as described in the note on significant subsequent events.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Audit Report

The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors of the Company during the 115th fiscal year from April 1, 2010 to March 31, 2011, based on the audit reports prepared by each Corporate Auditor and hereby reports as follows:

1.	Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof

The Board of Corporate Auditors established an auditing policy and assignment of the duties of each Corporate Auditor, etc., received from each Corporate Auditor reports on the execution of audits and results thereof, and in addition, received from the Directors, etc., and the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding such reports.

In accordance with the auditing standards for Corporate Auditors established by the Board of Corporate Auditors, and subject to the auditing policy and the assignment of the duties, etc., each Corporate Auditor has communicated with the Directors, employees of the internal audit division and other related employees, etc. and has endeavored to gather information and create an improved environment for auditing. Each Corporate Auditor also attended meetings of the Board of Directors and other important meetings, received from the Directors, employees and other related persons reports on the performance of their duties and, when necessary, requested explanations regarding such reports. Also, each Corporate Auditor inspected important authorized documents and associated information and examined the business and financial position of the Company in the Head Office and major branches. In addition, each Corporate Auditor monitored and examined the content of resolutions made by the Board of Directors regarding the establishment of structures to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation and other structures in accordance with Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Company Law of Japan, to ensure that the Company’s operation will be conducted appropriately and the status of such structures that have been established in compliance with such resolutions (internal control systems). As for the subsidiaries of the Company, each Corporate Auditor has communicated and shared information with the directors and corporate auditors and other related persons of the subsidiaries and, when necessary, received reports from the subsidiaries regarding their businesses. Based on the foregoing method, the Corporate Auditors examined the business report and the supplementary schedules for this fiscal year.

In addition, the Corporate Auditors monitored and examined whether the independent auditors maintain their independence and carry out audits in an appropriate manner. The Corporate Auditors received from the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding those reports. The Corporate Auditors also received notification from the independent auditors that the “Structure for ensuring appropriate execution of the duties of the independent auditors” (as enumerated in each Item of Article 131 of the Ordinance on Accounting of Companies) was established in accordance with the “Standards for Quality Control of Audits” (Business Accounting Council, October 28, 2005), etc. When necessary, the Corporate Auditors requested explanations on such notification. Based on the foregoing method, the Corporate Auditors reviewed the non-consolidated financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets and notes to the non-consolidated financial statements) and supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and notes to the consolidated financial statements).

2.	Audit Results

(1)	Audit Results on the Business Report, etc.

A.	In our opinion, the business report and the supplementary schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

B.	With regard to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.

C.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate, and furthermore, we have not found anything to be pointed out on the performance of duties of the Directors regarding the internal control systems.

(2)	Results of Audit of the Non-Consolidated Financial Statements and Supplementary Schedules

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

(3)	Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

May 12, 2011

Mizuho Investors Securities Co., Ltd. Board of Corporate Auditors

Full time Corporate Auditor	(Mitsuo Maehara)	(seal	)
Outside Corporate Auditor	(Mitsuhiro Makino)	(seal	)
Outside Corporate Auditor	(Kazuhide Akashi)	(seal	)

Reference Materials for the Ordinary General Meeting of Shareholders

Proposal 1: Dividends from Surplus

With respect to the dividends from the surplus at the end of the 115th fiscal year, the Company proposes the following dividends from the surplus, considering the financial results for this fiscal year and future business developments, etc.

(1)	Type of Distributed Assets

Cash

(2)	Matters related to Allotment of Distributed Assets to Shareholders and Total Amount thereof

Total Amount of Dividends
Common Stock of the Company	JPY 1.5 per share	JPY 1,846,282,613

(3)	Effective Date of Dividends from Surplus

June 30, 2011

Proposal 2: Approval	of the Share Exchange Agreement

The Company, Mizuho Financial Group, Inc. (“MHFG”), and Mizuho Bank, Ltd. (“MHBK”) signed a share exchange agreement (the “Share Exchange Agreement”) on April 28, 2011 concerning a share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make MHBK a wholly-owning parent and to make the Company a wholly-owned subsidiary effective as of September 1, 2011 (the “Share Exchange”), pursuant to the Memorandum of Understanding signed on March 15, 2011 (the “MOU”) for turning the Company, Mizuho Trust & Banking Co., Ltd. (“MHTB”) and Mizuho Securities Co., Ltd. (“MHSC”), which are listed subsidiaries of our group (“Mizuho”), into wholly-owned subsidiaries (respectively, the “Transaction”).

Accordingly, the Company proposes the approval of the Share Exchange Agreement.

The reasons for conducting the Share Exchange and the contents of the Share Exchange Agreement and other matters are as set forth below.

1. Reasons for Conducting the Share Exchange

MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transactions are intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transactions aim to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

In the securities business, Mizuho will consider the integration of the Company and MHSC by merger or other method after the completion of the Transactions in order to enhance the retail business in Japan, rationalize and streamline management infrastructure, and provide securities functions in a unified manner through the group’s full-line securities company.

Thus, Mizuho will endeavor to fully consolidate its group capabilities, including the collaboration among banking, trust and securities functions. For individual customers, Mizuho will enhance its offer of comprehensive financial services, including through the promotion of joint branches and expansion of investment product line-up and consulting function. For corporate customers, Mizuho will offer optimal financial solutions by fully leveraging the expertise of each group company in response to client needs that are becoming more global, sophisticated and diversified.

Mizuho will strive to further increase its corporate value by enhancing its “group collective capabilities” through the Transactions, etc., and will meet the expectations of shareholders of the Company, who would own the shares of common stock of MHFG at the completion of the Transactions.

Further, Mizuho is planning to conduct (i) a share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make MHFG a wholly-owning parent and to make MHTB a wholly-owned subsidiary, and (ii) a share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make Mizuho Corporate Bank, Ltd. a wholly-owning parent and to make MHSC a wholly-owned subsidiary in parallel with the Share Exchange.

2. Contents of the Share Exchange Agreement

The contents of the Share Exchange Agreement signed between the Company, MHBK and MHFG on April 28, 2011 is as set forth below.

Share Exchange Agreement (Copy)

Mizuho Bank, Ltd. (address: 1-5, Uchisaiwaicho 1-chome, Chiyoda-ku, Tokyo, “MHBK”), Mizuho Investors Securities Co., Ltd. (address: 10-30, Nihonbashikakigaracho 2-chome, Chuo-ku, Tokyo, “MHIS”) and Mizuho Financial Group, Inc. (address: 5-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo; “MHFG”) have entered into this share exchange agreement (this “Agreement”), as of April 28, 2011, as follows.

Article 1	(Share Exchange)

MHIS shall conduct a share exchange, in accordance with the provisions of this Agreement, in which MHBK will become a wholly-owning parent and MHIS will become a wholly-owned subsidiary (the “Share Exchange”), and MHBK will acquire all of the issued shares of MHIS (excluding the shares of MHIS held by MHBK; hereinafter the same).

Article 2	(Shares of MHFG, etc. to be delivered upon the Share Exchange and Matters Concerning Allotment)

1.	MHBK shall allot shares of common stock of MHFG upon the Share Exchange to the shareholders of MHIS (excluding MHBK; hereinafter the same) at the time immediately preceding the time at which MHBK acquires all of the issued shares of MHIS through the Share Exchange (the “Base Time”), at a ratio of 0.56 shares of common stock of MHFG for each share of MHIS held by the shareholders of MHIS, as cash, etc., in exchange for the shares of MHIS held by such shareholders.

2.	Notwithstanding the provision of the preceding Paragraph, in the event that shares of common stock of MHFG are allotted in accordance with the immediately preceding Paragraph, when the number of shares of common stock of MHFG to be allotted to each shareholder of MHIS upon the Share Exchange includes fractions that are less than one share, MHBK shall allot cash, instead of allotting shares of common stock of MHFG that are equivalent to such fractions, to each such shareholder in an amount equivalent to the price per share of common stock of MHFG multiplied by such fractions, with any fraction less than one yen being rounded up to the nearest yen. In this Paragraph, the “price” shall mean the closing price of ordinary market transaction of the shares of common stock of MHFG on the Tokyo Stock Exchange on the immediately preceding trading day of the Effective Date (as defined in Article 3; hereinafter the same), or if such closing price does not exist on the relevant immediately preceding trading day, the relevant closing price on the most recent trading day (limited to the date prior to the Effective Date) on which such price existed.

Article 3	(Effective Date)

The date on which the Share Exchange takes effect (the “Effective Date”) is September 1, 2011; provided, however, that MHBK, MHIS and MHFG may, through mutual consultation and agreement, change such date, if necessary, in light of the progress of procedures for the Share Exchange.

Article 4	(General Meetings of Shareholders for Approval of the Share Exchange Agreement)

1.	Pursuant to the provision of Article 796, Paragraph 3, the main clause of the Company Law, MHBK shall conduct the Share Exchange without obtaining the approval of this Agreement by a resolution of the general meeting of shareholders as prescribed in Article 795, Paragraph 1 of the Company Law.

2.	MHIS shall seek approval of this Agreement by the ordinary general meeting of shareholders that are scheduled to be held in June 2011.

3.	MHBK, MHIS and MHFG may, through mutual consultation and agreement, change the procedure stated in the preceding two Paragraphs (including the scheduled date for MHIS’s ordinary general meeting of shareholders), if necessary, in light of the progress of procedures for the Share Exchange.

Article 5	(Management, etc. of Company Assets)

1.	During the period after the execution of this Agreement and before the Effective Date, MHIS and MHFG shall manage and operate their respective businesses and assets with the due care of a prudent manager, and MHBK, MHIS and MHFG shall mutually consult and agree before taking any action that could materially affect their respective assets or rights and obligations.

2.	Notwithstanding the provision of the preceding Paragraph, MHIS and MHFG each may, to the extent that MHIS and MHFG comply with their respective past dividend policies (including cases where MHIS and MHFG make payments to the extent of their respective dividend forecasts which have been disclosed as of the execution date of this Agreement pursuant to the rules of the financial instruments exchanges), make payments of dividends from the surplus to the shareholders or the registered stock pledgees appearing in writing or electronically in their respective register of shareholders at of the end of March 31, 2011.

3.	Notwithstanding the provision of Paragraph 1 of this Article, by August 29, 2011, MHBK shall acquire shares of common stock of MHFG that are sufficient for the total number of shares of common stock of MHFG to be allotted upon the Share Exchange to the shareholders of MHIS pursuant to Article 2, Paragraph 1 and MHFG may issue or dispose of such number of shares of common stock of MHFG to MHBK;

4.	Notwithstanding the provision of Paragraph 1 of this Article, MHFG may issue or dispose of shares of common stock of MHFG that are sufficient for the total number of shares of common stock of MHFG to be allotted, through the share exchanges set forth in the following items, by the wholly-owning parent to the shareholders of the wholly-owned subsidiary (excluding the wholly-owning parent) in each of the share exchanges:

(1)	a share exchange effective as of September 1, 2011 in which MHFG will become a wholly-owning parent and Mizuho Trust & Banking Co., Ltd. (“MHTB”) will become a wholly-owned subsidiary, and shares of common stock of MHFG shall be allotted as consideration (at a ratio of 0.54 shares of common stock of MHFG for each share of common stock of MHTB).

(2)	a share exchange effective as of September 1, 2011 in which Mizuho Corporate Bank, Ltd. (“MHCB”) will become a wholly-owning parent and Mizuho Securities Co., Ltd. (“MHSC”) will become a wholly-owned subsidiary, and shares of common stock of MHFG shall be allotted as consideration (at a ratio of 1.48 shares of common stock of MHFG for each share of MHSC).

Article 6	(Merger, etc. between MHIS and MHIS after the Effective Date)

MHBK, MHIS and MHFG shall consider and consult with MHCB and MHSC on the integration of MHIS and MHSC by merger or other method to be done after the Effective Date.

Article 7	(Cancellation of Treasury Stock)

MHIS shall cancel, at the time immediately preceding the Base Time, all of the treasury stock that it will have acquired by the time immediately preceding the Base Time (including its treasury stock to be acquired by purchase of shares due to the dissenting shareholders’ share purchase demands made in connection with the Share Exchange) in accordance with laws and regulations, by a resolution of a meeting of the board of directors of MHIS to be held no later than the day immediately preceding the Effective Date.

Article 8	(Change of Terms and Conditions of Share Exchange and Termination of this Agreement, etc.)

If, during the period after the execution of this Agreement and before the Effective Date, there is (i) a material change in the financial conditions or results of operations of MHBK, MHIS or MHFG, or (ii) some other reason that makes it difficult to achieve the purpose of this Agreement, MHBK, MHIS and MHFG may, through mutual consultation and agreement, agree to change the terms and conditions of the Share Exchange and the other contents of this Agreement or terminate this Agreement.

Article 9	(Validity of this Agreement)

This Agreement shall cease to have effect if this Agreement becomes subject to any of the following events:

(1)	In the event that this Agreement is not approved at the ordinary general meeting of shareholders of MHIS set forth in Article 4, Paragraph 2;

(2)	In the event that an amendment to the Articles of Incorporation of MHFG regarding an increase of the total number of shares and the total number of shares of common stock that MHFG is authorized to issue, which will be required upon the Share Exchange, is not approved either at the ordinary general meeting of shareholders or each of the general meetings of class shareholders, each class consisting of shareholders of common stock, the Eleventh Series Class XI Preferred Stock or the Thirteenth Series Class XIII Preferred Stock of MHFG, that are scheduled to be held in June 2011 (with respect to each of the general meetings of class shareholders, excluding cases where the holding of the relevant general meeting of class shareholders is omitted in accordance with the procedure pursuant to the provision of Article 319, Paragraph 1 of the Company Law, as applied mutatis mutandis pursuant to Article 325 of the Company Law); or

(3)	In the event that filings are not made to, and permission are not obtained from, the relevant authorities in Japan and any foreign countries which are required under laws and regulations for the Share Exchange.

Article 10	(Matters for Consultation)

In addition to the matters provided for in this Agreement, any matters necessary to achieve the purpose of this Agreement and any matters relating to uncertainty in interpreting the provisions of this Agreement shall be determined through faithful consultations between MHBK, MHIS and MHFG in accordance with the purport of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed three (3) copies of this Agreement and, upon signing and sealing hereof, each of MHBK, MHIS and MHFG retains one (1) copy hereof.

April 28, 2011

MHBK:	Mizuho Bank, Ltd. 1-5, Uchisaiwaicho 1-chome, Chiyoda-ku, Tokyo President & CEO: Satoru Nishibori

MHIS:	Mizuho Investors Securities Co., Ltd. 10-30, Nihonbashikakigaracho 2-chome, Chuo-ku, Tokyo President & CEO: Katsuyoshi Ejima

MHFG:	Mizuho Financial Group, Inc. 5-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo President & CEO: Takashi Tsukamoto

3. Outline of Matters Listed in Each Item (excluding Items 5 and 6) of Article 184, Paragraph 1 of the Enforcement Regulations of the Company Law

(1)	Matters concerning reasonableness of consideration for the Share Exchange

(i)	Matters concerning reasonableness of total number or total amount of consideration for the Share Exchange

a.	Total number of consideration for the Share Exchange and details of allotment thereof

Company Name	MHFG (wholly-owning parent of MHBK, which is a wholly-owning parent in the Share Exchange)	MHIS (wholly-owned subsidiary in the Share Exchange)
Details of allotment of shares upon the Share Exchange	1	0.56

Number of shares to be delivered through the Share Exchange	Shares of common stock of MHFG: 322,951,927 shares (Scheduled)

(Note 1)    Share allotment ratio

0.56 shares of common stock of MHFG will be delivered for each share of the Company; provided, however, no shares will be allotted for shares of the Company held by MHBK (654,155,206 shares as of April 28, 2011) through the Share Exchange.

(Note 2)    Number of shares of common stock of MHFG to be delivered through the Share Exchange

MHBK will allot shares of common stock of MHFG upon the Share Exchange to the shareholders of the Company (excluding MHBK) at the time immediately preceding the time at which MHBK acquires all of the issued shares of the Company (excluding shares of the Company held by MHBK) through the Share Exchange (the “Base Time”), at a ratio of 0.56 shares of common stock of MHFG for each share of the Company held by the shareholders of the Company, as monies, etc., in exchange for the shares of the Company held by such shareholders.

In addition, in accordance with a resolution of the meeting of the board of directors of the Company to be held no later than the day immediately preceding the effective date of the Share Exchange, the Company plans to cancel, at the time immediately preceding the Base Time, all of the treasury stock that it will have acquired (1,502,733 shares as of March 31, 2011) (“treasury stock” includes its treasury stock to be acquired by purchase of shares due to the dissenting shareholders’ share purchase demands made in connection with the Share Exchange under the provisions of Article 785, Paragraph 1 of the Company Law) by the time immediately preceding the Base Time.

Therefore, the number of shares of common stock of MHFG to be delivered through the Share Exchange may be subject to change in the future due to reasons such as the repurchase and cancellation of treasury stock by the Company.

(Note 3) Treatment	of shares less than one unit

Shareholders of the Company who will hold shares of MHFG less than one unit (less than 100 shares) subsequent to the Share Exchange may not sell such shares less than one unit in any market on the stock exchange; however, such shareholders may use the following systems concerning shares of MHFG on and after the effective date of the Share Exchange.

(i) System of request for additional purchase of shares less than one unit (additional purchase to reach a total of one unit)

In accordance with the provisions of Article 194 of the Company Law, etc., this is a system whereby shareholders of MHFG holding shares of MHFG less than one unit may purchase from MHFG such a number of shares that would, together with the number of shares less than one unit owned by such shareholder, constitute one unit of shares (100 shares).

(ii) System of request for purchase of shares less than one unit by the issuer (sale of shares less than one unit)

In accordance with the provisions of Article 192 of the Company Law, etc., this is a system whereby shareholders of MHFG holding shares of MHFG less than one unit may request that MHFG purchase the shares less than one unit owned by such shareholder.

(Note 4) Treatment	of fractions that are less than one share

When the number of shares of common stock of MHFG to be allotted to each shareholder of the Company (excluding MHBK) upon the Share Exchange includes fractions that are less than one share, MHBK will allot cash, instead of allotting shares of common stock of MHFG that are equivalent to such fractions, to each such shareholder in an amount equivalent to the price per share of common stock of MHFG multiplied by such fractions, with any fraction less than one yen being rounded up to the nearest yen.

The “price” stated above shall mean the closing price of ordinary market transaction of the shares of common stock of MHFG on the Tokyo Stock Exchange on the immediately preceding trading day of the effective date of the Share Exchange, or if such closing price does not exist on the relevant immediately preceding trading day, the relevant closing price on the most recent trading day (limited to the date prior to the effective date) on which such price existed.

b.	Basis for calculation

In order to ensure the fairness and appropriateness of the calculation of the share exchange ratio for the Share Exchange, the Company appointed J.P. Morgan Securities Japan Co., Ltd. (“J.P. Morgan”), and MHFG and MHBK appointed Merrill Lynch Japan Securities Co., Ltd. (“BofA Merrill Lynch”), as their respective third party valuation institutions.

J.P. Morgan performed an average share price analysis on shares of the Company and MHFG, as shares of the Company and MHFG are listed on stock exchanges and market share prices of these shares exist, as well as the DDM Analysis based on the financial projections prepared and furnished to J.P. Morgan by the management of the Company and MHFG in order to take into account the state of future business operations in the calculation. The calculated ranges of the share exchange ratio for the Share Exchange based on each method are as indicated below. The calculated ranges of the share exchange ratio below show the range of the number of shares of common stock of MHFG to be allotted for each share of the Company.

In performing the average share price analysis, J.P. Morgan used (1) April 22, 2011 as the base date I (“Base Date I”), and reviewed the closing price of ordinary transactions of shares of common stock of the Company and MHFG on the Tokyo Stock Exchange (“TSE”)on the Base Date I and the average closing prices of the Company and MHFG on TSE for one-month, three-month and six-month periods up to and including the Base Date I, and (2) February 25, 2011, the business day immediately prior to the day on which it was speculated in press reports that publicly listed subsidiaries of MHFG, including the Company, would be turned into wholly owned subsidiaries, as the base date II (“Base Date II”), and reviewed the closing price of ordinary transactions of shares of common stock of the Company and MHFG on TSE on the Base Date II and the average closing prices of the Company and MHFG on TSE for one-month, three-month and six-month periods up to and including the Base Date II. The DDM Analysis was based on the financial projections (except for the tax consequences) of future earnings that the Company and MHFG had presented to J.P. Morgan, and such financial projections showed no substantial future increase or decrease in the earnings of the Company or MHFG.

	Methodology	Calculated Range of Share Exchange Ratios
1-1	Average Share Price Analysis (Base Date I)	0.54 ~ 0.59
1-2	Average Share Price Analysis (Base Date II)	0.52 ~ 0.59
2	DDM Analysis	0.51 ~ 0.57

J.P. Morgan delivered to the board of directors of the Company a written opinion, as of April 27, 2011, to the effect that the share exchange ratio to be used in the Share Exchange is fair, as of such date, from a financial point of view, for the shareholders of the Company (excluding MHBK and any other “controlling shareholder and other persons specified by the Enforcement Rules” as defined in Article 441-2 of the Securities Listing Regulations of the TSE and Article 436-3 of its Enforcement Rules (collectively, “MHBK, Etc.”)).

The written opinion was delivered to the board of directors of the Company in connection with its evaluation of the Share Exchange and for the purposes of reference in performing such evaluation. The written opinion does not constitute any recommendation to the shareholders of the Company as to how such shareholders should vote with respect to the Share Exchange or any other matter.

In providing its opinion in the written opinion and conducting calculation of the share exchange ratio for the Share Exchange, which was the basis for the opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished by the Company and MHFG to or discussed with J.P. Morgan or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor assume responsibility or liability for such independent verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, and J.P. Morgan did not evaluate the solvency of the Company or MHFG under any laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and projections provided to J.P. Morgan by the Company and MHFG, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best available estimates and judgments by the Company’s and MHFG’s management as to their expected future results of operations and financial condition to which such analyses or projections relate. J.P. Morgan expressed no view as to such analyses or projections or the assumptions on which they were based.

The opinion in the written opinion and the calculation of the share exchange ratio, which was the basis for the opinion, provided by J.P. Morgan were based on economic, market and other conditions as in effect on, and the information available to J.P. Morgan as of April 27, 2011. It should be understood that subsequent events may affect the conditions that the opinion and calculation results were based on, and that J.P. Morgan does not have any obligation to revise, change or reaffirm such calculation results and opinion. The written opinion is limited to the fairness, from a financial point of view, for the shareholders of the Company (excluding MHBK, Etc.) of the share exchange ratio for the Share Exchange and J.P. Morgan expressed no opinion as to the fairness of the Share Exchange or the share exchange ratio for it to the holders of any other class of securities, creditors or other constituencies of the Company or MHFG or as to the underlying decision by the Company to conduct the Share Exchange. J.P. Morgan expressed no opinion as to the price at which shares of common stock of the Company or MHFG will trade at any future time.

Supplementary explanation was provided by J.P. Morgan to the Company regarding assumptions and disclaimers with respect to the calculation of the share exchange ratio for the Share Exchange and the opinion in the written opinion. Please see (Note 1) at the end of this proposal for more detail.

BofA Merrill Lynch conducted a per share valuation of each of the Company’s and MHFG’s shares using a market price analysis, which considered the trends of each company’s market share prices, as well as a comparable companies analysis and a dividend discount model analysis (“the DDM Analysis”), both of which took into account the financial results, forecasts and other aspects of each company, and evaluated the share exchange ratio based on the results of such analyses. The boards of directors of MHFG and MHBK received a valuation report of the share exchange ratio from BofA Merrill Lynch on April 28, 2011. (Furthermore, the boards of directors of MHFG and MHBK received a written opinion from BofA Merrill Lynch on April 28, 2011 to the effect that, based on certain assumptions, the share exchange ratio to be used in the Share Exchange is fair, from a financial point of view, to MHFG. Moreover, the boards of directors of MHFG and MHBK have received supplementary explanations from BofA Merrill Lynch concerning the assumptions and disclaimers related to its analyses and opinion. Please see (Note 2) at the end of this proposal for details.)

The market price analysis was based (1) on the closing price of each company on April 22, 2011 (the “First Record Date”) and the average closing prices of each company for the one-month, three-month and six-month periods up to and including the First Record Date and (2) on the closing prices of each company on February 25, 2011 (the “Second Record Date”), the business day immediately prior to the day on which it was speculated in press reports that publicly listed subsidiaries of MHFG, including the Company, would be turned into wholly owned subsidiaries, and the average closing prices for the one-month, three-month and six-month periods up to and including the Second Record Date. A table that sets forth the primary methodologies that BofA Merrill Lynch used in its per share valuations of the Company and MHFG, along with the ranges of share exchange ratios obtained as a result of such valuations, is set forth below. (The following ranges of share exchange ratios represent ranges of the number of shares of common stock of MHFG to be allotted for each share of the Company. Please note that MHFG and MHBK did not contemplate any significant increase or decrease in earnings (with the exception of a tax related impact for a certain year for the Company) included in the earnings plans of each of the Company and MHFG, which were delivered by MHFG and MHBK to BofA Merrill Lynch for use as assumption in the DDM analysis.)

	Methodology	Range of Share Exchange Ratios
1-1	Market Price Analysis (First Record Date)	0.54 ~ 0.59
1-2	Market Price Analysis (Second Record Date)	0.52 ~ 0.59
2	Comparable Companies Analysis	0.25 ~ 0.57
3	DDM Analysis	0.20 ~ 0.79

BofA Merrill Lynch, in delivering its written opinion and conducting its per share valuation analyses, which were the basis for the written opinion, has assumed and relied on the accuracy and completeness of all information supplied to it by the Company, MHFG and MHBK, or publicly available, and has not independently verified such information. Moreover, with respect to information regarding the Company’s and MHFG’s business, operations, financial condition, and prospects at MHFG’s and MHBK’s direction, BofA Merrill Lynch has assumed that such information was prepared on a reasonable basis and reflected the best estimates and good faith judgment of the Company’s, MHFG’s and MHBK’s management available at the time of such valuation analyses. BofA Merrill Lynch’s written opinion and valuation analyses are based on the financial, economic, monetary, market and other conditions, as well as the information available to BofA Merrill Lynch, as of the date of such opinion and valuation report. The credit, financial and stock markets have been experiencing unusual volatility, and BofA Merrill Lynch expresses no opinion or view as to any potential effects of such volatility on the Company, MHFG or MHBK or the Share Exchange. BofA Merrill Lynch assumed no responsibility to update, revise or reconfirm either its written opinion or valuation analyses based on any circumstance, changes or for any other cause arising after the date thereof.

BofA Merrill Lynch is acting as financial advisor to MHFG and MHBK and will receive a fee for its services, all of which is contingent upon consummation of the Share Exchange.

c.	Background of calculation

The Company, MHFG and MHBK engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by each of the above third-party valuation institutions and with consideration for the Company’s and MHFG’s financial conditions, performance trends and stock price movements, etc. As a result, the Company determined that the share exchange ratio set forth in Section a. above was beneficial to the shareholders of the Company, and MHFG and MHBK determined that the share exchange ratio set forth in Section a. above was beneficial to the shareholders of MHFG, and the Company, MHFG and MHBK resolved the share exchange ratio for the Share Exchange at the meetings of their respective board of directors held on April 28, 2011.

If, however, any material changes occur to the basic terms and conditions for the calculation of the share exchange ratio, the share exchange ratio for the Share Exchange may be changed through mutual consultation and agreement among the Company, MHFG and MHBK.

d.	Relationships with valuation institutions

J.P. Morgan, acting as a third-party valuation institution for the Company, and BofA Merrill Lynch, acting as a third-party valuation institution for MHFG and MHBK are both independent from the Company, MHFG and MHBK, are not related parties to the Company, MHFG or MHBK and do not have any material interest which should be described regarding the Share Exchange.

(ii)    Reasons for selecting the relevant type of assets as consideration for the Share Exchange

With a view to achieving the purpose of the Share Exchange while securing the liquidity of the consideration for the Share Exchange that is to be allotted to the shareholders of the Company, which is the prospective wholly-owned subsidiary, and providing the benefit of synergies to be derived from the Share Exchange to such shareholders, the Share Exchange shall be conducted in the form of a so-called “triangular share exchange,” by which, as consideration for the Share Exchange, shares of common stock of MHFG, which is the wholly-owning parent of MHBK, shall be allotted instead of shares of MHBK.

(iii)    In the case where a wholly-owning parent and a wholly-owned subsidiary are under common control, matters considered for avoidance of harm to interests of shareholders of the relevant wholly-owned subsidiary

a.	Measures to ensure fairness

The Share Exchange will be conducted between the Company and MHBK (which is the parent company and the controlling shareholder of the Company), and therefore, at the implementation of the Share Exchange, the Company requested J.P. Morgan, acting as an independent third-party valuation institution, to calculate the share exchange ratio to ensure the fairness and appropriateness of the ratio to be used for the Share Exchange as stated in Sections (i) b. through d. above, negotiated and discussed with MHFG and MHBK in reference to such calculation results and resolved to conduct the Share Exchange at the share exchange ratio indicated in Section (i) a. above at the meeting of the board of directors held on April 28, 2011. The Company received the written opinion (fairness opinion) dated April 27, 2011, from J.P. Morgan stating that the share exchange ratio for the Share Exchange is fair for the shareholders of the Company (excluding MHBK, Etc.) from a financial point of view.

MHFG and MHBK requested BofA Merrill Lynch, acting as an independent third-party valuation institution, to conduct a valuation analysis of the share exchange ratio at the implementation of the Share Exchange to ensure the fairness and appropriateness of the ratio to be used for the Share Exchange as stated in Sections (i) b. through d. above, negotiated and discussed with the Company in reference to such valuation results and resolved to conduct the Share Exchange at the share exchange ratio indicated in Section (i) a. above at the meetings of the board of directors held on April 28, 2011. MHFG and MHBK received the written opinion (fairness opinion) dated April 28, 2011 from BofA Merrill Lynch, stating that the share exchange ratio for the Share Exchange is fair for MHFG from a financial point of view under the assumptions and conditions as stated in Section (i) b. above, as well as under certain other conditions.

The Company appointed Nishimura & Asahi, and MHFG and MHBK appointed Nagashima Ohno & Tsunematsu as their legal advisors, respectively, and received legal advice on, among other things, the appropriate procedures, etc. as well as the method and processes in making decisions for the Share Exchange.

b.	Measures to avoid conflicts of interest

The Share Exchange will be conducted between the Company and MHBK (which is the parent company and the controlling shareholder of the Company), and therefore, the Company, MHFG and MHBK determined that, at the implementation of the Share Exchange, it was necessary to avoid a conflict of interest between MHBK and MHFG (which is the wholly-owning parent of MHBK) and the Company.

The signing of the Share Exchange Agreement was resolved at the meeting of the board of directors of the Company held on April 28, 2011 with the approval of all of the directors who were present thereat. In addition, at such meeting of the board of directors of the Company, all of the corporate auditors, including two outside corporate auditors who are independent auditors, who were present thereat stated that they had no objection to the signing of the Share Exchange Agreement. Further, the signing of the Share Exchange Agreement was resolved at the meeting of the board of directors of MHFG held on April 28, 2011 with the approval of all of the directors who were present thereat. The signing of the Share Exchange Agreement was resolved at the meeting of the board of directors of MHBK held on April 28, 2011 with the approval of all of the directors who were present thereat. There are no directors of the Company who concurrently serve as officers or employees of MHFG or MHBK, and there are no directors of MHFG or MHBK who concurrently serve as officers or employees of the Company.

The Company received legal advice from Nishimura & Asahi, its legal advisor, and MHFG and MHBK received legal advice from Nagashima Ohno & Tsunematsu, their legal advisor, with respect to the method for the resolution at the meetings of the board of directors of the Company, MHFG and MHBK, and additionally, with regard to the measures to be taken to avoid any conflicts of interest.

(2)	Matters to be referred to relating to consideration for the Share Exchange

(i)	Provisions in Articles of Incorporation of MHFG

Provisions in the Articles of Incorporation of MHFG are as set forth in “ARTICLES OF INCORPORATION OF MIZUHO FINANCIAL GROUP, INC.” in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1), enclosed herewith. The Articles of Incorporation contained in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1) is the Articles of Incorporation of MHFG effective as of May 23, 2011, the contents of which is scheduled to be amended at the ordinary general meeting of shareholders and each of the general meetings of class shareholders of MHFG to be held in June 2011, to that as set forth in the “Proposed Amendments to Articles of Incorporation of Mizuho Financial Group, Inc.”, in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1), enclosed herewith.

(ii)	The total number of voting rights expected to be held by the shareholders of MHFG assuming that a general meeting of shareholders of MHFG were held on the effective date of the Share Exchange:

220,970,030 voting rights

[The above number is obtained by adding the number of voting rights of MHFG represented by the number of shares to be delivered through the Share Exchange set forth in Section (1) (i) a. above (3,229,519 voting rights) to the number of voting rights of MHFG as of March 31, 2011 (217,740,511 voting rights), and may fluctuate upon the repurchase of treasury stock by MHFG after that date, upon the events set forth in Section (1) (i) a. (Note 2), and, among other factors, depending on the number of shares to be delivered through (i) the share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make MHFG a wholly-owning parent and to make MHTB a wholly-owned subsidiary and (ii) the share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make Mizuho Corporate Bank, Ltd. a wholly-owning parent and to make MHSC a wholly-owned subsidiary.]

(iii)	Contents of MHFG’s financial statements for the last fiscal year (including outline of contents of audit report and independent auditors report)

MHFG’s financial statements for the last fiscal year are as set forth in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1), enclosed herewith.

(iv)	Contents of MHFG’s business report for the last fiscal year (including contents of audit report)

MHFG’s business report for the last fiscal year is as set forth in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1), enclosed herewith.

(v)	Contents of MHFG’s balance sheet for each fiscal year the last day of which occurred during the past five years (excluding the last fiscal year)

MHFG filed annual securities reports for all of the relevant fiscal years, pursuant to the provision of Article 24, Paragraph 1 of the Financial Instruments and Exchange Law.

(vi)	Matters concerning method of liquidation of consideration for the Share Exchange

a.	Markets on which consideration for the Share Exchange is traded

First Section of the Tokyo Stock Exchange

First Section of the Osaka Securities Exchange

b.	Person who acts as intermediator, broker or agent in transactions of consideration for the Share Exchange

Shares of common stock of MHFG may be traded via general securities companies.

c.	Limits on transfer and other methods for disposal of consideration for the Share Exchange (if any)

Not applicable.

d.	Matters concerning market price for consideration for the Share Exchange

The closing price of the shares of common stock of MHFG on the first section of the Tokyo Stock Exchange on the business day immediately preceding the announcement date of the Share Exchange (April 28, 2011) is JPY 126.

The latest market price, etc., of shares of common stock of MHFG on the first section of the Tokyo Stock Exchange and the first section of the Osaka Securities Exchange are available on the Tokyo Stock Exchange website (http://www.tse.or.jp/) and the Osaka Securities Exchange website (http://www.ose.or.jp/), etc., respectively.

(vii)	In the case where consideration can be refunded by way of repurchase of treasury stock, refund of interest or any other comparable procedure, matters related to such procedures

Not applicable.

(3)	Matters concerning reasonableness of provisions for stock acquisition rights relating to the Share Exchange

The Company has issued neither stock acquisition rights nor bonds with stock acquisition rights.

(4)	Matters concerning financial statements, etc.

(i)	Contents of MHBK’s financial statements, etc. for the last fiscal year

MHBK’s financial statements, etc. for the last fiscal year are as set forth in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 2), enclosed herewith.

(ii)	In the case where disposal of material assets, occurrence of material debt or any other event materially affecting status of company’s assets occurred after the last day of the last fiscal year, details of such event

a. Relating to the Company

[Not applicable.]

b. Relating to MHBK

[Not applicable.]

(Note 1)

In providing its calculation of the share exchange ratio for the Share Exchange and expressing the opinion in the written opinion (“Calculation and Opinion”), J.P. Morgan assumed that the Share Exchange would qualify as a qualified share exchange (tekikaku kabushiki kokan) under the Corporation Tax Law of Japan, and would be consummated as described in the Share Exchange Agreement, and that the definitive Share Exchange Agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan is not a legal, regulatory, tax or accounting expert and relied on the assessments made by advisors to the Company with respect to such issues in providing its Calculation and Opinion. In providing its Calculation and Opinion, J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Share Exchange would be obtained without any adverse effect on the Company, MHFG or MHBK or on the contemplated benefits of the Share Exchange.

The financial projections of the Company and MHFG furnished to J.P. Morgan by the Company and MHFG were prepared by the management of the Company and MHFG. Neither the Company nor MHFG publicly discloses internal financial projections provided to J.P. Morgan in connection with J.P. Morgan’s calculation of the Share Exchange, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s and MHFG’s management, including, without limitation, factors related to general economy competitive conditions and prevailing interest rates. Accordingly, actual results of operations could vary significantly from those set forth in such projections.

The foregoing summary of the results of calculation of the share exchange ratio for the Share Exchange and the calculation method thereof does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a written opinion is a complex process and is not necessarily appropriate to describe portions or a summary of it. J.P. Morgan believes that results of J.P. Morgan’s analyses must be considered as a whole and that selecting portions or a summary of these results of analyses, without considering all of the results of analyses as a whole, could result in an incomplete understanding of the processes underlying the analyses and its opinion. In providing its opinion, J.P. Morgan did not emphasize any particular analyses or factors considered by it and did not state an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in providing its opinion. None of the selected companies reviewed as a comparison in the above analysis is identical to the Company or MHFG or any of their respective operating units or subsidiaries. However, the selected companies were chosen because they are publicly traded companies with businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company and MHFG, as the case may be. The analyses necessarily involve complex considerations and judgments concerning differences in financial and business characteristics of the companies involved and other factors that could affect the companies compared to the Company and MHFG.

J.P. Morgan acted as financial advisor to the Company for the Share Exchange and will receive a fee from the Company for its services, a substantial portion of which will become payable only if the Share Exchange is consummated. In addition, the Company agreed to indemnify J.P. Morgan against certain liabilities arising out of its engagement in the services. During the two years preceding the date of the written opinion, J.P. Morgan and its affiliates have provided financial advisory services, commercial banking services or investment banking services to the Company, MHFG or MHBK for which J.P. Morgan and such affiliates have received customary compensation. In the ordinary course of business of J.P. Morgan and its affiliates, they may actively trade the debt and equity securities of the Company, MHFG or MHBK for its own account or for the accounts of customers, and accordingly, J.P. Morgan and such affiliates may at any time hold long or short positions in such securities.

(Note 2)

Both the valuation analyses and written opinion delivered by BofA Merrill Lynch were prepared solely for the use of the boards of directors of MHFG and MHBK in connection with their evaluation of the share exchange ratio for the Share Exchange, and may not be used or relied upon for any other purpose.

BofA Merrill Lynch has made qualitative judgments as to the significance and relevance of each analysis and each factor considered in the course of preparing the valuation report and the opinion. Accordingly, its analysis must be considered as a whole and that selecting portions of its analysis and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analysis and opinion. In its analysis, BofA Merrill Lynch made numerous assumptions with respect to the Company, MHFG, and their affiliates, industry performance and regulatory environment, general business, economic, market and financial conditions, etc., many of which are beyond the control of the Company, MHFG and MHBK and involve the application of complex methodologies and educated judgment. No company used in any analysis as a comparison is identical to the Company or MHFG. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

In addition, in delivering its written opinion and conducting the analyses, BofA Merrill Lynch took into account, based on certain assumptions, the dilution to be caused from the conversion of MHFG’s Eleventh Series Class XI Preferred Stock into common stock.

BofA Merrill Lynch has not made or provided with any evaluation or appraisal of the assets or liabilities (including contingent liabilities and reserves for possible losses) of the Company, MHFG or their affiliates, nor has it been obliged to make any physical inspection of the properties or assets of the Company, MHFG or their affiliates. BofA Merrill Lynch has not evaluated the solvency or fair value of the Company or MHFG under any laws relating to bankruptcy, insolvency or similar matters. In addition, in its opinion relating to the Share Exchange, BofA Merrill Lynch is not expressing any opinion with respect to any other transactions that are incidental or related to the Share Exchange (including the transactions set forth in Section 1 above) and, with the consent of MHFG and MHBK, did not take into account the impact of any such transactions in conducting its analyses set forth above. BofA Merrill Lynch has also assumed that certain accounting and tax-related procedures which MHFG and MHBK have understood will be followed in connection with the Share Exchange, that the Share Exchange will be consummated in accordance with its terms, without modification of any material term, and that there would be no adverse effect on the Share Exchange resulting from any divestiture requirements or amendments or modifications imposed by any governmental authority.

MHFG and MHBK have agreed to indemnify BofA Merrill Lynch for certain liabilities arising out of the engagement. BofA Merrill Lynch’s ultimate parent company, Bank of America Corporation, and its affiliates comprise a full service securities firm and commercial bank and, in addition to providing financial advisory services related to this Share Exchange, may provide investment banking, corporate banking and other financial services to the Company, MHFG and MHBK, and receive fees for the rendering of such services. Further, in the ordinary course of business, BofA Merrill Lynch or its affiliates may actively trade the common stock or other financial instruments of the Company, MHFG or MHBK for its own account or for the account of its customers, and may at any time hold a long or short position in such financial instruments.

BofA Merrill Lynch does not express any opinion regarding the merits of the underlying decision by MHFG and MHBK to engage in the Share Exchange, and does not express any opinion regarding the fairness to, or any consideration of, any party other than MHFG. BofA Merrill Lynch also does not express any opinion as to the prices at which shares of the Company or MHFG will trade following the announcement or consummation of the Share Exchange, or as to the appropriateness of the trade of any such shares, and does not express any opinion or make any recommendation regarding how shareholders should vote or take any other action related to the Share Exchange or any matter related thereto.

Proposal	3: Appointment of five (5) Directors

The terms of office of Messrs. Katsuyoshi Ejima, Akira Hattori and Yuichi Shikano, Directors, will expire at the closing of this ordinary general meeting of shareholders, and Mr. Yoshiharu Hasegawa resigned from his position as a Director as of December 31, 2010.

Accordingly, the Company proposes the appointment of five (5) Directors.

The candidates for Directors are as follows:

Candidates for Directors

Candidate No.	Name (Date of Birth)	Brief Personal Record, Title and Assignment, and Status of Major Concurrent Office		Number of Shares of Stock of the Company held
1	Katsuyoshi Ejima (December 29, 1953)	April 1977	Joined The Dai-Ichi Kangyo Bank, Limited (present Mizuho Bank, Ltd.)	23,139 Shares
		April 2002	Deputy General Manager of Human Resources Division of Mizuho Bank, Ltd.
		February 2003	General Manager of Credit Risk Management of Mizuho Holdings, Inc.
		March 2003	General Manager of Credit Risk Management of Mizuho Financial Group, Inc.
		April 2004	Executive Officer, General Manager of Credit Risk Management
		April 2005	Executive Officer, General Manager of Head Office of Mizuho Bank, Ltd.
		March 2006	Managing Executive Officer, Chief Compliance Officer and Chief Credit Officer of Mizuho Corporate Bank, Ltd.
		April 2008	Managing Executive Officer in charge of Credit Department of Mizuho Bank, Ltd.
		May 2009	Advisor of the Company
		June 2009	President & CEO (to the present)

Candidate No.	Name (Date of Birth)	Brief Personal Record, Title and Assignment, and Status of Major Concurrent Office		Number of Shares of Stock of the Company held
2	Shuzo Fujii (June 4, 1957)	April 1980	Joined The Fuji Bank, Limited) (present Mizuho Corporate Bank, Ltd.)	4,765 Shares
		April 2002	General Manager of Seijo Branch of Mizuho Bank, Ltd.
		July 2002	General Manager of Hiroo Branch
		July 2004	General Manager of Abenobashi Branch
		January 2008	General Manager of Namba Branch
		April 2009	Executive Officer, General Manager of Namba Branch
		October 2009	Executive Officer, General Manager of Namba Branch, and General Manager of Namba Branch Division I
		May 2010	Advisor of the Company
		June 2010	Managing Executive Officer in charge of Business Promotion Department (Business Promotion in Branch), Corporate Planning Division and Treasury Division
		January 2011	Deputy President-Executive Officer in charge of Corporate Planning Division, Risk Management Division, Underwriting Credit Evaluation Division, Treasury Division and Compliance (to the present)

Candidate No.	Name (Date of Birth)	Brief Personal Record, Title and Assignment, and Status of Major Concurrent Office		Number of Shares of Stock of the Company held
3	Akira Hattori (December 24, 1952)	April 1976	Joined Nippon Kangyo Kakumaru Securities Co., Ltd. (present Mizuho Investors Securities Co., Ltd.)	53,161 Shares
		January 1999	General Manager of Kyoto Branch of the Company
		October 2000	General Manager of Operation Branch Management Division
		June 2001	Director, General Manager of Operation Branch Management Division
		June 2002	Executive Officer, General Manager of Operation Branch Management Division
		May 2004	Managing Executive Officer in charge of Business Promotion Department and General Manager of Operation Branch Management Division
		June 2005	Senior Managing Director in charge of Internal Control Department, General Affairs Division and Compliance
		October 2006	Senior Managing Director in charge of Internal Control Department, Risk Management Division, Underwriting Credit Evaluation Division, General Affairs Division, Operations Planning Division, Operations Center and Compliance
		May 2007	Senior Managing Director, management of Internal Control Department, and in charge of Risk Management Division, Underwriting Credit Evaluation Division, Treasury Division, General Affairs Division, Operations Planning Division, Operations Center and Compliance
		June 2008	Senior Managing Director in charge of Treasury Division, Operations Planning Division, Securities Division, General Affairs Division, Business Planning Division, Syndications Division, Call Center, Operations Center, Customer Satisfaction Affairs of the Company, and President & CEO of Mizuho Investors Business Services Co., Ltd.
April 2011

Senior Managing Director, management of Business Promotion Department (Call Center) and Business Planning Division, and in charge of Information Technology Strategy Division, Operations Planning Division, Securities Division, General Affairs Division, Syndications Division, Operations Center, Customer Satisfaction Affairs of the Company, and President & CEO of Mizuho Investors Business Services Co., Ltd.

(to the present)

Candidate No.	Name (Date of Birth)	Brief Personal Record, Title and Assignment, and Status of Major Concurrent Office		Number of Shares of Stock of the Company held
4	Yuichi Shikano (August 6, 1952)	April 1975	Joined Nippon Kangyo Kakumaru Securities Co., Ltd. (present Mizuho Investors Securities Co., Ltd.)	27,661 Shares
		November 1992	General Manager of Bakurocho Branch of the Company
		November 1996	Head of Public Company No.2 Group of Public Company Division
		January 1998	Deputy General Manager of IPO Consulting & Underwriting Division and Head of IPO Business Promotion Group
		January 1999	General Manager of Takasaki Branch
		April 2000	Counselor of Personnel Division (seconded to DKB Securities Co., Ltd. (present Mizuho Securities Co., Ltd.))
		June 2001	Director
		June 2002	Executive Officer
		March 2003	Executive Officer, Deputy in charge of Solution Department and General Manager of IPO Solution Department
		May 2004	Managing Executive Officer in charge of Underwriting Business Section, Corporate Solution Division, IPO Solution Division and Investment Programs & Operations Services Division
		May 2006	Managing Executive Officer in charge of Capital Markets Department
		June 2007	Senior Managing Director in charge of Capital Markets Department (to the present)

5	Atsuo Kumagai (September 27, 1955)	April 1979	Joined Nippon Kangyo Kakumaru Securities Co., Ltd. (present Mizuho Investors Securities Co., Ltd.)	16,599 Shares
		November 1996	General Manager of Komagome Branch of the Company
		July 1998	General Manager of Zushi Branch
		June 2001	Blocks General Manager of Operation Branch Management Division
		January 2002	General Manager of Namba Branch
		March 2004	General Manager of Compliance Division
		June 2005	Executive Officer, General Manager of Compliance Division and Head of Information Security Management Section
		June 2007	Managing Executive Officer in charge of Internal Control Department
		October 2010	Managing Executive Officer in charge of Internal Control Department and Deputy in charge of Customer Satisfaction Affairs (to the present)

(Note)	Each of the candidates has no special interests with the Company.

Proposal 4: Appointment of two (2) Corporate Auditors

The term of office of Mr. Mitsuo Maehara, Corporate Auditor, will expire at the closing of this ordinary general meeting of shareholders, and Mr. Koji Fujii resigned from his position as a Corporate Auditor as of March 31, 2011.

Accordingly, the Company proposes the appointment of two (2) Corporate Auditors.

The Board of Corporate Auditors has approved this proposal.

The candidates for Corporate Auditors are as follows:

Candidates for Corporate Auditors

Candidate No.	Name (Date of Birth)	Brief Personal Record, Status of Major Concurrent Office and Title in the Company		Number of Shares of Stock of the Company held
1	Mitsuo Maehara (October 7, 1947)	April 1970	Joined Nippon Kangyo Kakumaru Securities Co., Ltd. (present Mizuho Investors Securities Co., Ltd.)	15,309 Shares
		July 1995	General Manager of Global Corporate Planning Division of the Company
		June 1996	Director, General Manager of Global Corporate Planning Division
		October 1997	Director in charge of Business Promotion Department
		May 1998	Director in charge of Business Promotion Department stationed in Nagoya
		June 1999	Managing Director, General Manager of Osaka Branch and in charge of Kinki and Nagoya Areas
		February 2000	Managing Director in charge of Kinki and Nagoya Areas
		September 2000	Managing Director, Deputy in charge of Tokyo Metropolitan Area Business Promotion Division I and Tokyo Metropolitan Area Business Promotion Division II
		January 2001	Managing Director, Deputy in charge of Corporations Division, Financial Institutions Division, Tokyo Metropolitan Area Corporate Division
		June 2001	Senior Managing Director of Kankaku Investment Co., Ltd.
		June 2002	Senior Managing Director of Kankaku Enterprise Co., Ltd.
		November 2003	President and Director of Kankaku Investment Co., Ltd. and President and Director of Kankaku Enterprise Co., Ltd.
		December 2004	President and Director of Kankaku Enterprise Co., Ltd. (present KEC Co., Ltd.) (due to a merger of Kankaku Investment Co., Ltd. and Kankaku Enterprise Co., Ltd.)
		June 2007	Corporate Auditor (full time) of the Company (to the present)

Candidate No.	Name (Date of Birth)	Brief Personal Record, Status of Major Concurrent Office and Title in the Company		Number of Shares of Stock of the Company held
2	Isao Kunita (August 5, 1949)	April 1973	Joined Nippon Kangyo Kakumaru Securities Co., Ltd. (present Mizuho Investors Securities Co., Ltd.)	13,050 Shares
		August 1990	General Manager of Kichijoji Branch of the Company
		October 1992	General Manager of Kagoshima Branch
		December 1995	Head of Business Promotion Management Group
		November 1996	General Manager of Stock Business Planning Division
		April 1997	General Manager of Operation Branch Management Division and General Manager of Stock Business Planning Division
		January 1998	General Manager of Business Division and Head of Operations Management Group
		November 1998	General Manager of Business Division, Deputy General Manager of Operations Planning Group and Deputy General Manager of Operations Management Group, and Counselor of Human Resources Division and seconded to Kankaku Business Services Co., Ltd.
		October 1999	Acting General Manager of Kankaku Business Services Co., Ltd.
		January 2001	General Manager of Operations Support Division of Kankaku Business Services Co., Ltd.
		June 2001	Counselor of Personnel Division of the Company and seconded to Taiho Securities Ltd
		May 2003	General Manager of General Affairs Division
		June 2007	Executive Officer, General Manager of General Affairs Division
		June 2010	Advisor (to the present)

(Note)	Each of the candidates has no special interests with the Company.

Proposal 5: Appointment of one (1) stand-in Corporate Auditor

The Company proposes the appointment of one (1) stand-in Corporate Auditor by way of precaution against cases where there is a vacancy that results in a shortfall in the statutory number of Corporate Auditors.

The Board of Corporate Auditors has approved this proposal.

The candidate for stand-in Corporate Auditor is as follows:

Candidate for stand-in Corporate Auditor

Name (Date of Birth)	Brief Personal Record (Status of Major Concurrent Office)		Number of Shares of Stock of the Company held
Michio Shishido (September 29, 1945)	April 1968	Joined the Dai-Ichi Bank, Ltd. (present Mizuho Bank, Ltd.)	—
	May 2000	Representative Director and Senior Managing Director of The Dai-Ichi Kangyo Bank, Limited (present Mizuho Bank, Ltd.)
	April 2002	Senior Managing Director of Mizuho Corporate Bank, Ltd.
	May 2003	Advisor of Hazama Corporation
	June 2003	Vice President and Representative Director (current) (to the present)

(Notes)	1.	The candidate has no special interests with the Company.

	2.	Mr. Michio Shishido, the candidate for stand-in Corporate Auditor, is a candidate for Outside Corporate Auditor.

	3.

Reasons for Appointment of the Candidate for stand-in Outside Corporate Auditor

Mr. Michio Shishido, the candidate, has the experience of engaging in the management of a company as a Representative Director of The Dai-Ichi Kangyo Bank, Limited (present Mizuho Bank, Ltd.) and currently serves as a Vice President and Representative Director of Hazama Corporation (scheduled to retire from his position in late June this year). The Company proposes to appoint Mr. Michio Shishido as a candidate for stand-in Outside Corporate Auditor for the purpose of making use of his accumulated knowledge from his work experience for the benefit of the Company’s auditing system in the case where he assumes the office of Corporate Auditor.

4.	Liability Limitation Agreement with the Candidate for stand-in Outside Corporate Auditor
The Company provides in Article 37 of the current Articles of Incorporation that it may enter into agreements with any Outside Corporate Auditor which limit liability for damages resulting from negligence in performance of his/her duty so that the Outside Corporate Auditor may sufficiently fulfill his/her expected role. Pursuant to this provision, the Company is expected to enter into a liability limitation agreement with Mr. Michio Shishido as an Outside Corporate Auditor in the case where he assumes the office of Corporate Auditor.

A summary of the contents of the agreement is as follows:

1)      In the case where the Company assumes liability for damages resulting from the Outside Corporate Auditor’s negligence in performance of his/her duty, his/her liability shall be limited to the higher of either (i) JPY 20 million or (ii) the amount prescribed in laws and regulations pursuant to the provision of Article 427, Paragraph 1 of the Company Law.

2)      The liability limitation mentioned above shall be permitted only in case where such Outside Corporate Auditor is bona fide and without gross negligence in the performance of his/her duty which caused the liability.

Proposal 6: Grant of retirement allowances to the retiring Director and the retiring Corporate Auditor

The Company proposes to grant retirement allowances to (i) Mr. Yoshiharu Hasegawa, who resigned from his position as a Director as of December 31, 2010 and (ii) Mr. Koji Fujii, who resigned from his position as a Corporate Auditor as of March 31, 2011, to reward them for their services during their respective terms of offices, in an amount not exceeding the applicable amount determined in accordance with the Company’s established rules. The Company seeks the shareholders’ approval to give discretion to the Board of Directors to determine the actual amount, presentation timing, method and related details of the aforementioned retirement allowance.

The respective brief personal records of the retiring Directors and the retiring Corporate Auditor are as follows:

Retiring Director and Retiring Corporate Auditor

Name	Brief Personal Record
Yoshiharu Hasegawa	June 2006 December 2010	Deputy President of the Company resigned from his position as a Director
Koji Fujii	June 2009 March 2011	Corporate Auditor of the Company resigned from his position as a Corporate Auditor

End of Document

Guidance Notes on the Exercise of the Voting Rights via the Internet, etc.

1.	Items Required to be Agreed on for the Exercise of Voting Rights via the Internet

If you wish to exercise your voting rights via the Internet, please make sure to exercise your voting rights pursuant to the following terms:

(1)	You may exercise your voting rights via the Internet only through the website for exercising voting rights specified by the Company (see the URL below). When exercising your voting rights via the Internet, the code for the exercise of voting rights and the password described in the voting form enclosed with this convocation notice are required.

(2)	The code for the exercise of voting rights and the password that we offer at this time are effective only at this ordinary general meeting of shareholders and we will issue a new code for the exercise of voting rights and a new password at the next general meeting of shareholders.

(3)	If you exercise your voting rights twice, in writing and via the Internet, we will only accept the exercise of your voting rights via the Internet as effective.

(4)	If you exercise your voting rights more than once via the Internet, we will only accept the last exercise of your voting rights as effective.

(5)	The cost of Internet access (access fees to providers, telecommunications fees, etc.) will be borne by the shareholders.

2.	Specific Procedures to Exercise Your Voting Rights via the Internet

(1)	Access the website for exercising voting rights specified by the Company (http://www.it-soukai.com/ or https://daiko.mizuho-tb.co.jp/). You will not be able to access the above URL between 3:00 a.m. and 5:00 a.m. during the exercise period.

(2)	Enter the code for the exercise of voting rights and the password and click on the “Log-in” button.

The code for the exercise of voting rights and the password are described in the lower right of the voting form enclosed with this convocation notice.

(3)	Exercise your voting rights by following the directions on the screen.

3.	System Requirements

§	Personal Computer

Windows® computer (PDAs and game machines are not supported.)

§	Browser

Microsoft® Internet Explorer 5.5 or higher

§	Internet Environment

It is a requirement that you have Internet access such as through a contract with an Internet service provider.

§	Monitor Resolution

1024×768 pixels or higher is recommended.

*	Microsoft and Windows are registered trademarks or trademarks of Microsoft Corporation in the United States and other countries.

4.	Security

You may exercise your voting rights safely due to the encryption technology (SSL128bit) used to protect your voting information from being tampered with and intercepted.

In addition, the code for the exercise of voting rights and the password described in the voting form are very important to authenticate shareholders, so please ensure that you do not disclose them to other people. Please note that the Company does not and will not make any inquiries regarding your password.

5.	Inquiries

(1)	For inquiries regarding only the operation, etc. for personal computers, etc. with respect to the Electronic Voting

Please contact:

Internet Help Dial

Stock Transfer Agency Department

Mizuho Trust & Banking Co., Ltd.

Telephone: 0120-768-524 (toll-free number)

Operating Hours: 9:00 a.m. to 9:00 p.m. (excluding Saturdays, Sundays and national holidays)

(2)	For inquiries with respect to address changes, etc., other than above (1)

Stock Transfer Agency Department

Mizuho Trust & Banking Co., Ltd.

Telephone: 0120-288-324 (toll-free number)

Operating Hours: 9:00 a.m. to 5:00 p.m. (excluding Saturdays, Sundays and national holidays)

*	For Electronic Voting Platform

Other than the exercise of voting rights via the Internet described above, the electronic voting platform operated by a joint venture, which was established by the Tokyo Stock Exchange, Inc., etc., is available for custodian banks and any other nominal shareholders (including standing proxies) that have applied to use such platform in advance as an electromagnetic method of exercising voting rights at the ordinary general meeting of shareholders of the Company.

Information Map for the Ordinary General Meeting of Shareholders Site

10-30, Nihonbashi Kakigara-cho 2-chome, Chuo-ku, Tokyo

The 6th floor hall of the head office of Mizuho Investors Securities Co., Ltd.

• The reception area is located on the 6th floor.

• Subway	Hanzomon Line

About three-minute walk from Suitengumae Station (Exit 4)

• Subway	Hibiya Line

About ten-minute walk from Ningyocho Station (Exit A1)

• Subway	Toei Asakusa Line

About thirteen-minute walk from Ningyocho Station (Exit A3)

• Subway	Toei Shinjuku Line

About ten-minute walk from Hamamatsucho Station (Exit A2)

[THE 115TH ORDINARY GENERAL MEETING OF SHAREHOLDERS]

Reference Materials for the Ordinary General Meeting of Shareholders

(Supplemental Volume 1)

Attachment to Proposal 2

The Articles of Incorporation of Mizuho Financial Group, Inc.

Proposed Amendments to the Articles of Incorporation of Mizuho Financial Group, Inc.

Financial Statements, etc. of Mizuho Financial Group, Inc. for the Last Fiscal Year

Business Report

Consolidated Balance Sheet

Consolidated Statement of Income

Consolidated Statement of Changes In Net Assets

Notes to Consolidated Financial Statements

Non-Consolidated Balance Sheet

Non-Consolidated Statement of Income

Non-Consolidated Statement of Changes In Net Assets

Notes to Non-Consolidated Financial Statements

Report of Independent Auditors on Consolidated Financial Statements

Report of Independent Auditors on Non-Consolidated Financial Statements

Audit Report

Mizuho Investors Securities Co., Ltd.

ARTICLES OF INCORPORATION

OF

MIZUHO FINANCIAL GROUP, INC.

CHAPTER I

GENERAL PROVISIONS

Article 1. (Trade	Name)

The company shall be called “Kabushiki Kaisha Mizuho Financial Group” and in English, “Mizuho Financial Group, Inc.”(hereinafter referred to as the “Company”).

Article 2. (Purpose)

The purpose of the Company shall be to engage in the following businesses as a bank holding company:

(1)	Operation and management of bank holding companies, banks, long-term credit banks, specialized securities companies and other companies which may be owned by the Company as its subsidiaries under the Banking Law; and

(2)	Any other business incidental to the foregoing.

Article 3.    (Head Office)

The Company shall have its head office in Chiyoda-ku, Tokyo.

Article 4.    (Organizations)

The Company shall establish the following organizations, in addition to the general meeting of shareholders and Directors.

(1)	Board of Directors;

(2)	Corporate Auditors;

(3)	Board of Corporate Auditors; and

(4)	Accounting Auditors.

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Article 5. (Method	of Public Notices)

Public notices by the Company shall be given by electronic public notices; provided, however, that in the case where an electronic public notice is impracticable due to an accident or any other unavoidable reason, the same public notice of the Company may be given in the Nihon Keizai Shimbun.

CHAPTER II

SHARES

Article 6. (Total	Number of Authorized Shares)

The total number of shares which the Company is authorized to issue shall be 28,485,271,000 shares, and each total number of the classes of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Common stock:	24,115,759,000 shares
Class XI preferred stock:	1,369,512,000 shares
Class XII preferred stock:	1,500,000,000 shares
Class XIII preferred stock:	1,500,000,000 shares

Article 7. (Acquisition	of Own Shares)

The Company may, by a resolution of the Board of Directors, acquire its own stock through market transactions or other methods pursuant to the provisions of Article 165, Paragraph 2 of the Company Law of Japan (the “Law”).

2

Article 8. (Number	of Shares Constituting one (1) Unit of Shares)

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) with respect to the common stock and each class of preferred stock, respectively.

Article 9. (Rights	Pertaining to Shares Constituting Less Than One (1) Unit)

A shareholder of the Company may not exercise any rights, except for the rights set forth below (excluding the rights which may not be exercised as the rights pertaining to shares constituting one (1) unit of shares), with respect to shares constituting less than one (1) unit held by such shareholder:

1.	The rights provided for in each item of Article 189, Paragraph 2 of the Law;

2.	The right to make a request pursuant to Article 166, Paragraph 1 of the Law;

3.	The right to receive an allotment of offered shares and offered stock acquisition rights in proportion to the number of shares held by such shareholder; and

4.	The right to make a request provided for in the following Article.

Article 10. (Additional	Purchase of Shares Constituting Less Than One (1) Unit)

A shareholder of the Company may request the Company to sell to such shareholder a number of shares which will, when combined with the shares constituting less than one (1) unit already held by such shareholder, constitute one (1) unit of shares pursuant to the Share Handling Regulations.

Article 11. (Record	Date)

1.	The Company shall deem shareholders having voting rights appearing in writing or electronically in the register of shareholders as of the end of March 31 of each year as the shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant business year.

2.	In addition to the preceding paragraph, the Company may temporarily set the record date whenever necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.

3

Article 12. (Shareholder	Register Manager, etc.)

1.	The Company shall appoint a shareholder register manager.

2.	The shareholder register manager and its handling office shall be determined by a resolution of the Board of Directors, and a public notice shall be given with respect thereto.

3.	The preparation and keeping of, and other operations relating to the register of shareholders and the register of stock acquisition rights of the Company shall be entrusted to the shareholder register manager and shall not be handled by the Company.

Article 13. (Share	Handling Regulations)

An entry, whether written or electronic, in the register of shareholder, a purchase and additional purchase of shares constituting less than one (1) unit, and other operations relating to shares and handling fees therefor and the method of request or notice by shareholders with respect to general meetings of shareholders shall be governed by the Share Handling Regulations prescribed by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

4

CHAPTER III

PREFERRED STOCK

Article 14. (Preferred	Stock Dividends)

1.	In respect of dividends from its surplus provided for in Article 53, the Company shall distribute dividends from its surplus by cash on preferred stock (hereinafter referred to as the “Preferred Stock Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as the “Shareholders of Preferred Stock”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”) in priority to holders of common stock (hereinafter referred to as the “Shareholders of Common Stock”), registered stock pledgees in respect of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”); provided, however, that in the case where all or a part of the Preferred Stock Interim Dividends provided for in Article 15 have been paid in the relevant business year, the amount so paid shall be reduced accordingly:

Class XI preferred stock:	Amount decided by the resolution of the Board of Directors on the issuance of such stock, which amount shall not exceed 50 yen per share per year

Class XII preferred stock:	Amount decided by the resolution of the Board of Directors on the issuance of such stock, which amount shall not exceed 50 yen per share per year

Class XIII preferred stock:	Amount decided by the resolution of the Board of Directors on the issuance of such stock, which amount shall not exceed 100 yen per share per year

2.	In a given business year, if all or a part of the Preferred Stock Dividends have not been paid to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees, the unpaid amount shall not be accumulated for the subsequent business years.

3.	The Company shall not distribute dividends from its surplus to any Shareholder of Preferred Stock or Registered Preferred Stock Pledgee, any amount in excess of the amount of the relevant Preferred Stock Dividends.

5

Article 15. (Preferred	Stock Interim Dividends)

In respect of interim dividends provided for in Article 54, the Company shall distribute dividends from its surplus by cash in one half of the amount of the Preferred Stock Dividends provided for in the main clause of Paragraph 1 of the preceding article (referred to as the “Preferred Stock Interim Dividends” in these Articles of Incorporation) to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees.

Article 16. (Distribution	of Residual Assets)

1.	In respect of distribution of residual assets, the Company shall pay to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees in such amount as provided for below:

Classes XI through XIII preferred stock:	1,000 yen per share

2	No distribution of residual assets other than those provided for in the preceding paragraph shall be made to any Shareholder of Preferred Stock or Registered Preferred Stock Pledgee.

Article 17. (Voting	Rights)

The Shareholders of Preferred Stock shall not have voting rights at a general meeting of shareholders; provided, however, that the Shareholders of Preferred Stock may have voting rights from the date of a general meeting of shareholders, in the case where a proposal on the Preferred Stock Dividends is not submitted to such general meeting of shareholders, or immediately after the closing of a general meeting of shareholders, in the case where a proposal on the Preferred Stock Dividends is rejected at such general meeting of shareholders, until, in either case, such time as the resolution of a general meeting of shareholders is passed to grant the Preferred Stock Dividends.

Article 18.    (Consolidation or Split of Preferred Stock, Free Allotment of Stock and Rights to Receive Allotment of Offered Stock, etc.)

1.	The Company shall not consolidate or split any preferred stock, and shall not make any free allotment of any stock for the Shareholders of Preferred Stock.

2.	The Company shall not grant the Shareholders of Preferred Stock any rights to receive allotment of offered stock, offered stock acquisition rights, bonds with stock acquisition rights, or offered stock acquisition rights and bonds, either of which are capable of being transferred separately from the others and shall not make any free allotment of any stock acquisition rights for the Shareholder of Preferred Stock.

6

Article 19. (Acquisition	of Preferred Stock)

1.	In respect of Classes XII and XIII preferred stock, the Company may acquire each such class of preferred stock, in whole or in part, on the date separately determined by a resolution of a general meeting of shareholders, after such time and at such acquisition price as respectively determined by a resolution of the Board of Directors relating to the issuance of the relevant preferred stock.

2.	In the case of a partial acquisition pursuant to the preceding paragraph, such redemption shall be made by way of lot or pro rata allocation.

Article 20. (Request	for Acquisition of Preferred Stock)

Any holder of Classes XI and XII preferred stock may request to the Company to acquire the relevant preferred stock held by such Shareholder of Preferred Stock during the period in which such Shareholder of Preferred Stock is entitled to request such acquisition as determined by a resolution of the Board of Directors relating to the issuance of the relevant preferred stock (hereinafter referred to as the “Period for Acquisition Request”). The Company shall deliver its own common stock to such Shareholder of Preferred Stock, in exchange for the Company’s acquisition of the relevant preferred stock. The terms of acquisition, including the number of the common stock to be delivered per one (1) share of the relevant preferred stock upon such request for acquisition, shall be determined by a resolution of the relevant Board of Directors.

Article 21.    (Mandatory Acquisition of Preferred Stock)

1.

The Company may acquire any of Classes XI and XII preferred stock, in respect of which a request for acquisition has not been made during the Period for Acquisition Request, on the day immediately following the last day of such period (hereinafter referred to as the “Mandatory Acquisition Date”) and instead, the Company shall deliver its own common stock to holders of the relevant preferred stock. In this case, the number of shares of the common stock to be delivered in exchange for the acquisition of one (1) share of the relevant preferred stock shall be obtained by dividing the amount equivalent to the subscription money per one (1) share of the relevant preferred stock by the current market price of a share of the common stock of the Company (with respect to the Eleventh Series of Class XI Preferred Stock, 1,000 yen; the same shall apply hereinafter); provided, however, that such current market price of a share of the common stock shall be the daily average price of closing prices (including the closing bid or offered price) of the common stock of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the 30 consecutive trading days (excluding any trading day or days on which no closing prices or closing bids or offered prices are reported) commencing on the 45th trading day prior to the Mandatory Acquisition Date, and such calculation shall be made to units of 0.01 yen, and by rounding up to the nearest 0.1 yen when equal to or more than 0.05 yen and disregarding amounts less than 0.05 yen.

2.	In respect of Classes XI and XII preferred stock, the number of common stock referred to in the preceding paragraph shall not exceed the number of shares obtained by dividing the amount equivalent to the subscription money per one (1) share of each such class of preferred stock by the minimum acquisition price determined by the resolution of the Board of Directors relating to the relevant issuance of the preferred stock.

3.	In the calculation of the number of common stock provided for in the preceding two (2) paragraphs, any number less than one (1) share shall be treated pursuant to the provisions provided for in Article 234 of the Law.

7

Article 22.    (Order of Priority)

All classes of preferred stock authorized to be issued by the Company shall rank pari passu with each other in respect of the payment of the Preferred Stock Dividends and the Preferred Stock Interim Dividends, and the distribution of residual assets.

CHAPTER IV

GENERAL MEETINGS OF SHAREHOLDERS

Article 23. (Convocation	of General Meetings of Shareholders)

An ordinary general meeting of shareholders of the Company shall be convened no later than 3 months from the last day of each business year and an extraordinary general meeting of shareholders shall be convened whenever necessary.

Article 24. (Place	where General Meetings of Shareholders shall be Convened)

General meetings of shareholders shall be convened within the wards of Tokyo.

8

Article 25. (Person	Authorized to Convene General Meetings of Shareholders and the Chairman of the Meeting)

1.	The President shall convene and preside over the general meeting of shareholders.

2.	In the case where the President is unable so to act, one of the other Director(s) in the order previously determined by the Board of Directors shall take such person’s place.

Article 26. (Disclosure	of Reference Materials, etc. for General Meetings of Shareholders via Internet)

The Company may, at the time of convocation of a general meeting of shareholders, deem to have provided shareholders with information with respect to matters which shall be stated or indicated in the reference materials for a general meeting of shareholders, business reports, non-consolidated financial documents and consolidated financial documents by disclosing those by way of using the Internet as provided for in the ordinances of the Ministry of Justice.

Article 27. (Method	of Adopting Resolutions)

1.	Unless otherwise provided for by laws or regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the meeting who are entitled to exercise their voting rights.

2.	Resolutions of a meeting of shareholders governed by Article 309, Paragraph 2 of the Law shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

9

Article 28. (Voting	by Proxy)

1.	Shareholders may exercise their voting rights at the relevant general meeting of shareholders by a proxy who shall also be a shareholder of the Company holding voting rights at such meeting.

2.	The shareholder or his/her proxy shall submit to the Company a document evidencing the authority of such proxy to act as such at each general meeting of shareholders.

Article 29. (Minutes	of General Meetings)

The minutes of general meetings of shareholders shall be prepared in writing or by electromagnetic file as provided for in laws and regulations.

Article 30. (General	Meetings of Holders of Classes of Stock)

1.	Unless otherwise provided for by laws or regulations or these Articles of Incorporation, resolutions of a general meeting of holders of classes of stock shall be adopted by an affirmative vote of a majority of the voting rights held by the holders present at the meeting who are entitled to exercise their voting rights.

2.	Resolutions provided for in Article 324, Paragraph 2 of the Law shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the voting rights held by the holders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the holders entitled to exercise their voting rights.

3.	The provisions of Articles 24 through 26 and 28 and the preceding article shall apply mutatis mutandis to the general meetings of holders of classes of stock.

CHAPTER V

DIRECTORS AND BOARD OF DIRECTORS

Article 31. (Number)

The Company shall have not more than fifteen (15) Directors.

10

Article 32. (Method	of Appointment)

1.	The Director(s) shall be appointed at a general meeting of shareholders.

2.	A resolution for the appointment of Director(s) shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

3.	Cumulative voting shall not be used for the appointment of Director(s).

Article 33. (Method	of Dismissal)

A resolution for the dismissal of Director(s) shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant general meeting of shareholders who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

Article 34. (Term	of Office)

The term of office of Director(s) shall expire at the closing of the ordinary general meeting of shareholders concerning the last business year ending within two (2) years after their appointment.

Article 35. (Representative	Director(s) and Director(s) with Titles)

1.	The Representative Director(s) shall be designated by a resolution of the Board of Directors.

2.	The President shall be appointed by a resolution of the Board of Directors.

3.	The Board of Directors may, by its resolutions, appoint Chairman, Deputy Chairman, Deputy President(s), Senior Managing Director(s) and Managing Director(s).

11

Article 36. (Duties	of the President)

The President shall oversee the operations of the Company.

Article 37. (Person	Authorized to Convene Meetings of the Board of Directors and Chairman of the Meeting)

1.	Unless otherwise provided for by laws or regulations, the President shall convene and preside over the meeting of the Board of Directors.

2.	In the case where the President is unable so to act, one of the other Director(s) in the order previously determined by the Board of Directors shall take such person’s place.

Article 38. (Notice	to Convene Meetings of the Board of Directors)

1.	Notice to convene a meeting of the Board of Directors shall be given to each Director and Corporate Auditor not less than three (3) days prior to the date set for such meeting; provided, however, that in case of emergency, such period may be shortened.

2.	A meeting of the Board of Directors may be held without taking the procedures of convocation with the consent of all the Directors and Corporate Auditors.

Article 39. (Method	of Adopting Resolutions of the Board of Directors)

Resolutions of a meeting of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors present at the relevant meeting who shall constitute a majority in number of all the Directors entitled to take part in the vote.

Article 40. (Minutes	of Meetings of the Board of Directors)

The minutes of the meetings of the Board of Directors shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, the Director(s) and Corporate Auditors present thereat shall affix their names and seals thereon, or electronic signatures thereto.

12

Article 41. (Regulations	of the Board of Directors)

Matters concerning the Board of Directors shall be governed by the Regulations of the Board of Directors prescribed by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

Article 42. (Liability	Limitation Agreements with Outside Director(s))

Pursuant to the provisions provided for in Article 427, Paragraph 1 of the Law, the Company may enter into liability limitation agreements with any Outside Director which limit the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) the pre-determined amount not less than twenty million (20,000,000) yen or (ii) the amount prescribed in laws and regulations, provided that such Outside Director is bona fide and without gross negligence in performing his/her duty.

CHAPTER VI

CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 43. (Number)

The Company shall have not more than six (6) Corporate Auditors.

Article 44. (Method	of Appointment)

1.	The Corporate Auditors shall be appointed at a general meeting of shareholders.

2.	A resolution for appointment of Corporate Auditors shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

13

Article 45. (Term	of Office)

The term of office of Corporate Auditors shall expire at the closing of the ordinary general meeting of shareholders concerning the last business year ending within four (4) years after their appointments.

Article 46.    (Full-Time Corporate Auditor(s))

The Board of Corporate Auditors shall, by its resolution, designate full-time Corporate Auditor(s).

Article 47. (Notice	to Convene Meetings of the Board of Corporate Auditors)

1.	Notice to convene a meeting of the Board of Corporate Auditors shall be given to each Corporate Auditor not less than three (3) days prior to the date set for such meeting; provided, however, that in case of emergency, such period may be shortened.

2.	A meeting of the Board of Corporate Auditors may be held without taking the procedures of convocation with the consent of all the Corporate Auditors.

Article 48. (Method	of Adopting Resolutions of the Board of Corporate Auditors)

Resolutions of a meeting of the Board of Corporate Auditors shall be adopted by an affirmative vote of a majority of the Corporate Auditors, unless otherwise provided for by laws or regulations.

Article 49. (Minutes	of Meetings of the Board of Corporate Auditors)

The minutes of the meetings of the Board of Corporate Auditors shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, and the Directors and Corporate Auditors present thereat shall affix their names and seals thereon or electronic signatures thereto.

14

Article 50. (Regulations	of the Board of Corporate Auditors)

Matters concerning the Board of Corporate Auditors shall be governed by the Regulations of the Board of Corporate Auditors prescribed by the Board of Corporate Auditors, in addition to laws and regulations and these Articles of Incorporation.

Article 51. (Liability	Limitation Agreements with Outside Corporate Auditor(s))

Pursuant to the provisions provided for in Article 427, Paragraph 1 of the Law, the Company may enter into liability limitation agreements with any Outside Corporate Auditor which limit the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) the pre-determined amount not less than twenty million (20,000,000) yen or (ii) the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his/her duty.

CHAPTER VII

ACCOUNTING

Article 52. (Business	Year)

The business year of the Company shall be the one-year period from April 1 of each year through March 31 of the following year.

Article 53. (Dividends	from Surplus Approved by Resolution of Ordinary General Meeting of Shareholders)

Dividends from the surplus approved by a resolution of an ordinary general meeting of shareholders shall be distributed to the shareholders or registered stock pledgees appearing in writing or electronically in the register of shareholders as of the end of March 31 of each year.

15

Article 54. (Interim	Dividends)

The Company may, by a resolution of the Board of Directors, distribute interim dividends provided for in Article 454, Paragraph 5 of the Law to the shareholders or registered stock pledgees appearing in writing or electronically in the register of shareholders as of the end of September 30 of each year.

Article 55. (Prescription	for Payment of Dividends)

In the case where the dividends from its surplus are distributed by cash, the Company shall be released from the obligation to pay such dividends from the surplus which have not been received after the lapse of five (5) years from the date of commencement of payment thereof.

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Proposed Amendments to the Articles of Incorporation

of Mizuho Financial Group, Inc.

A proposal concerning the partial amendment to the Articles of Incorporation as attached is scheduled to be submitted at the ordinary general meeting of shareholders and each of the general meetings of class shareholders of Mizuho Financial Group, Inc. to be held in June 2011

Proposal 2:    Partial amendment to the Articles of Incorporation

Due to the issuance of 6 billion shares of common stock in fiscal year 2010 and also with the conversion of the Eleventh Series Class XI Preferred Stock into common stock, the total number of shares of common stock that the Company is authorized to issue but remains unissued, which is calculated taking into account the further conversion, etc., of preferred stock, has become approximately 0.86 billion shares (the ratio thereof to the total number of shares of common stock that the Company is authorized to issue is approximately 3.6%) at the end of fiscal 2010. The Company believes that, in order to secure the mobility and flexibility of management toward realization of our further sustainable growth for the future, the number of authorized shares that allow for issuance of a certain number of shares of common stock are needs to be maintained. Furthermore, the Company needs to increase the total number of shares of common stock that the Company is authorized to issue for the implementation of turning Mizuho Trust & Banking Co., Ltd., Mizuho Securities Co., Ltd. and Mizuho Investors Securities Co., Ltd. into wholly-owned subsidiaries by means of share exchanges, in which shares of common stock of the Company shall be the consideration, as announced in April 2011. Therefore, the Company determined to increase the total number of shares of common stock that the Company is authorized to issue, and, in accordance with such increase, to increase the total number of shares of capital stock that the Company is authorized to issue. Furthermore, we are not conducting the partial amendment to Article 6 of the Articles of Incorporation with any intention to introduce so-called “anti-takeover measures.”

The partial amendment to Article 6 of the Articles of Incorporation shall require the resolutions by each of the general meetings of class shareholders, pursuant to the provision of Article 322 of the Company Law.

In addition, a provision regarding the record date for general meetings of class shareholders will be newly established in order to enable general meetings of class shareholders to be held flexibly (Article 11 of the proposed amendments to the Articles of Incorporation).

Further, given the increasing number of shareholders, etc., and from the standpoint of securing locations where general meetings of shareholders shall be held, the deletion of Article 24 of the current Articles of Incorporation, which limits the location where general meetings of shareholders may be held, will be made in addition to the necessary amendments, including the amendment of article numbers, etc.

The specific amendments are as set forth below.

(Changes are indicated by underline.)

Current Articles of Incorporation	Proposed Amendments

Article 6. (Total Number of Authorized Shares)

The total number of shares which the Company is authorized to issue shall be 28,485,271,000 shares, and each total number of the classes of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Article 6. (Total Number of Authorized Shares)

The total number of shares which the Company is authorized to issue shall be 52,369,512,000 shares, and each total number of the classes of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Common stock: Class XI preferred stock: Class XII preferred stock: Class XIII preferred stock:	24,115,759,000 shares 1,369,512,000 shares 1,500,000,000 shares 1,500,000,000 shares	Common stock: Class XI preferred stock: Class XII preferred stock: Class XIII preferred stock:	48,000,000,000 shares 1,369,512,000 shares 1,500,000,000 shares 1,500,000,000 shares

1

Current Articles of Incorporation	Proposed Amendments

Article 11. (Record Date)

1. The Company shall deem shareholders having voting rights appearing in writing or electronically in the register of shareholders as of the end of March 31 of each year as the shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant business year.

Article 11. (Record Date) 1. (No change.)

(Newly established.)	2. The provision of the preceding paragraph shall apply mutatis mutandis to the record date for voting rights at the general meetings of holders of classes of stock, where there is a matter to be resolved at an ordinary general meeting of shareholders that requires, in addition to such resolution, a resolution by the relevant general meeting of holders of class of stock.

2. In addition to the preceding paragraph, the Company may temporarily set the record date whenever necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.	3. In addition to the preceding two paragraphs, the Company may temporarily set the record date whenever necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.

Article 14. (Preferred Stock Dividends)

1. In respect of dividends from its surplus provided for in Article 53, the Company shall distribute dividends from its surplus by cash on preferred stock (hereinafter referred to as the “Preferred Stock Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as the “Shareholders of Preferred Stock”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”) in priority to holders of common stock (hereinafter referred to as the “Shareholders of Common Stock”), registered stock pledgees in respect of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”); provided, however, that in the case where all or a part of the Preferred Stock Interim Dividends provided for in Article 15 have been paid in the relevant business year, the amount so paid shall be reduced accordingly:

(Omitted.)

Article 14. (Preferred Stock Dividends)

1. In respect of dividends from its surplus provided for in Article 52, the Company shall distribute dividends from its surplus by cash on preferred stock (hereinafter referred to as the “Preferred Stock Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as the “Shareholders of Preferred Stock”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”) in priority to holders of common stock (hereinafter referred to as the “Shareholders of Common Stock”), registered stock pledgees in respect of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”); provided, however, that in the case where all or a part of the Preferred Stock Interim Dividends provided for in Article 15 have been paid in the relevant business year, the amount so paid shall be reduced accordingly:

(No change.)

Article 15. (Preferred Stock Interim Dividends)

In respect of interim dividends provided for in Article 54, the Company shall distribute dividends from its surplus by cash in one half of the amount of the Preferred Stock Dividends provided for in the main clause of Paragraph 1 of the preceding article (referred to as the “Preferred Stock Interim Dividends” in these Articles of Incorporation) to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees.

Article 15. (Preferred Stock Interim Dividends)

In respect of interim dividends provided for in Article 53, the Company shall distribute dividends from its surplus by cash in one half of the amount of the Preferred Stock Dividends provided for in the main clause of Paragraph 1 of the preceding article (referred to as the “Preferred Stock Interim Dividends” in these Articles of Incorporation) to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees.

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Current Articles of Incorporation	Proposed Amendments

Article 24. (Place where General Meetings of Shareholders shall be Convened) General meetings of shareholders shall be convened within the wards of Tokyo.	(Deleted.)

Article 25. to Article 29. (Omitted.)	Article 24. to Article 28. (No change.)

Article 30. (General Meetings of Holders of Classes of Stock)

1.                    (Omitted.)

2.                    (Omitted.)

3. The provisions of Articles 24 through 26 and 28 and the preceding article shall apply mutatis mutandis to the general meetings of holders of classes of stock.

Article 29. (General Meetings of Holders of Classes of Stock)

1.                    (No change.)

2.                    (No change.)

3. The provisions of Articles 24, 25 and 27 and the preceding article shall apply mutatis mutandis to the general meetings of holders of classes of stock.

Article 31. to Article 55. (Omitted.)	Article 30. to Article 54. (No change.)

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Financial Statements, etc. of Mizuho Financial Group, Inc.

for the Last Fiscal Year

Business Report for the 9th Fiscal Year

(from April 1, 2010 to March 31, 2011)

1. Matters Regarding the Current State of the Mizuho Financial Group, Inc.

(1) Developments and Results of Operations, etc.

Financial and Economic Environment

Reviewing the economic environment over the fiscal year ended March 31, 2011, there are indications of regional variations in the speed of the continuing recovery in the global economy which has been led by newly developing countries, and the risk remains of a slackening in the economy due to factors including the appreciation in commodity markets and the fiscal problems experienced by certain countries in Europe.

In the United States, recovery in the economy continues on the basis of steady capital investment together with positive trends in consumer spending, but with rising unemployment and so on there is a risk of a stalling in economic growth. In Europe, overall economic growth is stagnant, and there is a growing gap between the richer and the poorer countries, while there exist growing concerns about financial markets and real economy against the backdrop of the fiscal problems experienced by certain countries. In Asia, the increase in demand in the Chinese market has a knock-on effect in inducing an increase in exports and production activity in neighboring economies, and while the pace of growth is slowing, the region continues to maintain strong economic growth, although there are increasing concerns about inflation.

In Japan, despite the continuing appreciation of the value of the yen against other currencies and mild deflationary situation, positive growth in the economy has been maintained as represented by continuous improvement of corporate profits and recovery of personal consumption resulting from the improvement of the foreign economic environment and the effect of various stimulus programs. Nevertheless, due to the impact of the Great Eastern Japan Earthquake, constraints to production activities and a sharp decline in personal consumption seem to be inevitable at least in the short term. As for the future direction of the economy, while there are boosting factors such as the rebound of exports and the growing demands for restoring damaged capital assets, there are also several causes for concern, such as electricity shortages in summer, a slowing in economies abroad and a prolonged slump in personal consumption, and thus the risk remains for these factors to serve as a drag on economic growth.

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Main Businesses of the Group

The Group is composed of Mizuho Financial Group, Inc. (“MHFG”), 152 consolidated subsidiaries and 22 affiliates under the equity method. The Group engages in banking, securities, trust, asset management and custody, and other financial businesses.

Developments and Results of Operations

The Group would like to express its deepest and sincerest apologies to all of our customers and shareholders, and to everyone who has experienced any inconvenience caused by the computer system failures that occurred at Mizuho Bank, Ltd. (“MHBK”) in March 2011. Since the computer system failures occurred, the Group has been making every effort to restore the system to normal as soon as possible by mobilizing all available resources of the Group. In April of this year, in order to investigate the cause of the system failures and receive evaluations and suggestions about the validity of the plan for preventing a recurrence, MHBK established the Special Investigating Committee on System Failures, which is a third party committee comprised of independent outside experts and specialists. All of the officers and employees of the Group have been endeavoring together to their full extent to investigate the cause and immediately implement the plan for preventing a recurrence, with the aim of regaining customers’ trust.

In May 2010, the Group launched the Transformation Program as the Medium-term Management Policy of the Group, under which the Group has been devoted to its future vision to become “the most trusted financial institution by its customers by focusing on the core function of a financial institution, which is to contribute to social and economic development.” In order to realize this vision, the Group has been implementing the Program for Improving Profitability, the Program for Enhancing Financial Base and the Program for Strengthening Front-line Business Capabilities.

In the Program for Improving Profitability, in addition to thorough strengthening of the services in the business areas of “Tokyo metropolitan area” and “large corporate customers,” where the Group has a competitive advantage, and in the business fields of “Asia” and the “asset management business,” where growth potential is envisaged, the three global groups established based on the needs of our customers (i.e., the Global Corporate Group, the Global Retail Group, and the Global Asset & Wealth Management Group) have been implementing their business strategies by utilizing their respective strengths, with the aim of providing sophisticated financial solutions through seamless utilization of the full-line services of banking, trust and securities functions. Moreover, the Group has achieved steady results in the cost structure reforms which had been promoted by the entire Group.

In the Program for Enhancing Financial Base, the Group has steadily promoted strengthening the stable capital base by implementation of appropriate capital management and other measures, as well as improving its asset portfolio by strategically reallocating risk-weighted assets together with other measures.

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Management Structure of Mizuho Financial Group, Inc.

Mizuho Financial Group, Inc.
Global Corporate Group
Global Retail Group
Global Asset & Wealth Management Group
Group Strategy Affiliates
Mizuho Corporate Bank, Ltd.
Mizuho Bank, Ltd.
Mizuho Trust & Banking Co., Ltd.
Mizuho Private Wealth Management Co., Ltd.
Mizuho Financial Strategy Co., Ltd.
Mizuho Research Institute Ltd.
Mizuho Information & Research Institute, Inc.
Mizuho Securities Co., Ltd.
Mizuho Investors Securities Co., Ltd.
Trust & Custody Services Bank, Ltd.
Mizuho Asset Management Co., Ltd.
DIAM Co., Ltd.

(as of March 31, 2011)

In April 2011, share exchange agreements for turning Mizuho Trust & Banking Co., Ltd. into a wholly-owned subsidiary of MHFG, turning Mizuho Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Corporate Bank, Ltd., and turning Mizuho Investors Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Bank, Ltd. were executed on the assumption that, among other things, such share exchanges will have been approved at the relevant general meeting of shareholders, etc., and filings will have been made to, and permission will have been obtained from, the relevant authorities in Japan and any foreign countries which are required for such share exchanges. (Effective date of the share exchanges: September 1, 2011)

Global Corporate Group:

The Global Corporate Group provides highly specialized and cutting-edge products and services by leveraging its comprehensive financial capability, with close cooperation globally between the corporate banking sector and the securities sector in response to the needs of large and global corporations.

Global Retail Group:

The Global Retail Group provides top-level products and services, in close cooperation with domestic and international companies throughout the group in response to the diversified and globalized needs of individuals as well as SMEs and middle-market corporations in Japan.

Global Asset & Wealth Management Group:

The Global Asset & Wealth Management Group provides top-level products and services on a global scale in response to the diversified and advanced customers' needs in the business areas of trust and custody, and private banking.

Group Strategy Affiliates :

Mizuho Financial Strategy Co., Ltd.:
An advisory company for financial institutions regarding corporate management and corporate revitalization.

Mizuho Research Institute Ltd.:
A think tank.

Mizuho Information & Research Institute, Inc.:
An IT-related strategic company.

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Regarding the Program for Strengthening Front-line Business Capabilities, the Group established an organization across group entities and has been endeavoring to achieve “consolidation and reorganization of corporate planning and management functions,” “unification of product functions,” “consolidation of operations at centers and within branches,” and “unification of IT systems.” At the same time, the Group has steadily implemented the redeployment of personnel to strategically important areas and improved the efficiency of business infrastructures.

As a result of these efforts, the Group recorded net income of JPY 413.2 billion, on a consolidated basis, exceeding that of the previous year.

Taking fully into account that it is its role in society as a financial institution to supply funds to customers smoothly, the Group as a whole has been working, among other things, to properly respond to customers’ requests to change terms and conditions of loans in accordance with the Group’s basic policy of facilitating finance, and made efforts to fully exercise its consulting service function.

With respect to the Great Eastern Japan Earthquake that occurred in March 2011, the Group has been implementing reconstruction support through, among other things, promptly starting to provide loans for reconstructions at MHBK, Mizuho Corporate Bank, Ltd. (“MHCB”) and Mizuho Trust and Banking Co., Ltd. (“MHTB”), as well as opening weekend consultation booths and offering other assistance for earthquake-related matters, at MHBK and other Group companies in April 2011.

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[Business Strategy]

(Global Corporate Group)

In order to respond to customers’ financial needs, which are becoming increasingly diverse, sophisticated and global, by drawing on its robust, long-term relationships with customers, MHCB has offered financial solutions on a global basis as “a top corporate finance provider,” combining and strengthening its commercial banking operations with its M&A advisory services and other aspects of its traditional investment banking business. Specifically, MHCB has enhanced its comprehensive products that correspond to business strategies and financial challenges, etc., and, as for the syndicated loan business in Japan, MHCB has maintained its commanding presence in this area as a result of its efforts to utilize a wide range of measures, from routine funding to acquisition finance, real estate finance, and PFI funding. In Asia, which is the focused business area of the Transformation Program, MHCB has forcefully promoted, among other things, support for local companies and companies entering the Asian markets as well as involvements in the environmental and infrastructure-related projects. MHCB has also enhanced its network; MHCB obtained approval for a commercial banking license in Malaysia and opened Mizuho Corporate Bank (China)’s Suzhou Branch. Moreover, in addition to concluding a new letter of intent for business collaboration with Malaysia’s largest financial institution, MHCB was able to establish relationships with governmental agencies and state-owned companies in China, Taiwan, the Republic of Korea, Indonesia and Vietnam. Further, in order to strengthen its hedge fund business, MHCB newly established an asset management company in Tokyo, and acquired a Singapore-based company providing hedge fund research and data services.

MHSC, in its business engagements, has made efforts to achieve two main business strategies: “implementing a profit model centered on the business with customers” and “creating a management structure that is highly responsive to environmental changes,” by further strengthening collaboration among group companies. In Asia, MHSC also expanded its overseas network by, among other things, continuing development of its business base to provide a full range of securities services in Hong Kong and by establishing a local subsidiary to provide securities services in India. MHSC and MHCB introduced a “double-hat” structure in certain business promotion departments allowing relationship managers to hold posts concurrently in MHCB and MHSC, and thereby further strengthened collaboration between MHSC and MHCB under a strict compliance framework.

(Global Retail Group)

Under a basic policy of “returning to the basics of commercial banking and achieving further development,” MHBK has thoroughly put into practice the spirit of “putting the customer first.”

For individual customers, MHBK has promoted and enhanced of offering numerous services that are appropriate to meet the needs of each individual at each stage of his or her life or according to his or her lifestyle scenario. Specifically, in the business area of the “Tokyo metropolitan area,” one of the focused business areas in the Transformation Program, by promoting organic linkage between its branches and its remote channels, the sales amount of investment products, including investment trusts, increased significantly and the amount of newly executed housing loans, also increased. As part of its effort to improve services to be provided through Mizuho Direct, MHBK has launched a “banking service for smartphone” in response to the rapidly growing smartphone market, in addition to improving mobile banking services.

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For corporate customers, MHBK made efforts to expand and improve products and services and strengthen its capabilities to respond quickly to the capital needs of its corporate customers and to offer solutions for their management agendas, further strengthening the recognition that the smooth supply of funds to customers is its role in society as a financial institution. Furthermore, MHBK collaborated with group companies and strengthened its solutions arrangement system so that it could offer certain solutions for a wide range of management issues that concern the business/financial strategies of MHBK’s customers, such as business matching services (customer referral services), advisory services related to overseas expansions and support for its customers’ initial public offerings. Moreover, MHBK and Mizuho Investors Securities Co., Ltd. (“MHIS”) has strengthened the consulting system to support customers’ initial public offering by introducing a “double-hat” structure allowing certain employees to hold posts concurrently in MHBK and MHIS.

MHBK has also promoted provision of services across individual and corporation lines, and provided products and services which accommodate the needs of officers and employees of corporate customers, through enhanced collaboration with MHCB.

Taking fully into account that it is its role in society as a financial institution to supply funds to customers smoothly, MHBK has properly responded to requests to change terms and conditions of loans from small and medium-sized enterprises and borrowers of housing loans in accordance with the basic policy of facilitating finance, and made efforts to fully exercise its consulting service functions.

Furthermore, in September 2010, Orient Corporation, with which MHBK had cooperated primarily in the area of unsecured loans, became an affiliate of the Group.

(Global Asset & Wealth Management Group)

MHTB implemented various measures to provide a wide range of services to its customers, such as real estate services, pension trust services, stock transfer services, asset securitization services, asset administration services, will trust services, etc., through strengthening of the collaborations with the other companies in the Group, including personnel exchanges. In February 2011, MHTB started to provide discretionary asset management services concerning real estate trust beneficial interests, etc. In addition, as a measure to reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, which is one of the focused business areas in the Transformation Program, and to provide enhanced comprehensive financial services, through the acceleration of establishment of “Trust Lounges” which provide unique trust services relating to inheritance and real estate, etc., MHBK, MHTB and MHIS have undertaken the process to deploy joint branches. Additionally, MHIS started to provide trust agency services concerning testamentary trust, which had been provided only at limited offices and branches in the Tokyo metropolitan area, at all of their retail offices and branches.

Mizuho Private Wealth Management Co., Ltd. offers comprehensive, integrated, and continuous private banking services.

As core companies in the asset management business of the Group, Mizuho Asset Management Co., Ltd. and DIAM Co., Ltd. offer high-quality services that aim to achieve high levels of customer satisfaction.

In the asset management business area, which is one of the focused business areas in the Transformation Program, MHFG entered into a business cooperation agreement with the largest asset management company in the world, for the purpose to expand business bases of the Group and to promote its strategic collaborations mainly in Japan and the rest of Asia, as part of efforts to be made across the Group globally.

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Additionally, the Group endeavored to establish a solid internal control system, to promote CSR (corporate social responsibility) and to enhance its brand strategy.

With regard to its internal control system, the Group established its internal controls in accordance with the Financial Instruments and Exchange Law. Moreover, as a New York Stock Exchange listed company, it established its system for financial disclosure under U.S. GAAP, and internal controls in accordance with the U.S. Sarbanes-Oxley Act. The Group has further promoted customer protection, in light of the recent, sudden appreciation of the yen in foreign exchange markets, by enhancing concrete measures for the customers who enter foreign exchange-related derivatives transactions with the Group.

With respect to CSR activities, the Group has continued to provide active support for financial education by sponsoring courses and lectures at universities and by conducting joint studies on financial education with Tokyo Gakugei University. The Group has also made commitments to environmental activities, and has achieved the targets that the Group established in August 2007 for reducing CO2 gas emissions, paper recycling rates and green purchasing rates (for paper), aiming to reduce its environmental impact. Further, as environmental business initiatives, MHCB, the first Japanese bank to adopt the Equator Principles, a set of voluntary global guidelines for large-scale development projects, in 2003, has conducted environment-related project finance that is in conformance with such guidelines by verifying the impact on the natural environment and society in developing areas. In addition, MHBK started to support entrepreneurs who address social issues through business, by entering into the “Strategic Support Agreement” with Ashoka, an association with global influence as a supporter for social entrepreneurs, concerning the assistance for Ashoka’s activities in Japan, etc. Furthermore, MHBK’s multifaceted barrier-free initiatives through the “Heartful Project” were recognized, and MHBK was given the “Award for Promoting Barrier-free” by the Minister of Land, Infrastructure, Transport and Tourism for the first time as a financial institution. Moreover, all of the officers and employees of the Group have been endeavoring together to their full extent to provide supports with respect to the damages caused by the Great Eastern Japan Earthquake.

Under the brand strategy, the Group actively promoted the brand slogan, “Channel to Discovery,” both internally and externally. The slogan represents the role the Group will play, not only to realize today’s dreams, but also to discover new possibilities that lie ahead and to create a better future.

[Results of Operations for fiscal 2010]

Consolidated net business profits increased on a year-on-year basis, due to a year-on-year increase in income from Customer Groups arising mainly from non-interest income, accompanied by an increase in income from the Trading segment derived from flexible and timely operations properly interpreting market trends, and by other factors. Net losses related to stocks were recorded due to the impairment losses reflecting a decline in stock prices. However, credit-related costs decreased due to, among other things, our efforts to implement appropriate credit management while responding to our customers’ financing needs. As a result, the Group recorded the following consolidated figures (152 consolidated subsidiaries and 22 affiliates under the equity method) for fiscal 2010: Net Business Profits of JPY 741.7 billion; and Net Income of JPY 413.2 billion.

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Results of operations (non-consolidated) for the major subsidiaries were as follows:

	(JPY billion)
Company Name	Ordinary Income (Operating Income)	Ordinary Profits	Net Income
Consolidated Results of MHFG	2,716.7	588.4	413.2
MHBK	1,034.9	138.4	149.8
MHCB	1,094.1	341.1	271.9
MHTB	175.6	27.6	25.2
MHSC	193.6	(8.3)	(Note)(92.2)
MHIS	54.1	8.8	9.3

(Note)	The losses resulting from changes in the value of stock of subsidiaries and affiliates (JPY 85.8 billion), which are included in the above figure, will be eliminated from the consolidated results of MHFG as transactions between companies within the Group.

Regarding financial condition, the Group’s consolidated capital adequacy ratio as of March 31, 2011 was maintained at the sufficient level of 15.30%. The non-performing loan ratio (MHBK, MHCB, and MHTB combined) was 1.72%.

In consideration of our consolidated financial results, MHFG proposes to make cash dividend payments of JPY 6 per share of common stock for the fiscal year ended March 31, 2011 as previously announced. MHFG proposes making dividend payments on Preferred Stock as prescribed.

The Group has a basic policy of “disciplined capital management,” optimally balancing “strengthening of stable capital base” and “steady returns to shareholders” in accordance with changes in the business environment, the Group’s financial condition, and other factors.

In July 2010, MHFG issued common stock (number of shares issued: 6 billion shares, total amount paid in: JPY 751.6 billion) aimed at establishing the Group’s capital base as a cornerstone for the Group’s sustainable growth for the future, in anticipation of the revision of capital regulations.

(Reference)

The Conversion of Mandatory Convertible Preferred Stock

In the fiscal year ended March 31, 2011, 82.3 million shares of the Eleventh Series Class XI Preferred Stock (JPY 82.3 billion) were converted into MHFG’s common stock upon the requests for acquisition. The outstanding balance of that preferred stock as of March 31, 2011 was JPY 416.8 billion (as a result, approximately 55% out of JPY 943.7 billion of the initial amount issued has already been converted into common stock).

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[Issues to be Addressed by the Group]

Regarding the computer system failures that occurred at MHBK in March 2011, the Group will endeavor together to their full extent in preventing a recurrence through thorough investigations into the cause of the computer system failures, also by comprehensively reviewing the investigation report provided by the Special Investigating Committee on System Failures, which is the third party committee comprised of outside experts and specialists, and will, as a whole, strive to regain customers’ trust in the Group.

Since the announcement of the Transformation Program as the Medium-term Management Policy of the Group in May 2010, the Group has promoted a policy to enhance profitability, financial base and front-line business capabilities of the Group through a fundamental review of those areas in an aim to respond promptly and appropriately to a new business environment while the Group practices its “customer first policy.”

By promoting the Transformation Program, which consists of the three pillars of Program for Improving Profitability, Program for Enhancing Financial Base and Program for Strengthening Front-line Business Capabilities, the Group aims to become the financial institution most trusted by customers.

With respect to capital management, the strengthening of its capital base has become increasingly important for financial institutions as reform of global capital regulations is currently being conducted. The Group will, through the steady implementation of the Transformation Program, continuously strive to further strengthen its financial base mainly by accumulating retained earnings through improved profitability, and improving asset efficiency.

The group companies will strengthen profitability by providing superior financial services to their customers through the use of their respective strengths and the promotion of mutual collaboration within the Group.

For the purpose of integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program, in April 2011, the respective share exchange agreements were entered whereby (i) MHTB would be turned into the wholly-owned subsidiary of MHFG, (ii) MHSC would be turned into the wholly-owned subsidiary of MHCB, and (iii) MHIS would be turned into the wholly-owned subsidiary of MHBK (the “Transactions”). Through the Transactions, the Group aims to (i) ensure a prompt decision making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the extended business environment, etc., (ii) further enhance its comprehensive financial services capabilities and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

9

In respect of the securities business, the Group will consider the integration of MHSC and MHIS by merger or other methods after the completion of the Transactions in order to enhance the retail business in Japan, rationalize and streamline management infrastructure, and provide securities functions in a unified manner through the Group’s full-line securities company.

In carrying out further facilitated financing, the Group is constantly aware of its social responsibilities and the importance of its public mission as a financial institution, and will make efforts to facilitate financing uniformly through the group companies in response to the extended “Law Concerning Temporary Measures to Facilitate Financing for Small and Medium-Size Enterprises, etc.” and in compliance with the purpose of the guidelines for supervision of Financial Services Agency issued in April 2011, concerning the “Concrete Roles Which Financial Institutions Should Play to Demonstrate the Consulting Function”.

Considering the severity and scope of the damage caused by the Great Eastern Japan Earthquake to the national economy and life, also pursuant to its social responsibilities and its public mission as a financial institution, the Group will exert its utmost efforts to support the swift customer recovery and reconstruction of the affected industries and areas.

10

[Business Strategy]

(Global Corporate Group)

Aiming to be a “top corporate finance provider,” MHCB will aim to continuously strengthen its profitability by mainly focusing on its strategic business fields, and continuously differentiate from, and establish a superior position over, its competitors by providing a swift response such as predictive sign monitoring, and a strategic response to changes in the environment. In particular, MHCB will further strengthen its profitability through the allocation of management resources to its businesses in Asia and in other areas that MHCB mainly intends to improve. In addition, MHCB will further reinforce the framework for improving its ability to offer financial solutions to domestic customers and will promote collaboration with the group companies. MHCB will also, through the collaboration with MHSC and enhanced management administration, further promote the formulation of the global strategy for securities transactions and the improvement of the operation system. Moreover, MHCB will improve its management administration regime, including the improvement of portfolio management.

In aiming towards the swift recovery of its customers and reconstruction of the industries and areas affected by the Great Eastern Japan Earthquake, MHCB is aware of the significance of being a driver of industrial finance, and will, through the recovery process, positively and voluntarily become involved therein. MHCB will also contribute to the structural conversion in the industries and regions and the economic revitalization as well as responding to the demand for reconstruction funds.

MHSC employs two main business strategies: “implementing a profit model centered on the business with customers” and “creating a management structure that is highly responsive to environmental changes,” and, through the maximization of the effects of the collaborations between the banking and securities, MHSC will improve customer services and its product development capabilities.

Through the aforementioned measures, Global Corporate Group will make efforts to provide, not only the high-quality solutions of the banking and securities businesses, but also the financial services that are most suited to their needs, for which the financial functions of the Group will be fully utilized.

(Global Retail Group)

MHBK will return to its original starting point as a commercial bank, and will establish a medium-to-long-term relationship of trust with customers, including “individual customers,” “small- and medium-sized enterprises, middle market corporations, and their management,” based on its philosophy of “putting customers first.”

In the individuals market, MHBK will implement sophisticated measures to meet the needs of its customers and to match the nature of markets while it reinforces the collaboration among the group companies.

In the corporate market, MHBK will actively provide customers with smooth financing and optimum solutions while it conducts careful credit controls. MHBK will respond to more diversified and sophisticated needs of its customers by expanding points of contact with customers, and by reinforcing its collaboration with the group companies and leveraging the full resources of the Group.

11

MHBK will strive to become involved in assisting in the recovery efforts in the areas affected by the Great Eastern Japan Earthquake, including financially supporting the customers’ businesses and lives to the fullest extent and voluntarily getting involved in the reconstruction of the affected areas as a financial institution with a number of local branches and offices located in those areas.

MHBK will continue to strengthen its compliance, customer protection, and security to ensure that its customers will be able to carry out their transactions without worries.

(Global Asset & Wealth Management Group)

MHTB will make every effort to increase profits and to significantly broaden its customer base through the provision of sophisticated trust products and/or trust services to customers of the entire Group. In addition, MHTB will further devote management resources to areas in which MHTB specializes and in which MHTB will be able to demonstrate benefits of a trust business by selecting and concentrating on such area, while focusing on the general marketing functions of the trust business and further enhancing the collaboration among the group companies. Also, MHTB will continue to focus on enhancing its internal controls, thereby strengthening compliance and customer protection in the process of enhancing the unification of the Group.

MHTB will exert its utmost efforts, as a trust bank, to assist the society and customers affected by the Great Eastern Japan Earthquake in their recovery and reconstruction efforts, and render assistance, utilizing its trust bank function, including its strength in real estate practice, etc., in addition to responding to the demand for reconstruction funds.

Mizuho Private Wealth Management Co., Ltd. will promote the further strengthening of its owner-consulting capabilities through the full use of products and functions across the group companies.

As core companies in the asset management business of the Group, Mizuho Asset Management Co., Ltd. and DIAM Co., Ltd. will respond to the diverse needs of customers.

The Group will continue to establish a firm compliance structure and an advanced risk management regime, and will steadily pursue business strategies, in its efforts to become “a financial partner that helps customers shape their future and achieve their dreams,” which is an ideal implicit in the Group’s brand slogan, “Channel to Discovery.” Also, the Group will work to fulfill its social responsibilities and public mission and further promote its corporate values by promoting CSR (corporate social responsibilities) activities, from the perspective of assisting the recovery from the Great Eastern Japan Earthquake, in addition to providing support for financial education and environmental efforts. Our shareholders’ continuing support would be greatly appreciated.

12

(2) Changes in Financial Conditions and Results of Operations (Consolidated Basis and Non-consolidated Basis)

a. Changes in Financial Conditions and Results of Operations (Consolidated Basis)

	(JPY billion)
	FY 2007 (For the fiscal year ended March 31, 2008)	FY 2008 (For the fiscal year ended March 31, 2009)	FY 2009 (For the fiscal year ended March 31, 2010)	FY 2010 (For the fiscal year ended March 31, 2011)
Ordinary Income	4,523.5	3,514.4	2,817.6	2,716.7
Ordinary Profits (Losses)	397.1	(395.1)	327.1	588.4
Net Income (Loss)	311.2	(588.8)	239.4	413.2
Total Net Assets	5,694.1	4,186.6	5,837.0	6,623.9
Total Assets	154,412.1	152,723.0	156,253.5	160,812.0

(Note)	Fractions are rounded down.

b. Changes in Financial Conditions and Results of Operations (Non-consolidated Basis)

	(JPY billion)
	FY 2007 (For the fiscal year ended March 31, 2008)	FY 2008 (For the fiscal year ended March 31, 2009)	FY 2009 (For the fiscal year ended March 31, 2010)	FY 2010 (For the fiscal year ended March 31, 2011)
Operating Income	806.5	442.7	33.7	46.4
Cash Dividends Received	770.8	410.5	3.8	16.5
Cash Dividends Received from Majority-owned Banking Subsidiaries	406.5	406.2	0.2	13.5
Cash Dividends Received from Other Subsidiaries and Affiliates	364.3	4.3	3.6	3.0
Net Income	(JPY million) 811,002	(JPY million) 378,815	(JPY million) 3,379	(JPY million) 18,511
Net Income (Loss) per Share of Common Stock	(JPY) 68,658.41	(JPY) 32.0	(JPY) (0.54)	(JPY) 0.46
Total Assets	4,658.9	4,552.7	5,225.9	6,035.1
Investments in Majority-owned Banking Subsidiaries	4,389.8	4,355.0	5,121.2	5,872.8
Investments in Other Subsidiaries and Affiliates	81.3	76.8	65.9	65.9

13

(Notes)	1.	Fractions are rounded down.
	2.	Net Income (Loss) per Share of Common Stock was computed based upon the following formula:

Net Income (Loss) per Share of Common Stock	=	Net Income recognized in the statement of income	–	Amount not attributable to Common Stock (Cash Dividends on Preferred Stock, and others)
		Average number of shares of Common Stock issued	–	Average number of shares of Treasury Common Stock

3.	On January 4, 2009, MHFG conducted an allotment of shares or fractions of a share without consideration, and the same type of shares and fractions of a share were respectively allotted to the shareholders and the holders of fractional shares, depending on the number of shares of common stock, shares of each class of preferred stock and fractional shares held by the shareholders and the holders of fractional shares, without any additional consideration. Such allotments were made at the rate of 999 shares per one (1) share, and 9.99 shares per every 0.01 share.

14

(3) Employees

	March 31, 2011			March 31, 2010
	Banking Business	Securities Business	Other	Banking Business	Securities Business	Other
Number of Employees	39,143	9,806	7,821	39,315	9,794	7,905

(Notes)	1.	The Number of Employees is the number of persons engaged in the Group.
	2.	The Number of Employees includes overseas local staff and does not include temporary employees.

(Reference)

The following sets forth information regarding the employees of each of MHBK, MHCB and MHTB, which are the core companies of the Group that operate the banking business, as well as MHFG(collectively, the “Four Companies”):

	March 31, 2011	March 31, 2010
Number of Employees	31,019	30,711
Average Age	36 years, 8 months	36 years, 6 months
Average Years of Employment	13 years, 5 months	13 years, 2 months
Average Monthly Salary	JPY 437 thousand	JPY 435 thousand

(Notes)	1.	The Number of Employees is the number of persons engaged in the Four Companies.
	2.	The Number of Employees is the aggregate total of employees of the Four Companies. The Average Age, Average Years of Employment, and Average Monthly Salary are the collective averages for the Four Companies.
	3.	The Number of Employees does not include temporary employees.
	4.	The calculations of Average Age, Average Years of Employment and Average Monthly Salary do not take into account seconded employees and overseas local staff. Fractions are rounded down.
	5.	The Average Monthly Salary is the average salary for the month of March, tax inclusive, and does not include bonuses.

15

(4) Principal Offices

a.	Bank Holding Company

MHFG: Head Office

b.	Banking Business

MHBK

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	343	336	Head Office, etc.
Hokkaido, Tohoku	14	14	Sapporo Branch, Sendai Branch, etc.
Hokuriku, Tokai, Kinki	76	75	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	14	14	Hiroshima Branch, Takamatsu Branch, etc.
Kyushu, Okinawa	12	12	Fukuoka Branch, etc.

Total	459	451

(Notes)	1.	Offices include sub branches, branches and offices for remittance purposes only, branches offering account transfer services only, ATM management branches (branches and offices to maintain shared ATMs only), pension plan advisory offices (pension plan advisory only offices) and internet branches.
	2.	In addition to the above, 44 agencies (45 as of March 31, 2010) and 34,918 non-branch ATMs (31,832 as of March 31, 2010) were in operation as of March 31, 2011.
	3.	In addition to the above, 3 sub branches (3 as of March 31, 2010) at Narita Airport, 2 sub branches (2 as of March 31, 2010) at Kansai International Airport (mainly for foreign currency exchange), 3 sub branches at Haneda Airport (new operations in this fiscal year) and 4 non-branch automated foreign currency exchange machines (4 as of March 31, 2010) at Narita Airport were in operation as of March 31, 2011.

MHCB

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	31	28	Head Office, etc.
Hokkaido, Tohoku	2	2	Sapporo Corporate Banking Division, Sendai Corporate Banking Division.
Hokuriku, Tokai, Kinki	6	6	Osaka Corporate Banking Division, Nagoya Corporate Banking Division, etc.
Chugoku, Shikoku, Kyushu	3	3	Fukuoka Corporate Banking Division, etc.

Domestic Total	42	39

The Americas	10	10	New York Branch, etc.
Europe and the Middle East	7	7	London Branch, etc.
Asia and Oceania	16	16	Hong Kong Branch, Singapore Branch, etc.

Overseas Total	33	33

Total	75	72

(Notes)	1.	Offices include sub branches, and branches and offices for remittance purposes only.
	2.	In addition to the above, 6 representative offices overseas (6 as of March 31, 2010) were in operation as of March 31, 2011.

16

MHTB

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	30	24	Head Office, Yokohama Branch, etc.
Hokkaido, Tohoku	2	2	Sapporo Branch, Sendai Branch.
Hokuriku, Tokai, Kinki	7	7	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	2	2	Hiroshima Branch, Okayama Branch.
Kyushu	3	3	Fukuoka Branch, etc.

Total	44	38

(Notes)	1.	Offices include sub branches.
	2.	In addition to the above, 51 trust agencies (54 as of March 31, 2010) were in operation as of March 31, 2011.

c.	Securities Business

MHSC

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	36	35	Head Office, Shinjuku Branch, etc.
Hokkaido, Tohoku	4	4	Sapporo Branch, Sendai Branch, etc.
Hokuriku, Tokai, Kinki	42	41	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	12	12	Hiroshima Branch, Takamatsu Branch, etc.
Kyushu	8	8	Fukuoka Branch, Kumamoto Branch etc.

Total	102	100

(Note)	In addition to the above, 2 representative offices overseas (3 as of March 31, 2010) were in operation as of March 31, 2011.

MHIS

Region	Number of Branches		Principal Branches
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	28	28	Head Office, Yokohama Branch, etc.
Hokkaido, Tohoku	4	4	Sapporo Branch, Sendai Branch, etc.
Hokuriku, Tokai, Kinki	15	15	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	5	5	Hiroshima Branch, Takamatsu Branch, etc.
Kyushu	4	4	Fukuoka Branch, etc.

Total	56	56

(Note)	In addition to the above, 155 Planet Booths (150 as of March 31, 2010) were in operation in the branch lobbies of MHBK for securities investment consultations as of March 31, 2011.

d.	Other Businesses

Mizuho Information & Research Institute, Inc.: Head Office, etc.

17

(5) Capital Investment (Consolidated Basis)

	(JPY million)
	Banking Business	Securities Business	Other Businesses
Total Amount of Capital Investment	82,030	4,247	1,974

(Note)	Fractions are rounded down.

18

(6) Principal Subsidiaries

Company Name	Location	Main Business	Date of Establishment	Capital (JPY million)	Percentage of Voting Rights of MHFG (%)	Amount of Dividend Paid to MHFG (JPY million)
Mizuho Bank, Ltd.	Chiyoda-ku, Tokyo	Banking	June 7, 1897	700,000	100.00	6,661
Mizuho Corporate Bank, Ltd.	Chiyoda-ku, Tokyo	Banking	May 7, 1923	1,404,065	100.00	6,778
Mizuho Trust & Banking Co., Ltd.	Chuo-ku, Tokyo	Trust banking, banking	May 9, 1925	247,303	74.92 (0.40)	—
Mizuho Securities Co., Ltd.	Chiyoda-ku, Tokyo	Securities	July 16, 1917	125,167	59.50 (59.50)	—
Mizuho Investors Securities Co., Ltd.	Chuo-ku, Tokyo	Securities	December 14, 1922	80,288	66.84 (66.84)	—
Trust & Custody Services Bank, Ltd.	Chuo-ku, Tokyo	Trust banking, banking	January 22, 2001	50,000	54.00	81
Mizuho Asset Management Co., Ltd.	Minato-ku, Tokyo	Investment trust management, investment advisory	May 26, 1964	2,045	98.70	177
DIAM Co., Ltd.	Chiyoda-ku, Tokyo	Investment trust management, investment advisory	July 1, 1985	2,000	50.00	840
Mizuho Information & Research Institute, Inc.	Chiyoda-ku, Tokyo	Information processing	May 11, 1970	1,627	91.50	1,842
Mizuho Research Institute Ltd.	Chiyoda-ku, Tokyo	Think tank consulting	December 2, 1967	900	98.60	162
Mizuho Private Wealth Management Co., Ltd.	Chiyoda-ku, Tokyo	Consulting	October 3, 2005	500	100.00	—
Mizuho Financial Strategy Co., Ltd.	Chiyoda-ku, Tokyo	Consulting	September 29, 2000	10	100.00	—
Orient Corporation	Chiyoda-ku, Tokyo	Consumer finance services	March 15, 1951	150,000	25.73 (25.73)	—

19

Company Name	Location	Main Business	Date of Establishment	Capital (JPY million)	Percentage of Voting Rights of MHFG (%)	Amount of Dividend Paid to MHFG (JPY million)
Mizuho Credit Guarantee Co., Ltd.	Chiyoda-ku, Tokyo	Credit guarantee	November 29, 1974	13,281	100.00 (100.00)	—
Defined Contribution Plan Services Co., Ltd.	Chuo-ku, Tokyo	Defined contribution pension related business	September 11, 2000	2,000	60.00 (60.00)	—
Mizuho Factors, Limited	Chiyoda-ku, Tokyo	Factoring	April 1, 1977	1,000	100.00 (100.00)	—
Mizuho Capital Co., Ltd.	Chiyoda-ku, Tokyo	Venture capital	July 27, 1983	902	49.99 (49.99)	—
UC Card Co., Ltd.	Chiyoda-ku, Tokyo	Credit cards	October 1, 2005	500	38.99 (38.99)	—
Mizuho International plc	London, U.K.	Securities, banking	March 14, 1975	329,674 (GBP 2,462 million)	100.00 (100.00)	—
Mizuho Corporate Bank (China), Ltd.	Shanghai, PRC	Banking	June 1, 2007	82,420 (CNY 6,500 million)	100.00 (100.00)	—
Mizuho Corporate Bank Nederland N.V.	Amsterdam, The Netherlands	Banking, securities	March 1, 1974	16,665 (EUR 141 million)	100.00 (100.00)	—
Mizuho Securities USA Inc.	New York, N.Y., U.S.A.	Securities	August 16, 1976	13,852 (USD 166 million)	100.00 (100.00)	—
PT. Bank Mizuho Indonesia	Jakarta, Indonesia	Banking	July 8, 1989	12,706 (IDR 1,323,574 million)	98.99 (98.99)	—
Mizuho Corporate Bank (USA)	New York, N.Y., U.S.A.	Banking	November 29, 1974	8,188 (USD 98 million)	100.00 (100.00)	—
Mizuho Trust & Banking (Luxembourg) S.A.	Munsbach, Luxembourg	Trust banking, banking	March 21, 1989	4,157 (USD 50 million)	100.00 (100.00)	—
Mizuho Bank (Switzerland) Ltd	Zurich, Switzerland	Banking, trust banking	October 20, 1976	4,812 (CHF 53 million)	100.00 (100.00)	—

20

Company Name	Location	Main Business	Date of Establishment	Capital (JPY million)	Percentage of Voting Rights of MHFG (%)	Amount of Dividend Paid to MHFG (JPY million)
Mizuho Trust & Banking Co. (USA)	New York, N.Y., U.S.A.	Trust banking, banking	October 19, 1987	2,731 (USD 32 million)	100.00 (100.00)	—
Mizuho Capital Markets Corporation	New York, N.Y., U.S.A.	Derivatives	January 27, 1989	0 (USD 3 thousand)	100.00 (100.00)	—

(Notes)	1.	Amounts less than JPY one million (and units shown for other currencies) are rounded down.
	2.	The JPY equivalent of Capital is calculated using the foreign exchange rate as of the account closing date.
	3.	The Percentage of Voting Rights of MHFG is rounded down to the nearest second decimal place.
	4.	Figures in parentheses ( ) in the Percentages of Voting Rights of MHFG column are those of voting rights held indirectly.
	5.	Orient Corporation is newly listed as a principal subsidiary.

21

(7) Major Borrowings

Creditors	Balance of Borrowings (JPY million)	Number of Shares of MHFG and Percentage of Voting Rights Held by Creditors
		Number of Shares Held (shares)	Percentage of Voting Rights (%)
Mizuho Bank, Ltd.	700,000	—	—
Mizuho Corporate Bank, Ltd.	41,575	—	—

Total	741,575	—	—

22

2. Matters Regarding Officers

(1) Officers

(As of March 31, 2011)
Name	Title and Assignment	Major Concurrent Office	Other
Takashi Tsukamoto	President & CEO (Representative Director)

Setsu Onishi	Deputy President (Representative Director)

Hajime Saito	Managing Director

Takeo Nakano	Managing Director	President & CEO of Mizuho Financial Strategy Co., Ltd.

Satoru Nishibori	Director	President & CEO of Mizuho Bank, Ltd.

Yasuhiro Sato	Director	President & CEO of Mizuho Corporate Bank, Ltd.

Akihiko Nomiyama	Director (outside officer)	Honorary Executive Consultant of JX Holdings, Inc.

Mitsuo Ohashi	Director (outside officer)	Senior Advisor of Showa Denko K.K.

Kanemitsu Anraku	Director (outside officer)

Tsuneo Morita	Corporate Auditor (full-time)	Outside Corporate Auditor of Mizuho Securities Co., Ltd.

Shuzo Haimoto	Corporate Auditor (full-time)

Yukio Nozaki	Corporate Auditor (outside officer)	Attorney at Law Outside Corporate Auditor of Mizuho Bank, Ltd. Outside Corporate Auditor of Mizuho Corporate Bank, Ltd.

Masahiro Seki	Corporate Auditor (outside officer)	Seki Konin Kaikeishi Jimusho (Seki Certified Public Accountants)	Certified Public Accountant

Masami Ishizaka	Corporate Auditor (outside officer)	Chairman of Okura Zaimu Kyokai

23

(Notes)	1.	Mr. Terunobu Maeda resigned from his position as a director on June 22, 2010.
	2.	Mr. Tetsuji Kosaki resigned from his position as a director on April 1, 2010.
	3.	Mr. Tsuneo Muneoka resigned from his position as a corporate auditor on June 22, 2010.
	4.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku are “outside directors” as provided for in Article 2, Item 15 of the Company Law of Japan.
	5.	Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka are “outside corporate auditors” as provided for in Article 2, Item 16 of the Company Law of Japan.
	6.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku, who are “outside directors,” and Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka, who are “outside corporate auditors,” are “independent directors/auditors” required by the Tokyo Stock Exchange, Inc. and the Osaka Securities Exchange Co., Ltd, as the case may be.
	7.	MHFG uses the executive officer system. The executive officers are as follows:

(As of March 31, 2011)
Title	Name	Areas of Oversight
President	Takashi Tsukamoto	Overall management of the execution of MHFG’s business

Deputy President -Executive Officer	Setsu Onishi	Assistance in the overall management of the execution of MHFG’s business / Head of Internal Audit Group / Chief Auditor

Managing Executive Officer	Hajime Saito	Head of Risk Management Group, Head of Human Resources Group and Head of Compliance Group / Chief Risk Officer, Chief Human Resources Officer and Chief Compliance Officer

Managing Executive Officer	Takeo Nakano	Head of Financial Control and Accounting Group / Chief Financial Officer

Managing Executive Officer	Daisaku Abe	Head of Strategic Planning Group, Head of IT, Systems & Operations Group and General Manager of Group Strategic Planning / Chief Strategy Officer and Chief Information Officer

Executive Officer	Masakane Koike	General Manager of Financial Planning

Executive Officer	Tatsuya Yamada	General Manager of Accounting

Executive Officer	Shusaku Tsuhara	General Manager of Executive Secretariat

24

(Reference)

The members of the Officers as of April 1 are as follows:

(As of April 1, 2011)
Name	Title and Assignment	Major Concurrent Office	Other
Takashi Tsukamoto	President & CEO (Representative Director)

Takeo Nakano	Managing Director	President & CEO of Mizuho Financial Strategy Co., Ltd.

Satoru Nishibori	Director	President & CEO of Mizuho Bank, Ltd.

Yasuhiro Sato	Director	President & CEO of Mizuho Corporate Bank, Ltd.

Setsu Onishi	Director

Hajime Saito	Director	Deputy President - Executive Officer of Mizuho Securities, Co., Ltd.

Akihiko Nomiyama	Director (outside officer)	Honorary Executive Consultant of JX Holdings, Inc.

Mitsuo Ohashi	Director (outside officer)	Senior Advisor of Showa Denko K.K.

Kanemitsu Anraku	Director (outside officer)

Tsuneo Morita	Corporate Auditor (full-time)	Outside Corporate Auditor of Mizuho Securities Co., Ltd.

Shuzo Haimoto	Corporate Auditor (full-time)

Yukio Nozaki	Corporate Auditor (outside officer)	Attorney at Law Outside Corporate Auditor of Mizuho Bank, Ltd. Outside Corporate Auditor of Mizuho Corporate Bank, Ltd.

Masahiro Seki	Corporate Auditor (outside officer)	Seki Konin Kaikeishi Jimusho (Seki Certified Public Accountants)	Certified Public Accountant

Masami Ishizaka	Corporate Auditor (outside officer)	Chairman of Okura Zaimu Kyokai

25

(Notes)	1.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku are “outside directors” as provided for in Article 2, Item 15 of the Company Law of Japan.
	2.	Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka are “outside corporate auditors” as provided for in Article 2, Item 16 of the Company Law of Japan.
	3.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku, who are “outside directors,” and Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka, who are “outside corporate auditors,” are “independent directors/auditors” required by the Tokyo Stock Exchange, Inc. and the Osaka Securities Exchange Co., Ltd, as the case may be.
	4.	The Executive Officers as of April 1 are as follows:

(As of April 1, 2011)
Title	Name	Areas of Oversight
President	Takashi Tsukamoto	Overall management of the execution of MHFG’s business

Deputy President -Executive Officer	Mitsuaki Tsuchiya	Assistance in the overall management of the execution of MHFG’s business / Head of Internal Audit Group / Chief Auditor

Managing Executive Officer	Masaaki Kono	Head of Risk Management Group, Head of Human Resources Group and Head of Compliance Group / Chief Risk Officer, Chief Human Resources Officer and Chief Compliance Officer

Managing Executive Officer	Takeo Nakano	Head of Financial Control and Accounting Group and In charge of IT, Systems & Operations Group / Chief Financial Officer

Managing Executive Officer	Daisaku Abe	Head of Strategic Planning Group, Head of IT, Systems & Operations Group / Chief Strategy Officer and Chief Information Officer

Managing Executive Officer	Akira Moriwaki	In charge of Asset Management Planning Office

Executive Officer	Masakane Koike	General Manager of Financial Planning

Executive Officer	Shusaku Tsuhara	General Manager of Executive Secretariat

Executive Officer	Tetsuo Iimori	General Manager of Corporate Planning

(2) Aggregate Compensation for Officers

	(JPY million)
Classification	Number of Persons	Aggregate Compensation
Directors	10	286
Corporate Auditors	6	68

Total	16	354

(Notes)	1.	Fractions are rounded down.
	2.	The total yearly compensations for Directors and Corporate Auditors are not to exceed JPY 740 million and JPY 180 million, respectively.
	3.	No provision is made for the bonuses of Officers.

26

3. Matters Regarding Outside Officers

(1) Concurrent Offices and Other Details of Outside Officers

Details of major concurrent offices of outside officers are given on page 23.

MHBK and MHCB at which Mr. Yukio Nozaki, Outside Corporate Auditor, serves concurrently, are wholly owned subsidiaries of MHFG, and MHFG administers both entities.

(2) Major Activities of Outside Officers

Name	Term in Office	Attendance of the Board of Directors Meeting	Input at the Board of Directors Meeting and Other Activities
Akihiko Nomiyama	3 years, 9 months	He attended 14 of the 16 Board of Directors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing external viewpoints, making use of his abundant experience in NIPPON MINING HOLDINGS, INC. and his wide-ranging insight as a top executive.

Mitsuo Ohashi	5 years, 9 months	He attended 13 of the 16 Board of Directors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing external viewpoints, making use of his abundant experience in Showa Denko K.K. and his wide-ranging insight as a top executive.

Kanemitsu Anraku	3 years, 9 months	He attended 14 of the 16 Board of Directors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing external viewpoints, making use of his abundant experience in Nissan Motor Co., Ltd. and his wide-ranging insight as a top executive.

Yukio Nozaki	8 years, 2 months	He attended 15 of the 16 Board of Directors Meetings and 15 of the 16 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions mainly from professional viewpoint as an attorney at law.

Masahiro Seki	4 years, 9 months	He attended all of the 16 Board of Directors Meetings and all of the 16 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions from viewpoints as an expert in U.S. and Japanese accounting.

Masami Ishizaka	2 year, 9 months	He attended 14 of the 16 Board of Directors Meetings and 15 of the 16 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions mainly from his expertise gained through his career in the Ministry of Finance.

27

(3) Liability Limitation Agreement

Name	Summary of Liability Limitation Agreement
Akihiko Nomiyama	Agreement pursuant to the provisions provided for in Article 427, Paragraph 1 of the Company Law of Japan (the “Law”), which limits the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) JPY 20 million or (ii) the amount prescribed in laws and regulations, provided that such Outside Director is bona fide and without gross negligence in performing his duty.
Mitsuo Ohashi
Kanemitsu Anraku

Yukio Nozaki	Agreement pursuant to the provisions provided for in Article 427, Paragraph 1 of the Company Law of Japan (the “Law”), which limits the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) JPY 20 million or (ii) the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his duty.
Masahiro Seki
Masami Ishizaka

(4) Compensation for Outside Officers

	(JPY million)
	Number of Persons	Compensation Paid by MHFG	Compensation Paid by Subsidiary of MHFG
Total Amount of Compensation	6	58	8

(Notes)	1.	Fractions are rounded down.
	2.	No provision is made for the bonuses of Officers.

28

4. Matters Regarding MHFG’s Shares

(1) Number of Shares as of March 31, 2011

(Number of shares)
Total Number of Authorized Shares	28,485,271,000
Total Number of Classes of Shares Authorized to be Issued
Common Stock	24,115,759,000
Class XI Preferred Stock	1,369,512,000
Class XII Preferred Stock	1,500,000,000
Class XIII Preferred Stock	1,500,000,000
Total Number of Shares Issued
Common Stock	21,782,185,320
Eleventh Series Class XI Preferred Stock	914,752,000
Thirteenth Series Class XIII Preferred Stock	36,690,000

(Notes)	1.	As a result of a request for acquisition of 82,395,000 shares of the Eleventh Series Class XI Preferred Stock, there was an increase of 287,787,630 shares of Common Stock from April 1, 2010 to March 31, 2011.
	2.	As a result of capital increase by way of public offering of Common Stock with the payment date set to be July 21, 2010, there was an increase of 5,609,000,000 shares of Common Stock.
	3.	As a result of capital increase by way of third-party allotment of Common Stock with the payment date set to be July 30, 2010, there was an increase of 391,000,000 shares of Common Stock.

(2) Number of Shareholders as of March 31, 2011

Common Stock	775,035
Eleventh Series Class XI Preferred Stock	1,557
Thirteenth Series Class XIII Preferred Stock	49

(Note)	The number of shareholders of Common Stock listed above does not include 8,845 shareholders who own only shares constituting less than one (1) unit.

29

(3) Major Shareholders as of March 31, 2011

a. Common Stock

Name of Shareholder	Number of Shares Held and Percentage of Shares Held
	Number of Shares Held	Percentage of Shares Held
Japan Trustee Services Bank, Ltd. (Trustee account)	1,236,571,300	5.67
The Master Trust Bank of Japan, Ltd. (Trustee account)	910,246,900	4.17
SSBT OD05 OMNIBUS ACCOUNT - TREATY CLIENTS (Standing proxy agent: The Hong Kong and Shanghai Banking Corporation Limited)	459,269,367	2.10
Barclays Capital Japan Limited	329,168,100	1.51
Japan Trustee Services Bank, Ltd. (Trustee account 9)	324,607,200	1.49
Japan Trustee Services Bank, Ltd. (Trustee account 4)	272,717,000	1.25
STATE STREET BANK AND TRUST COMPANY (Standing proxy agent: The Hong Kong and Shanghai Banking Corporation Limited)	231,594,971	1.06
The Dai-ichi Life Insurance Company, Limited	209,950,000	0.96
STATE STREET BANK - WEST PENSION FUND CLIENTS - EXEMPT (Standing proxy agent: Mizuho Corporate Bank, Ltd.)	185,953,565	0.85
Japan Trustee Services Bank, Ltd. (Trustee account 1)	175,818,100	0.80

(Notes)	1.	Figures for the Percentage of Shares Held are rounded down to the nearest second decimal place.
	2.	The Percentages of Shares Held of Common Stock are calculated by excluding the treasury stock (5,656,647 shares).

30

b. Eleventh Series Class XI Preferred Stock

	Number of Shares Held and Percentage of Shares Held
Name of Shareholder	Number of Shares Held	Percentage of Shares Held
UBS AG LONDON A/C IPB SEGREGATED CLIENT ACCOUNT (Standing proxy agent: Citibank Japan Ltd.)	20,625,000	4.94
Marubeni Corporation	14,500,000	3.47
SHIMIZU CORPORATION	10,000,000	2.39
Electric Power Development Co., Ltd.	10,000,000	2.39
The Tokyo Electric Power Company, Incorporated	10,000,000	2.39
NIPPON EXPRESS CO., LTD.	10,000,000	2.39
JFE Steel Corporation	6,000,000	1.43
NIPPON STEEL CORPORATION	6,000,000	1.43
ALL NIPPON AIRWAYS CO., LTD.	6,000,000	1.43
DAIICHI SANKYO COMPANY, LIMITED	6,000,000	1.43

(Notes)	1.	Figures for the Percentage of Shares Held are rounded down to the nearest second decimal place.
	2.	Percentages of Shares Held of Preferred Stock are calculated by excluding the treasury stock of Eleventh Series Class XI Preferred Stock (497,866,000 shares). Furthermore, the 497,866,000 shares of the treasury stock are not included in the above list of Major Shareholders.

31

c. Thirteenth Series Class XIII Preferred Stock

	Number of Shares Held and Percentage of Shares Held
Name of Shareholder	Number of Shares Held	Percentage of Shares Held
NIPPON OIL FINANCE (NETHERLANDS) B.V. (Standing proxy agent: Mizuho Corporate Bank, Ltd.)	6,000,000	16.35
Shiseido Company, Limited	5,000,000	13.62
SHARP FINANCE CORPORATION	5,000,000	13.62
SHARP INTERNATIONAL FINANCE (U.K.) PLC (Standing proxy agent: Mizuho Corporate Bank, Ltd.)	5,000,000	13.62
NISSIN FOODS HOLDINGS CO., LTD.	3,000,000	8.17
OBAYASHI CORPORATION	2,000,000	5.45
YANMAR Co., Ltd.	2,000,000	5.45
KOSE Corporation	1,000,000	2.72
FUJI MEDIA HOLDINGS, INC.	1,000,000	2.72
KURABO INDUSTRIES LTD.	500,000	1.36

(Notes)	1.	Figures for the Percentage of Shares Held are rounded down to the nearest second decimal place.
	2.	There is no treasury stock pertaining to the Thirteenth Series Class XIII Preferred Stock.

32

5. Matters Regarding Stock Acquisition Rights, etc. of MHFG

Following is the summary of the Stock Acquisition Rights issued to the Directors (excluding the Outside Directors) and Executive Officers of MHFG and its subsidiaries, MHBK and MHCB, pursuant to the Company Law, in consideration for execution of duties:

	Allotment date of stock acquisition rights	Number of stock acquisition rights	Class and number of subject shares	Issue price (per stock acquisition right) (JPY)	Exercise price (per share) (JPY)	Exercise period
First Series of Stock Acquisition Rights of MHFG	February 16, 2009	5,409 rights	Common Stock, 5,409,000 shares	190,910	1	From February 17, 2009 to February 16, 2029
Second Series of Stock Acquisition Rights of MHFG	September 25, 2009	5,835 rights	Common Stock, 5,835,000 shares	168,690	1	From September 28, 2009 to September 25, 2029
Third Series of Stock Acquisition Rights of MHFG	August 26, 2010	6,808 rights	Common Stock, 6,808,000 shares	119,520	1	From August 27, 2010 to August 26, 2030

(1) Stock Acquisition Rights, etc. of MHFG held by Officers as of March 31, 2011

	Number of stock acquisition rights	Class and number of subject shares	Number of persons and rights held by Directors

First Series of Stock Acquisition Rights of MHFG	250 rights	Common Stock, 250,000 shares	3 persons, 250 rights

Second Series of Stock Acquisition Rights of MHFG	601 rights	Common Stock, 601,000 shares	4 persons, 601 rights

Third Series of Stock Acquisition Rights of MHFG	954 rights	Common Stock, 954,000 shares	6 persons, 954 rights

33

(2) Stock Acquisition Rights, etc. of MHFG delivered to Employees, etc., during the fiscal year ended March 31, 2011

	Number of stock acquisition rights	Class and number of subject shares	Number of employees (Executive Officers) to whom rights were delivered and number of rights	Number of Officers and employees (Executive Officers) of subsidiaries to whom rights were delivered and number of rights

Third Series of Stock Acquisition Rights of MHFG	5,854 rights	Common Stock, 5,854,000 shares	4 persons, 237 rights	81 persons, 5,617 rights

34

6. Matters Regarding Independent Auditor

(1) Independent Auditor

Name	Compensation, etc. for the fiscal year ended March 31, 2011	Other
Ernst & Young ShinNihon LLC Designated Partners with Limited Liability Tadayuki Matsushige, C.P.A. Noboru Miura, C.P.A. Nobuko Kubo, C.P.A. Hiroshi Nishida, C.P.A.	JPY 50 million	MHFG paid consideration to the Independent Auditor for advisory services and other services in connection with the IFRS, which are not included among the services set forth in Article 2, Paragraph 1 of the Certified Public Accountant Law (non-audit services).

(Notes)	1.	Fractions are rounded down.
	2.	The audit contract between MHFG and the Independent Auditor does not separate the compensation for the audit under the Company Law from the compensation for the audit under the Financial Instruments and Exchange Law. Moreover, it is practically impossible to separate the two. Accordingly, the above amount is the total of such compensation.
		In addition, because the amounts of compensation to be paid under the audit contract have not yet been determined, approximate amounts are used for the calculations.
	3.	The total amount of cash and other proprietary benefits to be paid to the Independent Auditor of MHFG by MHFG, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries is JPY 4,380 million.

If the amounts to be paid under the audit contract concluded with the Independent Auditor by MHFG, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries have not yet been determined, approximate amounts are used for the calculations.

(2) Other Matters Regarding Independent Auditor

a. Policy for Determination of Dismissal or Non-reappointment of the Independent Auditor

Dismissal of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors if the Independent Auditor falls subject to any of the events set forth in the Items of Article 340, Paragraph 1 of the Company Law.

Non-reappointment of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors by comprehensively considering various factors, including the performance of duties and the quality of audits by the Independent Auditor.

b. Principal Majority-owned Subsidiaries and other Subsidiaries Audited by any Certified Public Accountant or Audit Corporation other than the Independent Auditor of MHFG

Mizuho International plc and 9 (nine) other companies among MHFG’s principal majority-owned subsidiaries and other subsidiaries are subject to audits (limited to the audits under the provisions of the Company Law or the Financial Instruments and Exchange Law (including any foreign law equivalent to either of these laws)) by audit corporations (including entities with equivalent qualifications in the relevant foreign country) other than the Independent Auditor of MHFG.

35

7. Structure to Ensure Appropriate Conduct of Operations

MHFG has resolved matters regarding its “Structure for Ensuring Appropriate Conduct of Operations” prescribed by the Company Law and the Enforcement Regulations of the Company Law of Japan, as summarized below.

(1)	Structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation

*	MHFG has set forth its structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation in compliance-related rules such as the “Basic Policy of Compliance” and “Compliance Manual.”

*	More specifically, MHFG has established complete compliance as a basic principle of management, has determined a compliance-management structure and created a “Compliance Manual,” has formulated compliance programs each fiscal year for the implementation of specific plans for complete compliance, and has periodically followed up on the status of the implementation of such plans. Furthermore, MHFG’s activities against anti-social elements are conducted as part of its compliance structure. MHFG’s commitment to confront anti-social elements is viewed as an important policy of the Group when designing and implementing specific compliance programs among group companies.

*	The Board of Directors of MHFG resolved that the structure under the above “Basic Policy of Compliance,” etc., is MHFG’s structure for ensuring that the directors and employees execute their duties in compliance with laws, regulations, and the Articles of Incorporation.

(2)	Structure for the safekeeping and management of information on the execution of duties by the directors

*	MHFG has established a structure for the safekeeping, management, etc., of information through its information-management-related rules, including MHFG’s “Information Security Policy.” The safekeeping and management of information in connection with the execution of duties by MHFG’s directors has also been carried out in accordance with these rules.

*	More specifically, MHFG has fixed the period for retention of information such as the minutes of the Board of Directors meetings, Executive Management Committee meetings, and other various committee meetings and materials related thereto, as well as ringisho (or approval documents) and reports, and has carried out other necessary matters relating to the safekeeping and management thereof.

*	The Board of Directors of MHFG resolved that the structure under the above “Information Security Policy,” etc., is MHFG’s structure for the safekeeping and management of information on the execution of duties by the directors.

(3)	Rules and other structure for managing risk of loss

*	MHFG has established a structure for managing its risk of loss through its risk-management-related rules, including its basic policy towards various risk management procedures, such as its “Basic Policy for Comprehensive Risk Management.”

*	More specifically, MHFG has defined various types of risk and has determined strategies to improve its business structure and develop human resources for risk management in order to evaluate risk qualitatively and quantitatively. Moreover, MHFG has implemented comprehensive risk management to control risk within limits acceptable to management.

*	The Board of Directors of MHFG resolved that the structure under the above “Basic Policy for Comprehensive Risk Management,” etc., is MHFG’s structure for managing the risk of loss.

*	In addition, MHFG shall review, in the future and whenever else required, reform of the structure for managing its risk of loss, taking into consideration (i) the results of its measures with respect to the Great Eastern Japan Earthquake, and (ii) its analysis of causes and preventive measures against the recurrence of similar incidents to that which occurred with respect to the computer system failures that occurred at MHBK.

36

(4)	Structure to ensure the efficient execution of director’s duties

*	MHFG has established a structure to ensure the efficient execution of directors’ duties through its rules, such as the “Bylaws Regarding the Board of Directors,” “Bylaws Regarding the Executive Management Committee,” “Bylaws Regarding the Business Policy Committee,” “Organization Regulations,” and “Authorization Regulations.”

*	More specifically, MHFG has determined the criteria for matters to be resolved or reported to the Board of Directors, assignment of each organization, decision-making authority in accordance with the importance of matters, etc. MHFG has also established an Executive Management Committee and several Business Policy Committees. Thus, MHFG has ensured that the directors execute their duties efficiently on a company-wide basis.

*	The Board of Directors of MHFG resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is MHFG’s structure for ensuring the efficient execution of directors’ duties.

(5)	Structure to ensure the propriety of business operations within the corporate group consisting of MHFG and its subsidiaries

*	MHFG has established a structure to ensure the propriety of business operations within the corporate group through its “Group Management Administration Regulations,” etc.

*	More specifically, MHFG directly administers its principal banking subsidiaries and other core group companies in accordance with the “Group Management Administration Regulations,” while principal banking subsidiaries and other core group companies administer subsidiaries and affiliates other than the principal banking subsidiaries and other core group companies in accordance with standards established by MHFG.

*	The Board of Directors of MHFG resolved that the structure under the above “Group Management Administration Regulations,” etc., is MHFG’s structure for ensuring propriety of business operations in the corporate group consisting of MHFG and its subsidiaries.

(6)	Matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require

*	The “Organization Regulations” of MHFG specify matters concerning employees posted as assistants to the corporate auditors to assist the latter in performing their duties.

*	More specifically, MHFG has designated the Corporate Auditors Office as the office in charge of matters concerning assistance in the performance of the corporate auditors’ duties and matters concerning the secretariat for the Board of Corporate Auditors. The Head of the Corporate Auditors Office manages this office’s business under the instructions of the corporate auditors.

*	The Board of Directors of MHFG resolved that the matters specified in the above “Organization Regulations” are matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require.

(7)	Matters concerning measures for ensuring that employees who assist the corporate auditors remain independent from the directors

*	The supplementary provisions of the “Bylaws Regarding the Board of Directors” specify matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

*	More specifically, any personnel and/or change in organization that relates to employees who assist the corporate auditors in performing the latter’s duties shall be subject to prior consultation with a corporate auditor nominated by the Board of Corporate Auditors.

*	The Board of Directors of MHFG resolved that matters specified in the above supplementary provisions of the “Bylaws Regarding the Board of Directors” are matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

37

(8)	Structure under which the directors and employees report to the corporate auditors, and structure concerning reports to the corporate auditors

*	MHFG has established a structure under which the directors and employees report to the corporate auditors in the “Bylaws Regarding the Board of Directors,” the “Bylaws Regarding the Executive Management Committee,” etc.

*	More specifically, MHFG has regulations governing attendance by the corporate auditors in the Board of Directors Meetings, Executive Management Committee meetings, etc. MHFG also maintains procedures for circulating the ringisho (or approval documents) to be approved by the President among the corporate auditors, for reporting information received through the compliance hot-line, for reporting the results of internal audits and so on.

*	The Board of Directors of MHFG resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is a structure under which the directors and employees report to the corporate auditors and a structure concerning reports to the corporate auditors.

(9)	Other structure to ensure the effectiveness of audits by the corporate auditors

*	MHFG has established a structure for ensuring the effectiveness of audits by the corporate auditors in the “Basic Policy for Internal Audit,” etc.

*	More specifically, the internal audit division, corporate auditors and independent auditors exchange opinions and information on a regular basis and whenever else required as a means of strengthening cooperation in efforts to enhance effectiveness and efficiency of the overall audit function.

*	The Board of Directors of MHFG resolved that the structure under the above “Basic Policy for Internal Audit,” etc., is another structure for ensuring the effectiveness of the audits by the corporate auditors.

38

CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Cash and Due from Banks	¥9,950,913
Call Loans and Bills Purchased	375,716
Receivables under Resale Agreements	7,467,309
Guarantee Deposits Paid under Securities Borrowing Transactions	6,541,512
Other Debt Purchased	1,667,808
Trading Assets	13,500,182
Money Held in Trust	122,267
Securities	44,782,067
Loans and Bills Discounted	62,777,757
Foreign Exchange Assets	977,465
Derivatives other than for Trading Assets	5,102,760
Other Assets	2,754,017
Tangible Fixed Assets	947,986
Buildings	321,987
Land	475,869
Lease Assets	14,922
Construction in Progress	28,777
Other Tangible Fixed Assets	106,430
Intangible Fixed Assets	442,922
Software	227,938
Goodwill	1,972
Lease Assets	3,197
Other Intangible Fixed Assets	209,813
Deferred Tax Assets	488,769
Customers’ Liabilities for Acceptances and Guarantees	3,673,339
Reserves for Possible Losses on Loans	(760,762)
Reserve for Possible Losses on Investments	(25)

Total Assets	¥160,812,006

Liabilities
Deposits	¥79,233,922
Negotiable Certificates of Deposit	9,650,236
Debentures	740,932
Call Money and Bills Sold	5,095,412
Payables under Repurchase Agreements	11,656,119
Guarantee Deposits Received under Securities Lending Transactions	5,488,585
Commercial Paper	226,167
Trading Liabilities	7,652,811
Borrowed Money	15,969,385
Foreign Exchange Liabilities	167,670
Short-term Bonds	585,497
Bonds and Notes	5,110,947
Due to Trust Accounts	1,045,599
Derivatives other than for Trading Liabilities	4,599,579
Other Liabilities	3,053,136
Reserve for Bonus Payments	39,336
Reserve for Employee Retirement Benefits	35,615
Reserve for Director and Corporate Auditor Retirement Benefits	2,239
Reserve for Possible Losses on Sales of Loans	420
Reserve for Contingencies	15,081
Reserve for Reimbursement of Deposits	15,229
Reserve for Reimbursement of Debentures	13,344
Reserves under Special Laws	1,382
Deferred Tax Liabilities	17,599
Deferred Tax Liabilities for Revaluation Reserve for Land	98,415
Acceptances and Guarantees	3,673,339

Total Liabilities	154,188,007

Net Assets
Common Stock and Preferred Stock	2,181,375
Capital Surplus	937,680
Retained Earnings	1,132,351
Treasury Stock	(3,196)

Total Shareholders’ Equity	4,248,209

Net Unrealized Gains (Losses) on Other Securities	(21,648)
Deferred Gains or Losses on Hedges	68,769
Revaluation Reserve for Land	137,707
Foreign Currency Translation Adjustment	(103,921)

Total Accumulated Other Comprehensive Income	80,906

Stock Acquisition Rights	2,754
Minority Interests	2,292,128

Total Net Assets	6,623,999

Total Liabilities and Net Assets	¥160,812,006

39

CONSOLIDATED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Ordinary Income	¥2,716,791
Interest Income	1,457,687
Interest on Loans and Bills Discounted	900,011
Interest and Dividends on Securities	356,583
Interest on Call Loans and Bills Purchased	5,062
Interest on Receivables under Resale Agreements	38,975
Interest on Securities Borrowing Transactions	9,479
Interest on Due from Banks	10,940
Other Interest Income	136,633
Fiduciary Income	49,388
Fee and Commission Income	562,485
Trading Income	243,983
Other Operating Income	307,276
Other Ordinary Income	95,970

Ordinary Expenses	2,128,292
Interest Expenses	348,242
Interest on Deposits	108,844
Interest on Negotiable Certificates of Deposit	24,267
Interest on Debentures	6,533
Interest on Call Money and Bills Sold	8,572
Interest on Payables under Repurchase Agreements	47,800
Interest on Securities Lending Transactions	14,089
Interest on Commercial Paper	121
Interest on Borrowed Money	30,616
Interest on Short-term Bonds	1,950
Interest on Bonds and Notes	83,299
Other Interest Expenses	22,146
Fee and Commission Expenses	95,693
Other Operating Expenses	143,596
General and Administrative Expenses	1,285,815
Other Ordinary Expenses	254,945

Ordinary Profits (Losses)	588,498

Extraordinary Gains	60,242
Gains on Disposition of Tangible Fixed Assets	96
Gains on Reversal of Reserve for Possible Losses on Loans	20,325
Recovery on Written-off Claims	36,495
Reversal of Reserve for Contingent Liabilities from Financial Instruments and Exchange	766
Other Extraordinary Gains	2,557

Extraordinary Losses	13,315
Losses on Disposition of Tangible Fixed Assets	4,917
Losses on Impairment of Fixed Assets	3,546
Other Extraordinary Losses	4,852

Income (Loss) before Income Taxes and Minority Interests	635,425

Income Taxes:
Current	18,336
Deferred	120,123
Total Income Taxes	138,460

Income before Minority Interests	496,965

Minority Interests in Net Income	83,736

Net Income (Loss)	¥413,228

40

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Shareholders’ Equity
Common Stock and Preferred Stock
Balance as of the end of the previous period	¥1,805,565
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	2,181,375

Capital Surplus
Balance as of the end of the previous period	552,135
Changes during the period
Issuance of New Shares	385,544

Total Changes during the period	385,544

Balance as of the end of the period	937,680

Retained Earnings
Balance as of the end of the previous period	854,703
Changes during the period
Cash Dividends	(134,966)
Net Income (Loss)	413,228
Disposition of Treasury Stock	(1,314)
Transfer from Revaluation Reserve for Land	701

Total Changes during the period	277,648

Balance as of the end of the period	1,132,351

Treasury Stock
Balance as of the end of the previous period	(5,184)
Changes during the period
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	1,990

Total Changes during the period	1,987

Balance as of the end of the period	(3,196)

Total Shareholders’ Equity
Balance as of the end of the previous period	3,207,219
Changes during the period
Issuance of New Shares	761,354
Cash Dividends	(134,966)
Net Income (Loss)	413,228
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675
Transfer from Revaluation Reserve for Land	701

Total Changes during the period	1,040,990

Balance as of the end of the period	4,248,209

Accumulated Other Comprehensive Income
Net Unrealized Gains (Losses) on Other Securities
Balance as of the end of the previous period	176,931
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(198,579)

Total Changes during the period	(198,579)

Balance as of the end of the period	¥(21,648)

41

Millions of yen
For the fiscal year ended March 31, 2011
Deferred Gains or Losses on Hedges
Balance as of the end of the previous period	¥83,093
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(14,324)

Total Changes during the period	(14,324)

Balance as of the end of the period	68,769

Revaluation Reserve for Land
Balance as of the end of the previous period	138,430
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(722)

Total Changes during the period	(722)

Balance as of the end of the period	137,707

Foreign Currency Translation Adjustment
Balance as of the end of the previous period	(92,623)
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(11,297)

Total Changes during the period	(11,297)

Balance as of the end of the period	(103,921)

Total Accumulated Other Comprehensive Income
Balance as of the end of the previous period	305,831
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(224,924)

Total Changes during the period	(224,924)

Balance as of the end of the period	80,906

Stock Acquisition Rights
Balance as of the end of the previous period	2,301
Changes during the period
Net Changes in Items other than Shareholders’ Equity	452

Total Changes during the period	452

Balance as of the end of the period	2,754

Minority Interests
Balance as of the end of the previous period	2,321,700
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(29,572)

Total Changes during the period	(29,572)

Balance as of the end of the period	2,292,128

Total Net Assets
Balance as of the end of the previous period	5,837,053
Changes during the period
Issuance of New Shares	761,354
Cash Dividends	(134,966)
Net Income (Loss)	413,228
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675
Transfer from Revaluation Reserve for Land	701
Net Changes in Items other than Shareholders’ Equity	(254,044)

Total Changes during the period	786,946

Balance as of the end of the period	¥6,623,999

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[NOTES TO CONSOLIDATED FINANCIAL STATEMENTS]

Amounts less than one million yen are rounded down.

BASIS FOR PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND PRINCIPLES OF CONSOLIDATION

1.	Definitions of majority-owned subsidiary, other subsidiary and affiliate conform to Article 2, Paragraph 8 of the Banking Law and Article 4-2 of the Banking Law Enforcement Ordinance.

2.	Scope of Consolidation

(1)	Number of majority-owned consolidated subsidiaries and other consolidated subsidiaries: 152

Names of principal companies:

Mizuho Bank, Ltd.

Mizuho Corporate Bank, Ltd.

Mizuho Trust & Banking Co., Ltd.

Mizuho Securities Co., Ltd.

During the period, Eurekahedge Pte. Ltd and 8 other companies were newly consolidated as a result of acquisition of stocks and other factors.

During the period, Mizuho Corporate Bank (Germany) Aktiengesellschaft and 18 other companies were excluded from the scope of consolidation as a result of dissolution and other factors.

(2)	Number of majority-owned non-consolidated subsidiaries and other non-consolidated subsidiaries: 0

3.	Application of the Equity Method

(1)	Number of majority-owned non-consolidated subsidiaries and other non-consolidated subsidiaries under the equity method: 0

(2)	Number of affiliates under the equity method: 22

Name of principal companies:

Orient Corporation

The Chiba Kogyo Bank, Ltd.

During the period, Orient Corporation and one other company were newly included in the scope of the equity method as a result of the exercise of the right to request acquisition of the preferred shares and other factors.

During the period, Mitoyo Securities Co., Ltd. was excluded from the scope of the equity method as a result of the sale of stocks.

(3)	Number of majority-owned non-consolidated subsidiaries and other non-consolidated subsidiaries not under the equity method: 0

(4)	Affiliates not under the equity method:

Name of principal company:

Asian-American Merchant Bank Limited

Majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates not under the equity method are excluded from the scope of the equity method since such exclusion has no material effect on MHFG’s consolidated financial statements in terms of Net Income (Loss) (amount corresponding to MHFG’s equity position), Retained Earnings (amount corresponding to MHFG’s equity position), Deferred Gains or Losses on Hedges (amount corresponding to MHFG’s equity position) and others.

43

4.	Fiscal Years of Majority-owned Consolidated Subsidiaries and Other Consolidated Subsidiaries

(1)	Balance sheet dates of majority-owned consolidated subsidiaries and other consolidated subsidiaries are as follows:

The day before the last business day of June	7 companies
September 30	1 company
December 29	18 companies
December 31	59 companies
March 31	67 companies

(2)	Majority-owned consolidated subsidiaries and other consolidated subsidiaries with balance sheet dates of the day before the last business day of June and December 29 were consolidated based on their tentative financial statements as of and for the period ended December 31. Majority-owned consolidated subsidiaries and other consolidated subsidiaries with balance sheet dates of September 30 were consolidated based on their tentative financial statements as of and for the period ended the consolidated balance sheet dates. Other majority-owned consolidated subsidiaries and other consolidated subsidiaries were consolidated based on their financial statements as of and for the period ended their respective balance sheet dates.

The necessary adjustments have been made to the financial statements for any significant transactions that took place between their respective balance sheet dates and the date of the consolidated financial statements.

5.	Special Purpose Entities Subject to Disclosure

(1)	Summary of special purpose entities subject to disclosure and transactions with these special purpose entities

Mizuho Bank, Ltd. (“MHBK”), Mizuho Corporate Bank, Ltd. (“MHCB”), and Mizuho Trust & Banking Co., Ltd. (“MHTB”), which are majority-owned consolidated subsidiaries of MHFG, granted loans, credit facilities and liquidity facilities to 23 special purpose entities (mainly incorporated in the Cayman Islands) in their borrowings and fund raising by commercial paper in order to support securitization of monetary assets of customers.

The aggregate assets and aggregate liabilities of these 23 special purpose entities at their respective balance sheet dates amounted to ¥2,146,309 million and ¥2,145,260 million, respectively. MHBK, MHCB and MHTB do not own any shares with voting rights in any of these special purpose entities and have not dispatched any director or employee to them.

(2)	Major transactions with these special purpose entities subject to disclosure as of or for the fiscal year ended March 31, 2011 are as follows:

As of March 31, 2011	Millions of yen
Loans	¥1,701,545
Credit and Liquidity Facilities	¥427,325

For the Fiscal Year ended March 31, 2011	Millions of yen
Interest Income on Loans	¥12,887
Fee and Commission Income, etc.	¥2,271

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6.	Amortization Method of Goodwill and Amortization Period

Goodwill of Eurekahedge Pte, Ltd. is amortized over a period of 10 years under the straight-line method. The amount of other Goodwill is expensed as incurred since the amount has no material impact.

7.	Standards of Accounting Method

(1)	Trading Assets & Liabilities and Trading Income & Expenses

Trading transactions intended to take advantage of short-term fluctuations and arbitrage opportunities in interest rates, currency exchange rates, market prices of securities and related indices are recognized on a trade date basis and recorded in Trading Assets or Trading Liabilities on the consolidated balance sheet. Income or expenses generated on the relevant trading transactions are recorded in Trading Income or Trading Expenses on the consolidated statement of income.

Securities and other monetary claims held for trading purposes are stated at fair value at the consolidated balance sheet date. Derivative financial products, such as swaps, futures and option transactions, are stated at fair value, assuming that such transactions are terminated and settled at the consolidated balance sheet date.

Trading Income and Trading Expenses include the interest received and the interest paid during the fiscal year, the gains or losses resulting from any change in the value of securities and other monetary claims between the beginning and the end of the fiscal year, and the gains or losses resulting from any change in the value of financial derivatives between the beginning and the end of the fiscal year, assuming they were settled at the end of the fiscal year.

(2)	Securities

(i) Bonds held to maturity are stated at amortized cost (straight-line method) and determined by the moving average method. Investments in majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates, which are not under the equity method, are stated at acquisition cost and determined by the moving average method. Other Securities which have readily determinable fair value are stated at fair value. Fair value of Japanese stocks with a quoted market price is determined based on the average quoted market price over the month preceding the consolidated balance sheet date. Fair value of securities other than Japanese stocks is determined at the quoted market price if available, or other reasonable value at the consolidated balance sheet date (cost of securities sold is calculated primarily by the moving average method). Other Securities, the fair values of which are extremely difficult to determine, are stated at acquisition cost or amortized cost and determined by the moving average method.

The net unrealized gains on Other Securities are included directly in Net Assets, net of applicable income taxes after excluding gains and losses as a result of the fair-value hedge method.

(ii) Securities which are held as trust assets in Money Held in Trust accounts are valued in the same way as given in (i) above.

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(3)	Derivative Transactions

Derivative transactions (other than transactions for trading purposes) are valued at fair value.

(4)	Depreciation

 Tangible Fixed Assets (Except for Lease Assets)

Depreciation of buildings is computed mainly by the straight-line method, and that of others is computed mainly by the declining-balance method. The range of useful lives is as follows:

Buildings:         3 years to 50 years

Others:              2 years to 20 years

‚ Intangible Fixed Assets (Except for Lease Assets)

Amortization of Intangible Fixed Assets is computed by the straight-line method. Development costs for internally-used software are capitalized and amortized over their estimated useful lives of mainly five years as determined by MHFG and consolidated subsidiaries.

ƒ Lease Assets

Depreciation of lease assets booked in Tangible Fixed Assets and Intangible Fixed Assets which are concerned with finance lease transactions that do not transfer ownership is mainly computed by the same method as the one applied to fixed assets owned by us.

(5)	Deferred Assets

 Stock issuance costs

Stock issuance costs are expensed as incurred.

‚ Bond issuance costs

Bond issuance costs are expensed as incurred.

ƒ Debenture issuance costs

Debenture issuance costs are expensed as incurred.

„ Bond discounts

Bonds are stated at amortized costs computed by the straight-line method on the consolidated balance sheets.

Bond discounts booked on the consolidated balance sheets as of March 31, 2006 are amortized under the straight-line method over the term of the bond by applying the previous accounting method and the unamortized balance is directly deducted from bonds, based on the tentative measure stipulated in the “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No. 19, August 11, 2006).

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(6)	Reserves for Possible Losses on Loans

Reserves for Possible Losses on Loans of major domestic majority-owned consolidated subsidiaries and other consolidated subsidiaries are maintained in accordance with internally established standards for write-offs and reserve provisions.

For claims extended to obligors that are legally bankrupt under the Bankruptcy Law, Special Liquidation under the Company Law or other similar laws (“Bankrupt Obligors”), and to obligors that are effectively in similar conditions (“Substantially Bankrupt Obligors”), reserves are maintained at the amounts of claims net of direct write-offs described below and expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees. For claims extended to obligors that are not yet legally or formally bankrupt but are likely to be bankrupt (“Intensive Control Obligors”), reserves are maintained at the amounts deemed necessary based on overall solvency analyses of the amounts of claims net of expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees.

For claims extended to Intensive Control Obligors and Obligors with Restructured Loans and others, if the exposure to an obligor exceeds a certain specific amount, reserves are provided as follows: (i) if future cash flows of the principal and interest can be reasonably estimated, the discounted cash flow method is applied, under which the reserve is determined as the difference between the book value of the loan and its present value of future cash flows discounted using the contractual interest rate before the loan was classified as a Restructured Loan, and (ii) if future cash flows of the principal and interest cannot be reasonably estimated, reserves are provided for the losses estimated for each individual loan. For claims extended to other obligors, reserves are maintained at rates derived from historical credit loss experience and other factors. Reserve for Possible Losses on Loans to Restructuring Countries is maintained in order to cover possible losses based on analyses of the political and economic climates of the countries.

All claims are assessed by each claim origination department in accordance with the internally established “Self-assessment Standard,” and the results of the assessments are verified and examined by the independent examination departments. Reserves for Possible Losses on Loans are provided for on the basis of such verified assessments.

In the case of claims to Bankrupt Obligors and Substantially Bankrupt Obligors, which are collateralized or guaranteed by a third party, the amounts deemed uncollectible (calculated by deducting the anticipated proceeds from the sale of collateral pledged against the claims and amounts that are expected to be recovered from guarantors of the claims) are written off against the respective claims balances. The total directly written-off amount was ¥416,313 million.

Other majority-owned consolidated subsidiaries and other consolidated subsidiaries provide the amount necessary to cover the loan losses based upon past experience and other factors for general claims and the assessment for each individual loan for other claims.

(7)	Reserve for Possible Losses on Investments

Reserve for Possible Losses on Investments is maintained to provide against possible losses on investments in securities, after taking into consideration the financial condition and other factors concerning the investee company.

Except for securitization products which are included as reference assets of another securitization scheme of the Group’s domestic majority-owned consolidated banking subsidiary, Reserve for Possible Losses on Investments is provided against unrealized losses on securitization products related with the discontinuation of business regarding credit investments primarily in Europe which were made as an alternative to loans by the Group’s domestic banking subsidiary. Since securities are recognized at fair value on the consolidated balance sheet, the balance of Securities is offset against that of Reserve for Possible Losses on Investments by ¥721 million.

(8)	Reserve for Bonus Payments

Reserve for Bonus Payments, which is provided for future bonus payments to employees, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments.

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(9)	Reserve for Employee Retirement Benefits

Reserve for Employee Retirement Benefits (including Prepaid Pension Cost), which is provided for future benefit payments to employees, is recorded as the required amount, based on the projected benefit obligation and the estimated plan asset amounts at the end of the fiscal year. Unrecognized actuarial differences are recognized as income or expenses from the following fiscal year under the straight-line method over a certain term within the average remaining service period of the employees of the respective fiscal year.

(10)	Reserve for Director and Corporate Auditor Retirement Benefits

Reserve for Director and Corporate Auditor Retirement Benefits, which is provided for future retirement benefit payments to directors, corporate auditors, and executive officers, is recognized at the amount accrued at the end of the respective fiscal year, based on the internally established standards.

(11)	Reserve for Possible Losses on Sales of Loans

Reserve for Possible Losses on Sales of Loans is provided for possible future losses on sales of loans at the amount deemed necessary based on a reasonable estimate of possible future losses.

(12)	Reserve for Contingencies

Reserve for Contingencies is maintained to provide against possible losses from contingencies, which are not covered by other specific reserves in off-balance transactions, trust transactions and others. The balance is an estimate of possible future losses, on an individual basis, considered to require a reserve.

(13)	Reserve for Reimbursement of Deposits

Reserve for Reimbursement of Deposits is provided against the losses for the deposits derecognized from the liabilities at the estimated amount of future claims for withdrawal by depositors and others.

(14)	Reserve for Reimbursement of Debentures

Reserve for Reimbursement of Debentures is provided for the debentures derecognized from Liabilities at the estimated amount for future claims.

(15)	Reserve under Special Laws

Reserve under Special Laws is Reserve for Contingent Liabilities from Financial Instruments and Exchange. This is the reserve pursuant to Article 46-5, Paragraph 1 and Article 48-3, Paragraph 1 of the Financial Instruments and Exchange Law to indemnify the losses incurred from accidents in the purchase and sale of securities, other transactions or derivative transactions.

(16)	Assets and Liabilities denominated in foreign currencies

Assets and Liabilities denominated in foreign currencies and accounts of overseas branches of domestic majority-owned consolidated banking subsidiaries and a domestic majority-owned consolidated trust banking subsidiary are translated into Japanese yen primarily at the exchange rates in effect at the consolidated balance sheet date, with the exception of the investments in majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates not under the equity method, which are translated at historical exchange rates.

Assets and Liabilities denominated in foreign currencies of the majority-owned consolidated subsidiaries and other consolidated subsidiaries, except for the transactions mentioned above, are translated into Japanese yen primarily at the exchange rates in effect at the respective balance sheet dates.

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(17)	Hedge Accounting

(a) Interest Rate Risk

The deferred method, the fair-value hedge method or the exceptional accrual method for interest rate swaps are applied as hedge accounting methods.

The portfolio hedge transaction for a large volume of small-value monetary claims and liabilities of domestic majority-owned consolidated banking subsidiaries and domestic majority-owned consolidated trust banking subsidiaries is accounted for in accordance with the method stipulated in the “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No.24).

The effectiveness of hedging activities for the portfolio hedge transaction for a large volume of small-value monetary claims and liabilities is assessed as follows:

(i) as for hedging activities to offset market fluctuation risks, the effectiveness is assessed by bracketing both the hedged instruments, such as deposits and loans, and the hedging instruments, such as interest-rate swaps, in the same maturity bucket.

(ii) as for hedging activities to fix the cash flows, the effectiveness is assessed based on the correlation between a base interest rate index of the hedged instrument and that of the hedging instrument.

The effectiveness of the individual hedge is assessed based on the comparison of the fluctuation in the market or of cash flows of the hedged instruments with that of the hedging instruments.

Among Deferred Gains or Losses on Hedges recorded on the consolidated balance sheet, those deferred hedge losses are included that resulted from the application of the macro-hedge method based on the “Tentative Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No.15), under which the overall interest rate risks inherent in loans, deposits and others are controlled on a macro-basis using derivatives transactions. The deferred hedge gains/losses are amortized as interest income or interest expenses over the remaining maturity and average remaining maturity of the respective hedging instruments. The unamortized amounts of gross deferred hedge losses and gross deferred hedge gains on the macro-hedges, before net of applicable income taxes were ¥16,874 million and ¥13,984 million, respectively.

(b) Foreign Exchange Risk

Domestic majority-owned consolidated banking subsidiaries and some of domestic majority-owned consolidated trust banking subsidiaries apply the deferred method of hedge accounting to hedge foreign exchange risks associated with various financial assets and liabilities denominated in foreign currencies as stipulated in the “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No.25). The effectiveness of the hedge is assessed by confirming that the amount of the foreign currency position of the hedged monetary claims and liabilities is equal to or larger than that of currency-swap transactions, exchange swap transactions, and similar transactions designated as the hedging instruments of the foreign exchange risk.

In addition to the above methods, these majority-owned subsidiaries apply the deferred method or the fair-value hedge method to portfolio hedges of the foreign exchange risks associated with investments in majority-owned subsidiaries, other consolidated subsidiaries and affiliates in foreign currency and Other Securities in foreign currency (except for bonds) identified as hedged items in advance, as long as the amount of foreign currency payables of spot and forward foreign exchange contracts exceeds the amount of acquisition cost of the hedged foreign securities in foreign currency.

(c) Inter-company Transactions

Inter-company interest rate swaps, currency swaps and similar derivatives among consolidated companies or between trading accounts and other accounts, which are designated as hedges, are not eliminated and related gains and losses are recognized in the statement of income or deferred under hedge accounting, because these inter-company derivatives are executed according to the criteria for appropriate outside third-party cover operations which are treated as hedge transactions objectively in accordance with JICPA Industry Audit Committee Reports No. 24 and 25.

(18)	Consumption Taxes and other

With respect to MHFG and its domestic majority-owned consolidated subsidiaries and other consolidated subsidiaries, Japanese consumption taxes and local consumption taxes are excluded from transaction amounts.

49

CHANGES OF FUNDAMENTAL AND IMPORTANT MATTERS FOR THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

(Accounting Standard for Asset Retirement Obligations)

Mizuho Financial Group has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) beginning with this fiscal year.

As a result, Income before Income Taxes and Minority Interests decreased by ¥3,081 million. The change in Asset Retirement Obligations (which is in “Other Liabilities”) due to commencement of application of the accounting standards is ¥6,555 million.

(Accounting Standard for Equity Method of Accounting for Investments and Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method)

Mizuho Financial Group has applied “Accounting Standard for Equity Method of Accounting for Investments” (ASBJ Statement No. 16, March 10, 2008) and “Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method” (PITF No. 24, March 10, 2008) beginning with this fiscal year.

This application does not affect the financial statements.

CHANGE IN PRESENTATION OF FINANCIAL STATEMENTS

(Consolidated Balance Sheet and Consolidated Statement of Changes in Net Assets)

Mizuho Financial Group has applied the appended form of “Ordinance for Enforcement of the Banking Act” (Finance Ministry Ordinance No. 10, 1982) revised by “Cabinet Office Ordinance Partially Revising Regulation on Enforcement of the Banking Act” (Cabinet Office Ordinance No. 5, March 25, 2011) and, as a result, “Other Accumulated Comprehensive Income” is presented from this fiscal year in lieu of “Valuation and Translation Adjustments” in the previous fiscal year.

ADDITIONAL INFORMATION

(Issuance of New Shares by the Spread Method)

The spread method is adopted for the issuance of new shares (5,609,000 thousand shares) with a payment date of July 21, 2010. This is a method where the new shares are underwritten and purchased by the initial purchasers at the amount to be paid to MHFG (¥125.27 per share), and sold by the underwriters to the investors at an issue price (¥130.00 per share) different from the amount to be paid to MHFG.

Using the spread method, the aggregate amount of the difference between (a) the issue price and (b) the amount to be paid to MHFG is retained by the initial purchasers, and allocated to each of the underwriters as underwriting fees. Accordingly, Other Ordinary Expenses does not include the amount equivalent to such underwriting fees of ¥26,530 million related to the issuance.

The amount equivalent to such underwriting fees of ¥9,734 million, recognized as profit by majority-owned consolidated subsidiaries and other consolidated subsidiaries, is eliminated and recorded as an increase in Capital Surplus.

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NOTES

(NOTES TO CONSOLIDATED BALANCE SHEET)

1.	Securities include shares of ¥209,145 million and investments of ¥421 million in majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates.

2.	Unsecured loaned securities which the borrowers have the right to sell or repledge amounted to ¥4,198 million and are included in trading securities under Trading Assets.

MHFG has the right to sell or repledge some of unsecured borrowed securities, securities purchased under resale agreements and securities borrowed with cash collateral. Among them, the total of securities repledged was ¥9,428,034 million, the total of securities re-loaned was ¥18,741 million and securities neither repledged nor re-loaned was ¥1,961,545 million, respectively.

3.	Loans and Bills Discounted include Loans to Bankrupt Obligors of ¥46,116 million and Non-Accrual Delinquent Loans of ¥660,718 million.

Loans to Bankrupt Obligors are loans, excluding loans written-off, on which delinquencies in payment of principal and/or interest have continued for a significant period of time or for some other reason there is no prospect of collecting principal and/or interest (“Non-Accrual Loans”), as per Article 96, Paragraph 1, Item 3, Subsections 1 to 5 or Item 4 of the Corporate Tax Law Enforcement Ordinance (Government Ordinance No. 97, 1965). Non-Accrual Delinquent Loans represent Non-Accrual Loans other than (i) Loans to Bankrupt Obligors and (ii) loans on which interest payments have been deferred in order to assist or facilitate the restructuring of the obligors.

4.	Balance of Loans Past Due for Three Months or More: ¥25,034 million Loans Past Due for Three Months or More are loans on which payments of principal and/or interest have not been made for a period of three months or more since the next day following the first due date without such payments, and which are not included in Loans to Bankrupt Obligors, or Non-Accrual Delinquent Loans.

5.	Balance of Restructured Loans: ¥496,991 million Restructured Loans represent loans whose contracts were amended in favor of obligors (e.g. reduction of, or exemption from, stated interest, deferral of interest payments, extension of maturity dates and renunciation of claims) in order to assist or facilitate the restructuring of the obligors. Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans and Loans Past Due for Three Months or More are not included.

6.	Total balance of Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans, Loans Past Due for Three Months or More, and Restructured Loans: ¥1,228,859 million

The amounts given in Notes 3 through 6 above are gross amounts before deduction of amounts for the Reserves for Possible Losses on Loans.

7.	In accordance with JICPA Industry Audit Committee Report No. 24, bills discounted are accounted for as financing transactions. The banking subsidiaries have rights to sell or pledge these bankers’ acceptances, commercial bills, documentary bills and foreign exchange bills purchased. The face value of these bills amounted to ¥734,051 million.

8.	The following assets were pledged as collateral:

Cash and Due from Banks:	¥130 million
Trading Assets:	¥6,255,353 million
Securities:	¥18,571,019 million
Loans and Bills Discounted:	¥9,376,342 million
Other Assets:	¥19,815 million
Tangible Fixed Assets:	¥126 million

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The following liabilities were collateralized by the above assets:

Deposits:	¥824,972 million
Call Money and Bills Sold:	¥1,878,300 million
Payables under Repurchase Agreements:	¥4,608,710 million
Guarantee Deposits Received under Securities Lending Transactions:	¥4,628,424 million
Borrowed Money:	¥14,198,742 million

In addition to the above, the settlement accounts of foreign and domestic exchange transactions or derivatives transactions and others were collateralized, and margins for futures transactions were substituted by Cash and Due from Banks of ¥17,658 million, Trading Assets of ¥189,100 million and Securities of ¥2,363,237 million and Loans and Bills Discounted of ¥45,307 million.

None of the assets was pledged as collateral in connection with borrowings by the majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates. Other Assets includes guarantee deposits of ¥106,814 million, collateral pledged for derivatives transactions of ¥247,600 million, margins for futures transactions of ¥33,492 million and other guarantee deposits of ¥35,782 million. Rediscount of bills is conducted as financing transaction based on the JICPA Industry Audit Committee Report No. 24. There was no balance for bankers’ acceptances, commercial bills, documentary bills or foreign exchange bills purchased.

9.	Overdraft protection on current accounts and contracts of the commitment line for loans are contracts by which banking subsidiaries are bound to extend loans up to the prearranged amount, at the request of customers, unless the customer is in breach of contract conditions. The unutilized balance of these contracts amounted to ¥58,034,077 million. Of this amount, ¥51,102,222 million relates to contracts of which the original contractual maturity is one year or less, or which are unconditionally cancelable at any time.

Since many of these contracts expire without being exercised, the unutilized balance itself does not necessarily affect future cash flows. A provision is included in many of these contracts that entitles the banking subsidiaries to refuse the execution of loans, or reduce the maximum amount under contracts when there is a change in the financial situation, necessity to preserve a claim or other similar reasons. The banking subsidiaries require collateral such as real estate and securities when deemed necessary at the time the contract is entered into. In addition, they periodically monitor customers’ business conditions in accordance with internally established standards and take necessary measures to manage credit risks such as amendments to contracts.

10.	In accordance with the Land Revaluation Law (Proclamation No.34 dated March 31, 1998), land used for business operations of domestic majority-owned consolidated banking subsidiaries was revalued. The applicable income taxes on the entire excess of revaluation are included in Deferred Tax Liabilities for Revaluation Reserve for Land under Liabilities, and the remainder, net of applicable income taxes, is stated as Revaluation Reserve for Land, included in Net Assets.

Revaluation date: March 31, 1998

Revaluation method as stated in Article 3, Paragraph 3 of the above law: Land used for business operations was revalued by calculating the value on the basis of the valuation by road rating stipulated in Article 2, Paragraph 4 of the Enforcement Ordinance relating to the Land Revaluation Law (Government Ordinance No.119 promulgated on March 31, 1998) with reasonable adjustments to compensate for sites with long depth and other factors, and also on the basis of the appraisal valuation stipulated in Paragraph 5.

The difference at the consolidated balance sheet date between the total fair value of land for business operation purposes, which has been revalued in accordance with Article 10 of the above-mentioned law, and the total book value of the land after such revaluation was ¥160,512 million.

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11.	Accumulated Depreciation of Tangible Fixed Assets amounted to ¥799,355 million.

12.	The book value of Tangible Fixed Assets adjusted for gains on sales of replaced assets and others amounted to ¥37,126 million.

13.	Borrowed Money includes subordinated borrowed money of ¥644,329 million with a covenant that performance of the obligation is subordinated to that of other obligations.

14.	Bonds and Notes includes subordinated bonds of ¥1,710,361 million.

15.	The principal amounts of money trusts and loan trusts with contracts indemnifying the principal amounts, which are entrusted to domestic majority-owned consolidated trust banking subsidiaries, are ¥836,285 million and ¥383 million, respectively.

16.	Liabilities for guarantees on corporate bonds included in Securities, which were issued by private placement (Article 2, Paragraph 3 of the Financial Instruments and Exchange Law) amounted to ¥1,032,321 million.

17.	Net Assets per share of common stock: ¥177.53

18.	Projected pension benefit obligations, etc. as of the consolidated balance sheet date are as follows:

Millions of yen
Projected Benefit Obligations	¥(1,207,229)
Plan Assets (fair value)	1,215,987
Unfunded Retirement Benefit Obligations	8,757
Unrecognized Actuarial Differences	420,438
Net Amounts on Consolidated Balance Sheet	¥429,196
Prepaid Pension Cost	464,812
Reserve for Employee Retirement Benefits	(35,615)

(NOTES TO CONSOLIDATED STATEMENT OF INCOME)

1.	Other Ordinary Income includes gains on sales of stocks of ¥54,712 million.

2.	Other Ordinary Expenses includes losses on impairment (devaluation) of stocks of ¥94,420 million, losses on write-offs of loans of ¥71,659 million, and losses on sales of stocks of ¥29,006 million.

3.	Other Extraordinary Losses includes losses of ¥3,091 million at the beginning of the period due to the adoption of Accounting Standard for Asset Retirement Obligation described in “Changes of Fundamental and Important Matters for the Preparation of Consolidated Financial Statements” and Extraordinary depreciation of ¥1,761 million due to the shortening of depreciation period of the software.

4.	Net Income per share of common stock for the fiscal year: ¥20.47

5.	Diluted Net Income per share of common stock for the fiscal year: ¥19.27

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(NOTES TO CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS)

1.	Types and number of issued shares and of treasury stock are as follows:

	Thousands of Shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Issued shares
Common stock	15,494,397	6,287,787	—	21,782,185	*1
Eleventh Series Class XI Preferred Stock	914,752	—	—	914,752
Thirteenth Series Class XIII Preferred Stock	36,690	—	—	36,690

Total	16,445,839	6,287,787	—	22,733,627

Treasury stock
Common stock	9,397	21	3,761	5,656	*2
Eleventh Series Class XI Preferred Stock	415,471	82,395	—	497,866	*3

Total	424,868	82,416	3,761	503,522

*1.	Increases are due to request for acquisition (conversion) of preferred stock (287,787 thousand shares), capital increase by public offering (5,609,000 thousand shares), and capital increase by way of third-party allotment (391,000 thousand shares).
*2.	Increases are due to repurchase of shares constituting less than one unit, and decreases are due to exercise of stock acquisition rights (stock option) (3,760 thousand shares) and repurchase of shares constituting less than one unit (one thousand shares).
*3.	Increases are due to request for acquisition (conversion) of preferred stock.

2.	Stock acquisition rights and treasury stock acquisition rights are as follows:

Category	Breakdown of stock acquisition rights	Class of shares to be issued or transferred upon exercise of stock acquisition rights	Number of shares to be issued or transferred upon exercise of stock acquisition rights (Shares)				Balance as of March 31, 2011 (Millions of yen)	Remarks
			As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011
MHFG	Stock acquisition rights (Treasury stock acquisition rights)	—	— (—)	— (—)	— (—)	— (—)	— (—)
	Stock acquisition rights as stock option			—			1,786
Majority-owned consolidated subsidiaries and other consolidated subsidiaries (Treasury stock acquisition rights)				—			968 (—)
Total				—			2,754 (—)

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3.	Cash dividends distributed by MHFG are as follows:

(1)	Cash dividends paid during the fiscal year ended March 31, 2011

Resolution			Type	Cash Dividends (Millions of yen)	Cash Dividends per Share (Yen)	Record Date	Effective Date
June 22, 2010			Common Stock	123,880	8	March 31, 2010
[	Ordinary General Meeting of Shareholders	]	Eleventh Series Class XI Preferred Stock	9,985	20	March 31, 2010	June 22, 2010
			Thirteenth Series Class XIII Preferred Stock	1,100	30	March 31, 2010

	Total			134,966

(2)	Cash dividends with record dates falling in the fiscal year ended March 31, 2011 and effective dates coming after the end of the fiscal year

Resolution			Type	Cash Dividends (Millions of yen)	Resource of Dividends	Cash Dividends per Share (Yen)	Record Date	Effective Date
June 21, 2011			Common Stock	130,659	Retained Earnings	6	March 31, 2011
[	Ordinary General Meeting of Shareholders	]	Eleventh Series Class XI Preferred Stock	8,337	Retained Earnings	20	March 31, 2011	June 21, 2011
			Thirteenth Series Class XIII Preferred Stock	1,100	Retained Earnings	30	March 31, 2011

Cash dividends on common stock and preferred stock are proposed as above as a matter to be resolved at the ordinary general meeting of shareholders scheduled to be held on June 21, 2011.

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(FINANCIAL INSTRUMENTS)

1. Matters relating to the conditions of financial instruments

(1) Policy on financial instruments

Mizuho Financial Group (MHFG), which primarily engages in banking business, incurs financial liabilities such as customer deposits and market deposits on the funding side while holding financial assets such as customer loans, stocks and bonds on the investment side, and also engages in trading business for certain financial products. Some subsidiaries conduct securities business and other financial business.

For above funding and investment business, MHFG appropriately manages risks of each financial instrument and carefully watches term-gaps and other risk factors.

(2) Contents and Risk of Financial Products

The main financial assets of the Mizuho group consist of loans to customers and securities such as Japanese stocks and government bonds. The Group holds these securities for the purpose of reserves for deposit payments reserves and as investments. These financial assets are subject to various types of risk that may be incurred by the Group due to a decline in, or total loss of, the value of assets, as a result of deterioration in a counterparty’s and an issuer’s financial position (“credit risk”), or incurred by the Group due to fluctuations in interest rates, stock prices and foreign exchange rates and so on (“market risk”).

The main financing source of the Mizuho group is a stable source of deposits from its customers in addition to direct funding from the financial market. These financing sources are subject to the risk of losses (“liquidity risk”) arising from funding difficulties due to market disruption or a deterioration in our financial position that makes it difficult for us to raise the necessary funds or that forces us to raise funds at significantly higher interest rates than usual.

In addition, the Mizuho group uses derivative financial products to control the interest rate risk related to the assets and liabilities of the Group, as part of our asset and liability management (“ALM”). The Group primarily utilizes the portfolio hedge by grouping numerous financial assets and liabilities such as loans and deposits into similar interest risk units in accordance with risk management policies. Some derivative products like interest rate swaps are used as hedging methods for cash-flow hedges or fair value hedges. The Group applies hedge accounting to the majority of these products, treating them as deferred hedges. The effectiveness of the hedges is assessed periodically by regression analysis and other methods to ensure whether the derivative financial products effectively work in order to offset the exposure to changes in fair value and variable cash flows from hedged items. It should be noted that the Mizuho Group uses derivative financial products for trading purposes and so on as well.

Progress in financial deregulation and internationalization has led to growth in the diversity and complexity of financial assets and liabilities of the Mizuho group, exposing the Group to various risks, including credit risk, liquidity risk and other risks.

(3) Risk Management for Financial Products

 Commitment to Risk Management

We recognize the conducting of operations tailored to the risks and managing such risks as a key issue relating to overall management. In order to implement our business strategy while maintaining our financial stability, we maintain comprehensive risk management and control measures.

We maintain basic policies for risk management established by our board of directors that are applicable to the entire Mizuho group. These policies clearly define the kinds of risks to be managed, set forth the organizational structure and provide for the human resources training necessary for appropriate levels of risk management. The policies also provide for audits to measure the effectiveness and suitability of the risk management structure. In line with these basic policies, we maintain various measures to strengthen and enhance the sophistication of our risk management system.

‚ General Concept of Risk Management

We classify our risk exposures according to the various kinds of risk, including credit risk, market risk, liquidity risk and operational risk, and manage each type of risk according to its characteristics.

In addition to managing each type of risk individually, we have established a risk management structure to identify and evaluate overall risk and, where necessary, to devise appropriate responses to keep risk within limits that are managerially acceptable in both qualitative and quantitative terms.

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More specifically, we allocate risk capital to our principal banking subsidiaries and other core group companies to control risk within the limits set for each company. We also control risk within managerially acceptable limits by working to ensure that the overall risk we hold on a consolidated basis does not exceed shareholders’ equity and other measures of financial strength. To ensure the ongoing financial health of Mizuho Financial Group, our principal banking subsidiaries and other core group companies, we regularly monitor the manner in which risk capital is being used in order to obtain a proper grasp of the risk profile within this framework. Reports are also submitted to the board of directors and other committees of each company.

ƒ Credit Risk Management

We have adopted two different but mutually complementary approaches in credit risk management. The first approach is “credit management,” in which we manage the process for each individual transaction and individual obligor from execution until collection, based on our assessment of the credit quality of the customer. Through this process, we curb losses in the case of a credit event. The second is “credit portfolio management,” in which we utilize statistical methods to assess the potential for losses related to credit risk. Through this process, we identify credit risk and respond appropriately.

Our board of directors determines the Mizuho group’s key matters pertaining to credit risk management while their Chief Executive Officers are responsible for controlling credit risk. In addition, we have established the Portfolio Management Committee as one of its business policy committees. This committee of Mizuho Financial Group discusses and coordinates basic policy in connection with credit risk management and matters in connection with overall credit portfolio management and credit risk monitoring for the Mizuho group. Under the control of the Chief Risk Officer of Mizuho Financial Group, the Risk Management Division and the Credit Risk Management Division jointly monitor, analyze and submit suggestions concerning credit risk and formulate and execute plans in connection with basic matters pertaining to credit risk management.

We use statistical methods to manage the possibility of losses by measuring the expected average loss for a one-year risk horizon (“expected loss”) and the maximum loss within a certain confidence interval (“credit VAR”). The difference between expected loss and credit VAR is measured as the credit risk amount (“unexpected loss”). We recognize two types of risk arising from allowing too large a proportion of overall credit risk to be allocated in certain areas. One type is “credit concentration risk,” which stems from granting excessive credit to certain individual counterparties. The other type is “chain-reaction default risk,” which arises from granting excessive credit to certain corporate groups, industrial sectors and other groupings. We manage these risks appropriately in line with our specific guidelines for each.

The board of directors of each of our principal banking subsidiaries and other core group companies determines key matters pertaining to credit risk in line with basic policies set forth by Mizuho Financial Group. Their respective business policy committees are responsible for discussing and coordinating overall management of their individual credit portfolios and transaction policies towards obligors.

The chief risk officer of each principal banking subsidiary and core group company is responsible for matters relating to planning and implementing credit risk management. The credit risk management division of each principal banking subsidiary is responsible for planning and administering credit risk management and conducting credit risk measuring and monitoring. Each credit division determines policies and approves/disapproves individual transactions regarding review and management of and collection from customers in accordance with the lines of authority set forth by each principal banking subsidiary. In addition, from the standpoint of internal controls, each of our principal banking subsidiaries has also established internal audit divisions that are independent of the business divisions in order to ensure appropriate credit risk management.

„ Market Risk Management

The board of directors of Mizuho Financial Group determines key matters pertaining to market risk management policies. In addition, we have established the ALM & Market Risk Committee as one of its business policy committees. The committee broadly discusses and coordinates matters relating to basic asset and liability management policies, risk planning and market risk management and proposes responses to emergencies such as sudden market changes.

The Chief Risk Officer of Mizuho Financial Group is responsible for matters relating to market risk management planning and operations. The Risk Management Division of Mizuho Financial Group is responsible for monitoring market risk, reports and analyses, proposals, setting limits and guidelines, and formulating and implementing plans relating to market risk management. In addition, the division assesses and manages the overall market risk of the Mizuho group as a whole and keeps track of the market risk situation of our principal banking subsidiaries and other core group companies. The division also submits reports to the Chief Executive Officer on a daily basis and to our board of directors and the executive management committee of Mizuho Financial Group on a regular basis.

To manage market risk, we set limits that correspond to risk capital allocations. The amount of risk capital allocated to market risk corresponds to VAR and additional costs that may arise in order to close relevant positions. For trading and banking activities, we set limits for VAR and for losses. For banking activities, we set position limits based on interest rate sensitivity as needed.

Our principal banking subsidiaries and certain other core group companies have formulated their basic policies in line with the basic policies determined by Mizuho Financial Group. Their boards of directors determine important matters relating to market risk management while their Chief Executive Officers are responsible for controlling market risk. Based on a common Mizuho Group risk capital allocation framework, the above-mentioned companies manage market risk by setting limits according to the risk capital allocated to market risk by Mizuho Financial Group.

Our principal banking subsidiaries and certain other core group companies have the same market risk management structure as the Mizuho Financial Group, such as their business policy committees being responsible for overall discussion and coordination of the market risk management, including their ALM & market risk management committees.

In addition, they have established middle offices specializing in risk management that are independent of their front offices, which engage in market transactions, and their back offices, which are responsible for book entries and settlements. This system enables them to achieve mutual checks and control over market operations.

When VAR is not adequate to control risk, the middle offices manage risk using additional risk indices such as 10 BPV (Basis Point Value), carry out stress tests and set stop loss limits as needed.

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… Situation of Market Risk

i. Overview of Banking Activities

The following table shows the VAR figures relating to our banking activities for the fiscal year indicated:

(Billions of yen)
Fiscal year ended March 31, 2011
As of fiscal year end	211.3
Maximum	227.6
Minimum	137.8
Average	188.6

[Definition of Banking business]

The following transactions are categorized as banking business, with trading business and strategically-held equity being categorized separately.

(1) Deposits and loans as well as related funding activities, and hedge against interest rate risk.

(2) Equity (excluding strategically-held equity), bonds, investment trusts, etc. and hedges against related market risk.

The core deposit of liquid deposits is to be specified and incorporated into the measurement of market risk.

Banking business VAR used to calculate Market Risk Equivalent is based on the following:

•	variance co-variance model for linear risk and Monte-Carlo simulation for non-linear risk;

•	VAR: the total amount of linear risk and non-linear risk;

•	confidence interval: one-tailed 99%;

•	holding period of one month; and

•	historical observation period of one year.

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ii. Trading business

The following table shows VAR figures of our trading activities for the fiscal year indicated:

(Billions of yen)
Fiscal year ended March 31, 2011
As of fiscal year end	3.6
Maximum	3.8
Minimum	2.2
Average	2.9

[Definition of trading activities]

(1)	Transactions held for the purpose of short-term resale.

(2)	Transactions held for the purpose of making a profit from price fluctuations over a short period as well as fixing a profit from arbitrage activities.

(3)	Deals that have both aspects of (1) and (2) above.

(4)	Deals held for broking business or market making business.

Trading business VAR used to calculate Market Risk Equivalent is based on the following:

•	variance co-variance model for linear risk and Monte-Carlo simulation for non-linear risk;

•	VAR: the total amount of linear risk and non-linear risk;

•	confidence interval: one-tailed 99%;

•	holding period of 1 trading day; and

•	historical observation period of one year.

iii. Strategic Equity Holding

We make the same market risk management based on VAR and risk indices for strategic equity holding portfolio as banking business and trading business.

The risk index of the strategic equity holding portfolio (sensitivity of the portfolio to a 1% change in TOPIX index) is set as ¥25.7 billion for in fiscal year ended March 31, 2011.

iv. Risk management using VAR

VAR is a commonly used market risk management technique with statistical assumptions to measure maximum possible loss in the market, which will be incurred to the holding portfolio in a certain period with some probability. It should be noted that in general VAR model has the following shortcomings:

•	VAR estimates could differ by assumptions of holding period, confidence interval level and approaches for the measurement.

•	VAR which is calculated based on historical data does not necessarily indicate an accurate future possible maximum loss.

•

VAR might underestimate the probability of extreme market movements when the market gets inactive as VAR assumes sales of holding portfolio and hedges in the market during the holding period for the calculation.

•	The use of a 99% confidence level does not take account of, nor makes any statement about, any losses that might occur beyond this confidence level.

The variance co-variance model used as the measurement technique of VAR assumes that change in a market movement follows a normal distribution. Therefore, the model might underestimate the risk under the circumstance that the market is likely to move extremely beyond the assumption. The model might also underestimate the risk when the normal correlation assumption between interest rate and share price collapses under the circumstances when a rise in the interest rate and a deterioration of share price happen simultaneously.

We check the validity of the market risk measurement made by VAR approach periodically by the back-test which compares VAR with actual profit and loss. In addition to VAR, we make a wide variety of management and controls such as risk indices monitoring, implementation of stress tests, loss limit monitoring in order to make strict risk management by capturing carefully all risks, including what VAR approach is not able to cover.

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† Liquidity Risk Management

Our liquidity risk management structure is generally the same as the market risk management structure described above (“Item „ Market Risk Management”). However, the head of the Financial Control & Accounting Group of Mizuho Financial Group is additionally responsible for matters relating to planning and running cash flow management operations, while the Financial Planning Division is responsible for monitoring and adjusting the cash flow management situation and for planning and implementing cash flow management. Reports on the cash flow situation are submitted to the ALM & market risk management committee, the executive management committee and the Chief Executive Officer.

We measure liquidity risk using indices pertaining to cash flow, such as limits on funds raised in the market. Limits on liquidity risk are discussed and coordinated by the ALM & market risk management committee, discussed further by the executive management committee and determined by the Chief Executive Officer. We have established classifications for the cash flow conditions affecting the Group, ranging from “normal” to “cause for concern” and “critical,” and have established procedures for dealing with cases which are deemed to fall into the “cause for concern” or “critical” categories. In addition, we have constructed a system under which we will be able to respond smoothly in the event of emergency situations that affect our funding by establishing action plans.

(4)	Supplementary explanation of matters relating to fair value of financial instruments and others

Fair values of financial instruments include the values based on market prices, and the values deemed as market prices obtained by the reasonable estimate when the financial instruments do not have market prices. Since certain assumptions and others are adopted for calculating such values, they may differ when adopting different assumptions and others.

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2. Matters relating to fair value of financial instruments and others

The following are the consolidated balance sheet amounts, fair values and differences between them as of March 31, 2011. Unlisted stocks and others, the fair values of which are extremely difficult to determine, are excluded from the table below (see (Note 2)).

	(Unit: Millions of yen)
	Consolidated Balance Sheet Amount	Fair Value	Difference
(1) Cash and Due from Banks (*1)	9,950,144	9,950,144	—
(2) Call Loans and Bills Purchased (*1)	375,255	375,255	—
(3) Receivables under Resale Agreements	7,467,309	7,467,309	—
(4) Guarantee Deposits Paid under Securities Borrowing Transactions	6,541,512	6,541,512	—
(5) Other Debt Purchased (*1)	1,667,151	1,665,020	(2,130)
(6) Trading Assets Trading Securities	9,497,860	9,497,860	—
(7) Money Held in Trust (*1)	122,233	122,233	—
(8) Securities
Bonds Held to Maturity	1,202,123	1,208,220	6,097
Other Securities	42,932,743	42,932,743	—
(9) Loans and Bills Discounted	62,777,757
Reserves for Possible Losses on Loans (*1)	(654,284)
	62,123,472	62,463,480	340,007

Total Assets	141,879,804	142,223,779	343,974

(1) Deposits	79,233,922	79,184,769	(49,153)
(2) Negotiable Certificates of Deposit	9,650,236	9,649,914	(322)
(3) Debentures	740,932	735,366	(5,566)
(4) Call Money and Bills Sold	5,095,412	5,095,412	—
(5) Payables under Repurchase Agreements	11,656,119	11,656,119	—
(6) Guarantee Deposits Received under Securities Lending Transactions	5,488,585	5,488,585	—
(7) Trading Liabilities Securities Sold, Not yet Purchased	4,249,792	4,249,792	—
(8) Borrowed Money	15,969,385	15,987,515	18,130
(9) Bonds and Notes	5,110,947	5,204,422	93,474
Total Liabilities	137,195,334	137,251,897	56,563
Derivative Transactions (*2)
Derivative Transactions not Qualifying for Hedge Accounting	737,937
Derivative Transactions Qualifying for Hedge Accounting	238,832
Reserves for Derivative Transactions (*1)	(46,203)

Total Derivative Transactions	930,567	930,567	—

(*1)	General and specific reserves for possible losses on loans relevant to Loans and Bills Discounted and reserves for derivative transactions are excluded. Reserves for Cash and Due from Banks, Call Loans and Bills Purchased, Other Debt Purchased, Money Held in Trust and others are directly written off against the consolidated balance sheet amount due to immateriality.
(*2)	Derivative Transactions recorded in Trading Assets and Trading Liabilities and Other Assets and Other Liabilities are presented as a lump sum.
Net claims and debts that arose from derivative transactions are presented on a net basis.

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(Note 1) Calculation method of fair value of financial instruments

Assets

(1)	Cash and Due from Banks

For Due from Banks which have no maturity, since fair values of these items approximate book values, we deem the book values to be fair values. For Due from Banks which have maturity, since contractual terms of these items are short (i.e., within six months) and fair values of these items approximate book values, we deem the book values to be fair values.

(2)	Call Loans and Bills Purchased, (3) Receivables under Resale Agreements and (4) Guarantee Deposits Paid under Securities Borrowing Transactions

Since contractual terms of these items are short (i.e., within six months) and fair values of these items approximate book values, we deem the book values to be fair values.

(5)	Other Debt Purchased

Fair values of Other Debt Purchased are based on the values deemed as market prices obtained by the reasonable estimate such as those obtained from brokers and financial information vendors.

(6)	Trading Assets

Fair values of securities held for trading, such as bonds held for trading, are based on the market prices and others.

(7)	Money Held in Trust

As to securities managed as trust assets in a directed money trust for separate investment with the management of securities as its primary purpose, stocks are based on the prices on stock exchanges, and bonds are based on the market prices and others. For other Money Held in Trust, since fair values of these items approximate book values, we deem the book values to be fair values.

(8)	Securities

Fair values of stocks are based on the prices on securities exchanges, and those of bonds and others are based on the market prices, valuations obtained from brokers and information vendors and others. Fair values of investment trusts are based on the disclosed net asset value. Fair values of private placement bonds are calculated by discounting the total amount of principal and interest and others at interest rates based on the discount rate reflecting expected loss and various risk factors by categories according to the internal ratings and terms.

Fair values of Floating-rate Japanese Government Bonds, according to our determination that current market prices may not reflect the fair value, are based on the reasonably calculated prices as book value at the end of the current fiscal year. In deriving the reasonably calculated prices, we used the discount cash flow method as well as other methods. The price decision variables include the yield of 10-year Japanese Government Bonds and the volatilities of interest rate swap options for 10-year Japanese Government Bonds as underlying assets.

With respect to the credit investments in securitization products made as an alternative to loans by the European, North American and other offices of domestic majority-owned consolidated banking subsidiaries, given the current situation in which the volume of actual transactions is extremely limited and there exists a considerable gap between the offers and bids of sellers and buyers, we determined that valuations obtained from brokers and information vendors cannot be deemed to be the fair value, and we applied reasonably calculated prices based on the reasonable estimates of our management as fair value. In deriving reasonably calculated prices based on the reasonable estimates of our management mentioned above, we used the discounted cash flow method. The price decision variables include default rates, recovery rates, pre-payment rates and discount rates, and the subject Securities included residential mortgage-backed securities, collateralized loan obligations, commercial mortgage-backed securities, and other asset backed securities.

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(9)	Loans and Bills Discounted

Fair values of Loans and Bills Discounted are calculated by the total amount of principal and interest and others at interest rates based on the discount rate reflecting expected loss and various risk factors by categories according to the types, internal ratings and terms of the Loans and Bills Discounted. In addition, as to claims against bankrupt obligors, substantially bankrupt obligors and intensive control obligors, since the estimated amount of bad debts is calculated based on the present value of the expected future cash flows or the estimated amounts that we would be able to collect from collateral and guarantees, fair values approximate the consolidated balance sheet amount as of the consolidated balance sheet date minus the present estimated amount of bad debts, and we thus deem such amount to be fair values.

Of the Loans and Bills Discounted, for those without a fixed maturity due to loan characteristics such as limiting loans to within the value of pledged assets, we deem book values to be fair values since fair values are expected to approximate book values based on the estimated loan periods, interest rates and other conditions.

Liabilities

(1)	Deposits

For demand deposits, we deem the payment amounts required on the consolidated balance sheet date (i.e., book values) to be fair values. In addition, fair values of fixed deposits are calculated by classifying them based on their terms and by discounting the future cash flows. The discount rates used in such calculations are the interest rates.

(2)	Negotiable Certificates of Deposit

Fair values of Negotiable Certificates of Deposit are calculated by classifying them based on their terms and by discounting the future cash flows. The discount rates used in such calculations are the interest rates. Since fair values of those whose deposit terms are short (i.e., within six months) approximate book values, we mainly deem the book values to be fair values.

(3)	Debentures

Fair values of Debentures are based on the market prices for the debentures which have market prices, and calculated by classifying them based on their terms and by discounting the future cash flows for those which do not have market prices. The discount rates used in such calculations are the interest rates.

(4)	Call Money and Bills Sold, (5) Payables under Repurchase Agreements and (6) Guarantee Deposits Received under Securities Lending Transactions

Since contractual terms of these financial instruments are short (i.e., within six months) and fair values approximate book values, we deem the book values to be fair values.

(7)	Trading Liabilities

Fair values of Securities Sold, Not yet Purchased in Trading Liabilities are based on the market prices and others.

(8)	Borrowed Money

Fair values of Borrowed Money are calculated by discounting the total amount of the principal and interest of such Borrowed Money classified by certain period at the interest rates considered to be applicable to similar loans.

(9)	Bonds and Notes

Fair values of Bonds and Notes issued by MHFG, its majority-owned consolidated subsidiaries and other consolidated subsidiaries are based on the market prices for Bonds and Notes which have market prices, and calculated by discounting the total amount of principal and interest by the interest rates considered to be applicable to similar Bonds and Notes for those which do not have market prices.

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Derivative Transactions

Derivative transactions include interest rate-related transactions (futures, options, swaps and others), currency-related transactions (futures, options, swaps and others), bond-related transactions (futures, futures options and others), and are based on the prices on securities exchanges, discounted value of future cash flows, option pricing models and others.

(Note 2)	Financial instruments whose fair values are deemed to be extremely difficult to determine are indicated below, and are not included in “Assets (5) Other Debt Purchased,” “Assets (7) Money Held in Trust,” and “Assets (8) Other Securities” in fair value information of financial instruments.

(Millions of yen)
Category	Consolidated Balance Sheet Amount
 Unlisted Stocks (*1)	280,340
‚ Investments in Partnerships (*2)	156,965
ƒ Other	399

Total (*3)	437,704

(*1)	We do not treat Unlisted Stocks as being subject to disclosure of fair values as there are no market prices and they are deemed extremely difficult to determine fair values.
(*2)	Of the Investments in Partnerships, we do not treat those whose assets consist of unlisted stocks and other financial instruments that are deemed extremely difficult to determine fair values as being subject to disclosure of fair values.
(*3)	During the fiscal year ended March 31, 2011, we impaired (“devaluated”) in the amount of ¥15,562 million on a consolidated basis.

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(SUBSEQUENT EVENTS)

1.	Mizuho Financial Group, Inc. (“MHFG”) and Mizuho Trust & Banking Co., Ltd. (“MHTB”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHTB into a wholly-owned subsidiary of MHFG by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of common stock of MHTB are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange and the Osaka Securities Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

	Name of the wholly-owned subsidiary in the share exchange	Mizuho Trust & Banking Co., Ltd.

‚	Purpose of business	Trust and banking business

ƒ	Effective date of the share exchange	September 1, 2011 (Scheduled)

„	Legal method of the share exchange	The share exchange in which MHFG will become a wholly-owning parent and MHTB will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law

…	Main purpose of the share exchange	MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Our Group (“Mizuho”) has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHTB into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

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(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

	Share allotment ratio

Company Name	MHFG (wholly-owning parent company in the share exchange)	MHTB (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	0.54

‚	Calculation method

MHFG and MHTB engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by Merrill Lynch Japan Securities Co., Ltd. (“BofA Merrill Lynch”) and J.P. Morgan Securities Japan Co., Ltd. (“J.P. Morgan”) and with consideration for MHFG’s and MHTB’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHTB determined that the share exchange ratio set forth above was beneficial to the shareholders of MHTB, and MHFG and MHTB resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

ƒ	Number of shares to be delivered

Shares of common stock of MHFG: 823,462,056 shares (Scheduled)

2.	MHFG, Mizuho Corporate Bank, Ltd. (“MHCB”) and Mizuho Securities Co., Ltd. (“MHSC”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHSC into a wholly-owned subsidiary of MHCB by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of MHSC are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

	Name of the wholly-owned subsidiary in the share exchange	Mizuho Securities Co., Ltd.

‚	Purpose of business	Financial instruments business

ƒ	Effective date of the share exchange	September 1, 2011 (Scheduled)

„	Legal method of the share exchange	The share exchange in which MHCB will become a wholly-owning parent and MHSC will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law

…	Main purpose of the share exchange

MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHSC into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

66

(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

	Share allotment ratio

Company Name	MHFG (wholly-owning parent company of MHCB, which is a wholly-owning parent company in the share exchange)	MHSC (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	1.48

‚	Calculation method

MHFG, MHCB and MHSC engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by BofA Merrill Lynch and J.P. Morgan and with consideration for MHFG’s and MHSC’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG and MHCB determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHSC determined that the share exchange ratio set forth above was beneficial to the shareholders of MHSC, and MHFG, MHCB and MHSC resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

ƒ	Number of shares to be delivered

Shares of common stock of MHFG: 958, 035, 295 shares (Scheduled)

67

3.	MHFG, Mizuho Bank, Ltd. (“MHBK”) and Mizuho Investors Securities Co., Ltd. (“MHIS”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHIS into a wholly-owned subsidiary of MHBK by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of MHIS are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

	Name of the wholly-owned subsidiary in the share exchange	Mizuho Investors Securities Co., Ltd.

‚	Purpose of business	Financial instruments business

ƒ	Effective date of the share exchange	September 1, 2011 (Scheduled)

„	Legal method of the share exchange	The share exchange in which MHBK will become a wholly-owning parent and MHIS will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law

…	Main purpose of the share exchange

MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHIS into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

68

(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

	Share allotment ratio

Company Name	MHFG (wholly-owning parent company of MHBK, which is a wholly-owning parent company in the share exchange)	MHIS (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	0.56

‚	Calculation method

MHFG, MHBK and MHIS engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by BofA Merrill Lynch and J.P. Morgan and with consideration for MHFG’s and MHIS’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG and MHBK determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHIS determined that the share exchange ratio set forth above was beneficial to the shareholders of MHIS, and MHFG, MHBK and MHIS resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

ƒ	Number of shares to be delivered

Shares of common stock of MHFG: 322,951,927 shares (Scheduled)

69

NON-CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Current Assets
Cash and Due from Banks	¥16,490
Advances	11
Prepaid Expenses	1,120
Accounts Receivable	3,540
Other Current Assets	5,728
Total Current Assets	26,892
Fixed Assets
Tangible Fixed Assets	1,446
Buildings	829
Equipment	408
Construction in Progress	208
Intangible Fixed Assets	3,202
Trademarks	25
Software	3,113
Other Intangible Fixed Assets	64
Investments	6,003,616
Investment Securities	51,272
Investments in Subsidiaries and Affiliates	5,938,822
Long-term Prepaid Expenses	141
Other Investments	13,380
Total Fixed Assets	6,008,266

Total Assets	¥6,035,158

Liabilities
Current Liabilities
Short-term Borrowings	¥741,575
Short-term Bonds	380,000
Accounts Payable	3,829
Accrued Expenses	3,389
Accrued Corporate Taxes	94
Deposits Received	248
Reserve for Bonus Payments	246
Total Current Liabilities	1,129,384
Non-Current Liabilities
Bonds and Notes	240,000
Deferred Tax Liabilities	4,344
Reserve for Employee Retirement Benefits	1,757
Asset Retirement Obligations	640
Other Non-Current Liabilities	6,146
Total Non-Current Liabilities	252,890

Total Liabilities	¥1,382,274

Net Assets
Shareholders’ Equity
Common Stock and Preferred Stock	¥2,181,375
Capital Surplus
Capital Reserve	1,025,651
Total Capital Surplus	1,025,651
Retained Earnings
Appropriated Reserve	4,350
Other Retained Earnings	1,437,204
Retained Earnings Brought Forward	1,437,204
Total Retained Earnings	1,441,554
Treasury Stock	(3,196)

Total Shareholders’ Equity	4,645,383

Valuation and Translation Adjustments
Net Unrealized Gains (Losses) on Other Securities, net of Taxes	5,713

Total Valuation and Translation Adjustments	5,713

Stock Acquisition Rights	1,786

Total Net Assets	4,652,883

Total Liabilities and Net Assets	¥6,035,158

70

NON-CONSOLIDATED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Operating Income
Cash Dividends Received from Subsidiaries and Affiliates	¥16,543
Fee and Commission Income Received from Subsidiaries and Affiliates	29,878
Total Operating Income	46,422
Operating Expenses
General and Administrative Expenses	19,673
Total Operating Expenses	19,673

Operating Profits	26,748

Non-Operating Income
Interest on Deposits	20
Interest on Securities	197
Cash Dividends Received	596
Fee and Commissions	10,155
Other Non-Operating Income	1,469
Total Non-Operating Income	12,438
Non-Operating Expenses
Interest Expenses	4,759
Interest on Short-term Bonds	1,250
Interest on Bonds	10,155
Other Non-Operating Expenses	4,264
Total Non-Operating Expenses	20,429

Ordinary Profits	18,757

Extraordinary Gains
Other Extraordinary Gains	23
Total Extraordinary Gains	23
Extraordinary Losses
Other Extraordinary Losses	205
Total Extraordinary Losses	205

Income before Income Taxes	18,575

Income Taxes:
Current	63
Deferred	0
Total Income Taxes	64

Net Income	¥18,511

71

NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Shareholders’ Equity
Common Stock and Preferred Stock
Balance as of the end of the previous period	¥1,805,565
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	2,181,375

Capital Surplus
Capital Reserve
Balance as of the end of the previous period	649,841
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	1,025,651

Total Capital Surplus
Balance as of the end of the previous period	649,841
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	1,025,651

Retained Earnings
Appropriated Reserve
Balance as of the end of the previous period	4,350
Changes during the period
Total Changes during the period	—

Balance as of the end of the period	4,350

Other Retained Earnings
Retained Earnings Brought Forward
Balance as of the end of the previous period	1,554,974
Changes during the period
Cash Dividends	(134,966)
Net Income	18,511
Disposition of Treasury Stock	(1,314)

Total Changes during the period	(117,770)

Balance as of the end of the period	1,437,204

Total Retained Earnings
Balance as of the end of the previous period	1,559,324
Changes during the period
Cash Dividends	(134,966)
Net Income	18,511
Disposition of Treasury Stock	(1,314)

Total Changes during the period	(117,770)

Balance as of the end of the period	¥1,441,554

72

Millions of yen
For the fiscal year ended March 31, 2011
Treasury Stock
Balance as of the end of the previous period	¥(5,184)
Changes during the period
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	1,990

Total Changes during the period	1,987

Balance as of the end of the period	(3,196)

Total Shareholders’ Equity
Balance as of the end of the previous period	4,009,546
Changes during the period
Issuance of New Shares	751,620
Cash Dividends	(134,966)
Net Income	18,511
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675

Total Changes during the period	635,836

Balance as of the end of the period	4,645,383

Valuation and Translation Adjustments
Net Unrealized Gains (Losses) on Other Securities, net of Taxes
Balance as of the end of the previous period	(44)
Changes during the period
Net Changes in Items other than Shareholders’ Equity	5,758

Total Changes during the period	5,758

Balance as of the end of the period	5,713

Stock Acquisition Rights
Balance as of the end of the previous period	1,643
Changes during the period
Net Changes in Items other than Shareholders’ Equity	142

Total Changes during the period	142

Balance as of the end of the period	1,786

Total Net Assets
Balance as of the end of the previous period	4,011,146
Changes during the period
Issuance of New Shares	751,620
Cash Dividends	(134,966)
Net Income	18,511
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675
Net Changes in Items other than Shareholders’ Equity	5,900

Total Changes during the period	641,737

Balance as of the end of the period	¥4,652,883

73

[NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS]

BASIS FOR PRESENTATION AND PRINCIPLES OF PREPARATION OF NON-CONSOLIDATED FINANCIAL STATEMENTS

1.	Valuation of Securities

Investments in subsidiaries and affiliates are stated at acquisition cost and determined by the moving average method and Other Securities (excluding domestic securities) are stated at fair value based on the quoted market price as of the balance sheet date unless it is deemed to be extremely difficult to determine the fair value. Such Other Securities are stated at acquisition cost and determined by the moving average method.

Unrealized Gains and Losses on Other Securities are recorded directly to Net Assets after excluding the amount recognized in the statement of income under the fair-value hedge method.

2.	Depreciation and Amortization of Fixed Assets

(1)	Tangible Fixed Assets

Depreciation of Buildings is computed by the straight-line method, and that of Equipment is computed by the declining-balance method with the following range of useful lives.

Buildings:	5 years to 50 years
Equipment:	2 years to 17 years

(2)	Intangible Fixed Assets

Trademarks are amortized under the straight-line method over ten years.

Development costs for internally-used software are capitalized and amortized under the straight-line method over their estimated useful lives of mainly five years.

3.	Deferred Assets

Stock issuance costs are expensed as incurred.

4.	Reserves

(1)	Reserve for Bonus Payments

Reserve for Bonus Payments, which is provided for future bonus payments to employees, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments.

(2)	Reserve for Employee Retirement Benefits

Reserve for Employee Retirement Benefits, which is provided for future benefit payments to employees, is recorded as the required amount, based on the projected benefit obligation and the estimated plan asset amounts at the end of the fiscal year.

Unrecognized actuarial differences are recognized as income or expenses from the following fiscal year under the straight-line method over a certain term (ten years) within the average remaining service period of the employees of the respective fiscal year.

5.	Method of Hedge Accounting

The fair-value hedge method is applied to hedge the foreign exchange risks associated with Other Securities denominated in foreign currencies provided that foreign-currency Other Securities are designated as a hedged item in advance and that the balance of foreign-currency payables equals to acquisition cost of the hedged foreign-currency securities.

6.	Consumption Taxes and Local Consumption Taxes

Consumption taxes and local consumption taxes are excluded from transaction amounts.

74

CHANGE IN PRESENTATION AND PRINCIPLES OF PREPARATION OF NON-CONSOLIDATED FINANCIAL STATEMENTS

(Accounting Standard for Asset Retirement Obligations)

Mizuho Financial Group has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) beginning with this fiscal year.

As a result, Operating Profits and Ordinary Profits decreased by ¥127 million and Income before Income Taxes decreased by ¥329 million. The change in Asset Retirement Obligations due to commencement of application of the accounting standards is ¥640 million.

ADDITIONAL INFORMATION

(Issuance of New Shares by the Spread Method)

The spread method is adopted for the issuance of new shares (5,609,000 thousand shares) with a payment date of July 21, 2010. This is a method where the new shares are underwritten and purchased by the initial purchasers at the amount to be paid to MHFG (¥125.27 per share), and sold by the underwriters to the investors at an issue price (¥130.00 per share) different from the amount to be paid to MHFG.

Using the spread method, the aggregate amount of the difference between (a) the issue price and (b) the amount to be paid to MHFG is retained by the initial purchasers, and allocated to each of the underwriters as underwriting fees. Accordingly, Non-Operating Expenses does not include the amount equivalent to such underwriting fees of ¥26,530 million related to the issuance.

NOTES TO NON-CONSOLIDATED BALANCE SHEET

1.	Amounts less than one million yen are rounded down.

2.	Assets pledged as collateral accounted for ¥8,466 million of Investments.

3.	Accumulated depreciation of Tangible Fixed Assets amounted to ¥2,246 million.

Accumulated amortization of Intangible Fixed Assets amounted to ¥3,418 million.

4.	Guarantee

(1)	MHFG has guaranteed on a subordinated basis the principal of and interest on the subordinated notes issued by Mizuho Financial Group (Cayman) Limited. The amount of the subordinated guarantee is ¥128,037 million.

(2)	Based upon the regulations of the German Deposit Protection Fund, MHFG has submitted to the Association of German Banks a letter of indemnity to recompense the association regarding deposits of the German branches of Mizuho Corporate Bank, Ltd. if necessary.

Mizuho Corporate Bank, Ltd.	¥35,907 million

5.	Short-term monetary claims against subsidiaries and affiliates amounted to ¥16,490 million.

Short-term monetary liabilities against subsidiaries and affiliates amounted to ¥741,737 million.

Long-term monetary claims against subsidiaries and affiliates amounted to ¥1,651 million.

Long-term monetary liabilities against subsidiaries and affiliates amounted to ¥245,840 million.

75

NOTES TO NON-CONSOLIDATED STATEMENT OF INCOME

1.	Amounts less than one million yen are rounded down.

2.	Transactions with subsidiaries and affiliates

Operating transactions
Operating Income	¥46,422 million
Operating Expenses	¥3,578 million
Other than operating transactions	¥26,381 million

3.	Other Non-Operating Expenses includes expenses for issuance of new shares of ¥3,564 million.

4.	Other Extraordinary Gains includes Gains on disposal of fixed assets.

5.	Other Extraordinary Losses includes losses of ¥202 million at the beginning of the period by the adoption of Accounting Standard for Asset Retirement Obligations.

NOTES TO NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

1.	Amounts less than one million yen are rounded down.

2.	Types and number of treasury stock are as follows:

	Thousands of Shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Treasury stock
Common stock	9,397	21	3,761	5,656	*1
Eleventh Series Class XI Preferred Stock	415,471	82,395	—	497,866	*2

Total	424,868	82,416	3,761	503,522

*1.	Increases are due to repurchase of shares constituting less than one unit, and decreases are due to exercise of stock acquisition rights (stock option) (3,760 thousand shares) and repurchase of shares constituting less than one unit (one thousand shares).
*2.	Increases are due to request for acquisition (conversion) of preferred stock.

76

NOTES TO DEFERRED TAXES

Breakdown of Deferred Tax Assets/Liabilities

Millions of yen
Deferred Tax Assets
Investments in Subsidiaries and Affiliates	¥1,054,704
Tax Losses Carried Forward	867,321
Other	1,295

Sub-total of Deferred Tax Assets	1,923,321
Valuation Allowance	(1,922,482)

Total Deferred Tax Assets	839
Deferred Tax Liabilities
Net Unrealized Gains (Losses) on Other Securities	(3,919)
Prepaid Pension Cost	(1,264)

Total Deferred Tax Liabilities	(5,184)

Net Deferred Tax Assets (Liabilities)	¥(4,344)

77

NOTES TO PER SHARE INFORMATION

1.	Total Net Assets per Share of Common Stock is based on the following information:

Total Net Assets per Share of Common Stock		¥192.32
Total Net Assets	¥ million	4,652,883
Deductions from Total Net Assets	¥ million	464,800
Paid-in Amount of Preferred Stock	¥ million	453,576
Cash Dividends on Preferred Stock	¥ million	9,438
Stock Acquisition Rights	¥ million	1,786
Net Assets (year-end) related to Common Stock	¥ million	4,188,082

Year-end Outstanding Shares of Common Stock, based on which Total Net Assets per Share of Common Stock was calculated	Thousands of shares	21,776,528

2.	Net Income per Share of Common Stock is based on the following information:

Net Income per Share of Common Stock		¥0.46
Net Income	¥ million	18,511
Amount not attributable to Common Stock	¥ million	9,438
Cash Dividends on Preferred Stock	¥ million	9,438
Net Income related to Common Stock	¥ million	9,072

Average Outstanding Shares of Common Stock (during the period)	Thousands of shares	19,722,818

78

Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Financial Group, Inc.

Ernst & Young ShinNihon LLC

Tadayuki Matsushige Certified Public Accountant Designated and Engagement Partner

Noboru Miura Certified Public Accountant Designated and Engagement Partner

Nobuko Kubo Certified Public Accountant Designated and Engagement Partner

Hiroshi Nishida Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Companies Act, we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of Mizuho Financial Group, Inc. (the “Company”) applicable to the fiscal year from April 1, 2010 through March 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Financial Group, Inc. and consolidated subsidiaries applicable to the fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

Supplemental Information

As described in “(SUBSEQUENT EVENTS) 1.” in the notes to the consolidated financial statements, Mizuho Financial Group, Inc. and Mizuho Trust & Banking Co., Ltd. determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Trust & Banking Co., Ltd. into a wholly-owned subsidiary of Mizuho Financial Group, Inc. by means of a share exchange and signed a share exchange agreement.

As described in “(SUBSEQUENT EVENTS) 2.” in the notes to the consolidated financial statements, Mizuho Financial Group, Inc., Mizuho Corporate Bank, Ltd. and Mizuho Securities Co., Ltd. determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Corporate Bank, Ltd. by means of a share exchange and signed a share exchange agreement.

As described in “(SUBSEQUENT EVENTS) 3.” in the notes to the consolidated financial statements, Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Investors Securities Co., Ltd. determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Investors Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Bank, Ltd. by means of a share exchange and signed a share exchange agreement.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

79

Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Financial Group, Inc.
Ernst & Young ShinNihon LLC

Tadayuki Matsushige Certified Public Accountant Designated and Engagement Partner

Noboru Miura Certified Public Accountant Designated and Engagement Partner

Nobuko Kubo Certified Public Accountant Designated and Engagement Partner

Hiroshi Nishida Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Companies Act, we have audited the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to the non-consolidated financial statements and the related supplementary schedules of Mizuho Financial Group, Inc. (the “Company”) applicable to the 9th fiscal year from April 1, 2010 through March 31, 2011. These non-consolidated financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Financial Group, Inc. applicable to the 9th fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

80

Audit Report

The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors of the Company during the 9th fiscal year from April 1, 2010 to March 31, 2011, based on the audit reports prepared by each Corporate Auditor and hereby reports as follows:

1.	Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof

The Board of Corporate Auditors established an auditing policy and auditing plans, including assignment of the duties of each Corporate Auditor, received from each Corporate Auditor reports on the execution of audits and results thereof, and in addition, received from the Directors, etc., and the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding such reports.

In accordance with the auditing standards for Corporate Auditors established by the Board of Corporate Auditors, each Corporate Auditor, based on the auditing plans, has endeavored to gather information and create an improved environment for auditing. Each Corporate Auditor also attended meetings of the Board of Directors and other important meetings, received from the Directors, employees and other related persons reports on the performance of their duties and, when necessary, requested explanations regarding such reports. Also, each Corporate Auditor inspected important authorized documents and associated information and examined the business and financial position of the Company. In addition, each Corporate Auditor received from the Directors, employees and other related persons reports on the status of (i) the establishment of structures with respect to the content of resolutions made by the Board of Directors regarding the establishment of structures to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation and other structures in accordance with Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Company Law of Japan, to ensure that the Company’s operation will be conducted appropriately and such structures that have been established in compliance with such resolutions (internal control systems), which are described in the Business Report, and (ii) the management thereof, and, when necessary, requested explanations regarding such reports. As for the subsidiaries of the Company, each Corporate Auditor has shared information with the directors and corporate auditors and other related persons of the subsidiaries and, when necessary, received reports from the subsidiaries regarding their businesses. Based on the foregoing method, we examined the business report and the supplementary schedules for this fiscal year.

In addition, the Corporate Auditors monitored and examined whether the independent auditors maintain their independence and carry out audits in an appropriate manner. The Corporate Auditors received from the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding those reports. The Corporate Auditors also received notification from the independent auditors regarding the “Structure for ensuring appropriate execution of the duties of the independent auditors” (as enumerated in each Item of Article 131 of the Company Calculation Regulations). When necessary, the Corporate Auditors requested explanations on such notification. Based on the foregoing method, the Corporate Auditors reviewed the financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statements of changes in shareholders’ equity and notes to the non-consolidated financial statements) and supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statements of income, consolidated statements of changes in shareholders’ equity and notes to the consolidated financial statements).

81

2.	Audit Results

(1)	Audit Results on the Business Report, etc.

A.	In our opinion, the business report and the supplementary schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

B.	With regard to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.

C.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate. We have not found anything to be pointed out on the performance of duties of the Directors regarding the internal control systems.

D.	Regarding the computer system failures that occurred at MHBK in March 2011, as described in the Business Report, we confirmed that the Group will endeavor together to their full extent in preventing a recurrence through thorough investigations into the cause of the computer system failures, also by comprehensively reviewing the investigation report provided by the “Special Investigating Committee on System Failures,” which is the third party committee comprised of outside experts and specialists. We will continue our observation, as the Board of Corporate Auditors, with regard to the status of further endeavors.

(2)	Results of Audit of the Financial Statements and Supplementary Schedules

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

(3)	Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

May 12, 2011

Mizuho Financial Group, Inc. Board of Corporate Auditors

Full time Corporate Auditor	(Tsuneo Morita)	(seal	)
Full time Corporate Auditor	(Shuzo Haimoto)	(seal	)
Outside Corporate Auditor	(Yukio Nozaki)	(seal	)
Outside Corporate Auditor	(Masahiro Seki)	(seal	)
Outside Corporate Auditor	(Masami Ishizaka)	(seal	)

82

[THE 115TH ORDINARY GENERAL MEETING OF SHAREHOLDERS]

Reference Materials for the Ordinary General Meeting of Shareholders

(Supplemental Volume 2)

Attachment to Proposal 2

Financial Statements, etc. of Mizuho Bank, Ltd. for the Last Fiscal Year

Non-Consolidated Balance Sheet

Non-Consolidated Statement of Income

Non-Consolidated Statement of Changes In Net Assets

Notes to Non-Consolidated Financial Statements

Business Report

Report of Independent Auditors on Non-Consolidated Financial Statements

Audit Report

Mizuho Investors Securities Co., Ltd.

Non-Consolidated Balance Sheets

(Millions of yen)
As of March 31, 2011
Assets
Cash and Due from Banks	4,758,812
Cash	1,298,942
Due from Banks	3,459,869
Call Loans	8,640,000
Guarantee Deposits Paid under Securities Borrowing Transactions	430,337
Other Debt Purchased	944,811
Trading Assets	1,057,313
Trading Securities	124,018
Derivatives for Trading Securities	0
Derivatives for Securities Transactions	18,157
Derivatives for Trading Transactions	293,805
Other Trading Assets	621,332
Money Held in Trust	984
Securities	19,887,559
Japanese Government Bonds	14,784,358
Japanese Local Government Bonds	156,263
Japanese Corporate Bonds	2,711,835
Japanese Stocks	1,055,607
Other Securities	1,179,495
Loans and Bills Discounted	33,376,277
Bills Discounted	148,202
Loan on Note	740,623
Loan on Deed	27,222,275
Overdrafts	5,265,176
Foreign Exchange Assets	130,547
Due from Foreign Banks	39,363
Foreign Bills Bought	66,674
Foreign Bills Receivable	24,509
Other Assets	2,482,773
Unsettled Exchange Account	8,154
Prepaid Expenses	6,527
Accrued Income	74,208
Initial Margins of Futures Markets	2,729
Valuation Margins of Futures Markets	477
Derivatives	1,603,097
Advances Related to Lotteries	132,721
Prepaid Pension Cost	293,269
Receivables for Securities Trades	12,421
Others	349,165
Tangible Fixed Assets	748,700
Buildings	260,198
Land	388,053
Lease Assets	12,668
Construction in Progress	25,369
Other Tangible Fixed Assets	62,410
Intangible Fixed Assets	216,366
Software	99,545
Lease Assets	2,796
Other Intangible Fixed Assets	114,023
Deferred Tax Assets	235,826
Customers’ Liabilities for Acceptances and Guarantees	953,547
Allowance for Possible Losses on Loans	(403,089)
Allowance for Possible Losses on Investments	(14)

Total Assets	73,460,755

1

(Millions of yen)
As of March 31, 2011
Liabilities
Deposits	56,261,351
Current Deposits	3,668,333
Ordinary Deposits	28,446,222
Saving Deposits	1,101,180
Deposits at Notice	272,794
Time Deposits	20,766,505
Fixed Deposits	6
Other Deposits	2,006,308
Negotiable Certificates of Deposit	1,067,200
Debentures	740,932
Call Money	1,129,300

Guarantee Deposits Received under Securities Lending Transactions	1,174,557
Trading Liabilities	298,680
Trading Bond Securities Sold but not yet Purchased	22,116
Derivatives for Trading Securities	52
Derivatives for Securities Transactions	18,164
Derivatives for Trading Transactions	258,347
Borrowed Money	6,024,707
Other Borrowings	6,024,707
Foreign Exchange Liabilities	14,040
Due to Foreign Banks	245
Foreign Bills Sold	7,996
Foreign Bills Payable	5,798
Bonds and Notes	802,400
Other Liabilities	2,829,438
Unsettled Exchange Account	17,097
Accrued Income Taxes	1,830
Accrued Expenses	65,278
Unearned Income	40,417
Reserve for Compensation	0
Derivatives	1,445,366
Lease Obligations	18,527
Asset Retirement Obligations	1,760
Lottery Sales and Other Unsettled Accounts	132,721
Accrued Special Securities	413
Special Securities and Other Surplus	78
Accrued Principal/Interest of Reconstruction Savings Bonds	2
Payables for Securities Trades	425,947
Others	679,998
Reserve for Bonus Payments	9,070
Reserve for Reimbursement of Deposits	14,079
Reserve for Reimbursement of Debentures	13,344
Deferred Tax Liabilities for Revaluation Reserve for Land	77,333
Acceptances and Guarantees	953,547

Total Liabilities	71,409,983

2

(Millions of yen)
As of March 31, 2011
Net Assets
Common Stock and Preferred Stock	700,000
Capital Surplus	1,057,242
Capital Reserve	490,707
Other Capital Surplus	566,535
Retained Earnings	239,365
Legal Retained Earnings	1,332
Other Retained Earnings	238,033
Retained Earnings Carried Forward	238,033

Total Shareholder’s Equity	1,996,608

Net Unrealized Losses on Other Securities, net of Taxes	(58,823)
Net Deferred Hedge Gains, net of Taxes	4,113
Revaluation Reserve for Land, net of Taxes	108,873

Total Valuation and Translation Adjustments	54,163

Total Net Assets	2,050,771

Total Liabilities and Net Assets	73,460,755

3

Non-Consolidated Statements of Income

(Millions of yen)
For the year ended March 31, 2011
Ordinary Income	1,034,929
Interest and Dividend Income	680,532
Interest on Loans and Bills Discounted	476,273
Interest and Dividends on Securities	116,182
Interest on Call Loans	32,886
Interest on Securities Borrowing Transactions	132
Interest on Due from Banks	5,948
Interest on Interest Rate Swaps	31,338
Other Interest Income	17,770
Fee and Commission Income	203,073
Fees and Commission on Domestic and Foreign Exchange	81,363
Other Fee and Commission Income	121,709
Trading Income	55,197
Trading Income from Trading Securities	1,995
Trading Income from Securities Transactions	246
Trading Income from Derivatives for Trading Transactions	51,553
Other Trading Income	1,401
Other Ordinary Income	66,561
Gains on Sales of Bonds	61,358
Income from Derivatives other than for Trading or Hedging	1,246
Compensation for Expenses Related to Extraordinary Securities	5
Others	3,951
Other Income	29,566
Gains on Sales of Stocks	5,124
Others	24,441
Ordinary Expenses	896,454
Interest Expenses	108,781
Interest on Deposits	51,208
Interest on Negotiable Certificates of Deposit	2,504
Interest on Debentures	3,108
Interest on Call Money	1,212
Interest on Payables under Repurchase Agreements	105
Interest on Securities Lending Transactions	3,691
Interest on Borrowed Money	29,922
Interest on Short-Term Bonds	2
Interest on Bonds and Notes	16,551
Other Interest Expenses	473

4

(Millions of yen)
For the year ended March 31, 2011
Fee and Commission Expenses	55,252
Fee and Commission Expenses on Domestic and Foreign Exchanges	32,261
Other Fee and Commission Expenses	22,991
Other Ordinary Expenses	32,032
Losses on foreign exchange transactions	3,968
Losses on Sales of Bonds	21,551
Losses on Devaluation of Bonds	6,362
Expenses for Amortization of Debenture Issuance Costs	21
Others	128
General and Administrative Expenses	605,250
Other Expenses	95,136
Losses on Write-offs of Loans	51,996
Losses on Sales of Stocks	4,782
Losses on Impairment of Stocks	8,986
Losses on Money Held in Trust	60
Others	29,311

Ordinary Profit	138,475

Extraordinary Gains	38,860
Gains on Disposal of Fixed Assets	34
Recovery of Written-off Claims	21,602
Other Extraordinary Gains	17,223
Extraordinary Losses	5,468
Losses on Disposal of Fixed Assets	2,387
Losses on Impairment of Fixed Assets	2,064
Other Extraordinary Losses	1,015

Income before Income Taxes	171,867

Current Income Taxes	476
Deferred Income Taxes	21,570

Total Income Taxes	22,046

Net Income	149,821

5

Non-Consolidated Statements of Changes in Net Assets

(Millions of yen)
For the year ended March 31, 2011
Shareholder’s Equity
Common Stock and Preferred Stock
Balance as of the end of the previous year	700,000
Changes during the year

Total changes during the year	—

Balance as of the end of the year	700,000

Capital Surplus
Capital Reserve
Balance as of the end of the previous year	490,707
Changes during the year

Total changes during the year	—

Balance as of the end of the year	490,707

Other Capital Surplus
Balance as of the end of the previous year	190,725
Changes during the year
Disposal of Treasury Stock	375,810

Total changes during the year	375,810

Balance as of the end of the year	566,535

Total Capital Surplus
Balance as of the end of the previous year	681,432
Changes during the year
Disposal of Treasury Stock	375,810

Total changes during the year	375,810

Balance as of the end of the year	1,057,242

Retained Earnings
Legal Retained Earnings
Balance as of the end of the previous year	—
Changes during the year
Cash Dividends	1,332
Total changes during the year	1,332
Balance as of the end of the year	1,332
Other Retained Earnings
Retained Earnings Carried Forward
Balance as of the end of the previous year	96,147
Changes during the year
Cash Dividends	(7,993)
Net Income	149,821
Transfer of Revaluation Reserve for Land, net of Taxes	57

Total changes during the year	141,885

Balance as of the end of the year	238,033

6

(Millions of yen)
For the year ended March 31, 2011
Total Retained Earnings
Balance as of the end of the previous year	96,147
Changes during the year
Cash Dividend	(6,661)
Net Income	149,821
Transfer of Revaluation Reserve for Land, net of Taxes	57

Total changes during the year	143,217

Balance as of the end of the year	239,365

Total Shareholder’s Equity
Balance as of the end of the previous year	1,477,580
Changes during the year
Cash Dividends	(6,661)
Net Income	149,821
Disposal of Treasury Stock	375,810
Transfer of Revaluation Reserve for Land, net of Taxes	57

Total changes during the year	519,027

Balance as of the end of the year	1,996,608

Valuation and Translation Adjustments
Net Unrealized Losses on Other Securities, net of Taxes
Balance as of the end of the previous year	(7,084)
Changes during the year
Net Changes in Items other than Shareholder’s Equity during the year	(51,739)

Total changes during the year	(51,739)

Balance as of the end of the year	(58,823)

Net Deferred Hedge Gains, net of Taxes
Balance as of the end of the previous year	17,395
Changes during the year
Net Changes in Items other than Shareholder’s Equity during the year	(13,282)
Total changes during the year	(13,282)
Balance as of the end of the year	4,113
Revaluation Reserve for Land, net of Taxes
Balance as of the end of the previous year	108,931
Changes during the year
Net Change in Items other than Shareholder’s Equity during the year	(57)

Total changes during the year	(57)

Balance as of the end of the year	108,873

7

(Millions of yen)
For the year ended March 31, 2011
Total Valuation and Translation Adjustments
Balance as of the end of the previous year	119,242
Changes during the year
Net Changes in Items other than Shareholder’s Equity during the year	(65,079)

Total changes during the year	(65,079)

Balance as of the end of the year	54,163

Total Net Assets
Balance as of the end of the previous year	1,596,823
Changes during the year
Cash Dividends	(6,661)
Net Income	149,821
Disposal of Treasury Stock	375,810
Transfer of Revaluation Reserve for Land, net of Taxes	57
Net Changes in Items other than Shareholder’s Equity during the year	(65,079)

Total changes during the year	453,948

Balance as of the end of the year	2,050,771

8

Fractions are rounded down.

Significant Accounting Policies

For the year ended March 31, 2011

1.	Valuation of Trading Assets/Liabilities and recognition of Income/Losses

Trading transactions intended to take advantage of short-term fluctuations and arbitrage opportunities in interest rates, currency exchange rates, market prices of financial instruments and related indices “trading purpose,” are recognized on a trade date basis and recorded in “Trading Assets” or “Trading Liabilities” on the non-consolidated balance sheet. Related incomes or losses are recorded in “Trading Income” or “Trading Expenses” on the non-consolidated statement of income.

Securities and monetary claims held for trading purposes are stated at fair value at the balance sheet date. Derivative financial instruments, such as swaps, forward contracts and option transactions, are stated at their fair values, assuming that such transactions were terminated and settled at the balance sheet date.

Trading Income and Trading Expenses include the interest received and interest paid during this fiscal year, the gains or losses resulti2mng from any changes in the value of securities and monetary claims between the beginning and the end of this fiscal year and the gains or losses resulting from any changes in the value of financial derivatives between the beginning and the end of this fiscal year, assuming they were settled at the end of this fiscal year.

2.	Valuation of Securities

(1)	Investments in bonds held to maturity are valued on an amortized cost basis using the moving average method (straight-line method), while investments in stocks for subsidiaries and affiliates are valued on a cost basis using the moving average method. Regarding Other Securities, Japanese stocks with a quoted market price are valued on a marked-to-market basis using the market price based on the average price over the last month of the fiscal year, others with a market price are valued on a marked-to-market basis at the end of balance sheet date (cost of securities sold is calculated primarily by the moving average method). Other Securities, the fair values of which are deemed extremely difficult to be determined, are stated at cost as determined by the moving average method.

The Net Unrealized Gains or Losses on Other Securities are recognized directly to Net Assets, excluding the amount reflected in profit and loss, due to the application of the fair value hedge method.

(2)	The valuation of securities held as trust assets in Money Held in Trust account is described in (1).

3.	Valuation of Derivatives

Derivative transactions (other than transactions for trading purposes) are valued on a marked-to-market basis.

4.	Depreciation Method of Fixed Assets

(1)	Tangible Fixed Assets (excluding Lease Assets)

Depreciation of Buildings is calculated using the straight-line method, and that of Other is calculated using the declining-balance method.

The useful lives for Buildings and Other are as follows:

    Buildings:          3 years to 50 years

    Other:                 2 years to 20 years

(2)	Intangible Fixed Assets (excluding Lease Assets)

Amortization of Intangible Fixed Assets is calculated by the straight-line method. Development costs for software internally used are capitalized and amortized over the estimated useful lives (primarily five years) determined by Mizuho Bank.

(3)	Lease Assets

Lease Assets among “Tangible Fixed Assets” and “Intangible Fixed Assets” relating to finance leases without rights of the transfer of ownership to lessee are depreciated, in principle, using the same method as that which is applied to fixed assets held by Mizuho Bank.

9

5.	Deferred Charges

(1)	Stock Issuance Costs

Stock Issuance Costs are recognized as expenses when incurred.

(2)	Bond Issuance Costs

Bond Issuance Costs are recognized as expenses when incurred.

(3)	Debenture Issuance Costs

Debenture Issuance Costs are recognized as expenses when incurred.

6.	Foreign Currency Items

Assets and Liabilities denominated in foreign currencies are translated into Japanese yen at the exchange rates in effect at the balance sheet date, with the exception of the stocks of subsidiaries which are translated at the exchange rates of acquisition date.

7.	Reserve

(1)	Allowance for Possible Losses on Loans

Allowance for Possible Losses on Loans is provided as follows in accordance with internally developed standards for write-offs and providing Allowance for Possible Losses on Loans.

The reserve for claims to obligors which are classified as substantially bankrupt (“substantially bankrupt obligors”) or which are legally bankrupt, as evidenced by a declaration of bankruptcy, special liquidation, or other similar circumstances (“bankrupt obligors”), is provided at 100% of the amount remaining after direct write-offs and deduction of the amount expected to be collected from the disposal of collateral and the amount recoverable from guarantees. Moreover, an allowance is provided for claims to obligors which are not currently bankrupt but are likely to become bankrupt (“concernedly bankrupt obligors”). In this case, the reserve is provided at the amount deemed necessary based on overall solvency analyses, on the amount remaining after deducting the expected amount recoverable from disposal of collateral and amounts under guarantees.

In the case of concernedly bankrupt obligators and obligators with Restructured Loan (which are defined in Note 5 to the non-consolidated balance sheet), if the exposure exceeds a certain specific amount, an allowance is provided as follows: (i) if future cash flows of the principal and interest can be reasonably estimated, the discounted cash flows method is applied, where the allowance is determined as the difference between the book value of the loan and its present value of expected future cash flows discounted by the contractual interest rate before the loan was classified as a restructured loan; and (ii) if future cash flows of the principal and interest cannot be reasonably estimated, an allowance is provided for the estimated loss amount individually.

For all other claims, an allowance is provided at the estimated credit loss rate calculated using the amount of actual credit loss, etc. during a specific period in the past.

All claims are assessed by the business promotion division, office or branch where the credit originated based on the internal rules for self-assessment of assets. A credit review and auditing section, which is independent of the originating sections, reviews the results of the self-assessment of assets for all claims based on the internal rules. The above Allowance for Possible Losses on Loans is provided based on the results of the review.

For claims to bankrupt obligors and substantially bankrupt obligors that are collateralized or guaranteed by a third party, etc., the amounts deemed uncollectible (calculated by deducting the anticipated proceeds from the sale of collateral pledged against the claims and amounts that are expected to be recovered from guarantors of the claims) are charged off against the respective loan balances. The total amount directly written off is ¥257,930 million.

(2)	Allowance for Possible Losses on Investments

This allowance is provided to cover possible losses on investments. It is booked as the amount deemed necessary taking into consideration the financial condition and other relevant factors of the investee companies.

(3)	Reserve for Bonus Payments

This reserve is provided for future bonus payments to employees. It is recognized as the amount deemed necessary for employees’ bonuses at the end of this fiscal year.

(4)	Reserve for Employee Retirement Benefits

This reserve including prepaid pension costs is provided for future pension payments to employees. It is recognized as the amount accrued at the end of this fiscal year, based on the estimated benefit obligation and plan asset amounts at the end of this fiscal year. Prior service cost and unrecognized actuarial gains (losses) are accounted for as follows. Unrecognized actuarial gains (losses) are recognized as income or expenses starting from the following fiscal year and amortized over a fixed number of years (10 to 12 years) within the average remaining service period of the current employees using the straight-line method.

(5)	Reserve for Reimbursement of Deposits

This reserve is recognized by the amount appropriate for losses caused by estimated future depositors’ withdrawal regarding the deposits derecognized from Liabilities.

(6)	Reserve for Reimbursement of Debentures

This reserve is recognized by the amount appropriate for losses caused by estimated future reimbursement claims regarding the debentures derecognized from Liabilities.

10

8.	Hedge Accounting

A.	Hedge of Interest Rate Risk

In order to hedge interest rate risk associated with various financial assets and liabilities, Mizuho Bank applies either the fair value hedge method or the deferred method. Mizuho Bank applies “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Statement No. 24). for comprehensive hedges against a large number of small-balance monetary claims/liabilities. The effectiveness of the comprehensive hedges against a large number of small-balance monetary claims/liabilities is assessed as follows.

1)	The effectiveness of the hedge is assessed for each of identified (i) groups of hedged deposits, loans and similar instruments and (ii) corresponding groups of hedging instruments such as interest rate swaps in the same maturity bucket.

2)	The effectiveness of a cash flow hedge is assessed based on the correlation between a base interest rate index of the hedged cash flow and that of the hedging instrument

Mizuho Bank evaluates the effectiveness of individual hedge instruments by comparing market fluctuations of hedge targets and hedge instruments based on each change.

Deferred hedging gains/losses that are recorded on the non-consolidated balance sheet and resulted from the application of the macro-hedge method based on “Tentative Accounting and Auditing Treatment relating to Adoption of ‘Accounting for Financial Instruments’ for Banks” (JICPA Industry Audit Committee Statement No. 15), under which the overall interest rate risks inherent in loans, deposits and other instruments are controlled on a macro-basis using derivatives are amortized as interest income or interest expenses over the average remaining maturity of the respective hedging instruments.

The unamortized amounts of Gross Deferred Hedge Losses and Gross Deferred Hedge Gains under the macro-hedge method at the end of this fiscal year are ¥4,228 million (before net of taxes) and ¥4,223 million (before net of taxes), respectively.

B.	Hedge of Foreign Exchange Risks

In order to hedge foreign exchange risks associated with investments in overseas subsidiaries and foreign-currency-denominated other securities (except for bonds), the deferred method and fair value hedge method are applied under the condition that Mizuho Bank identifies the hedged item in advance and that the amount of foreign currency payables of spot and forward foreign exchange contracts exceeds the amount of acquisition cost of the hedged foreign-currency-denominated securities.

C.	Inter-Company Transactions, etc.

Inter-company interest rate swaps and similar derivatives between trading accounts and other accounts, which are designated as hedges, are not eliminated and related gains and losses are recognized in the statement of income or deferred under hedge accounting because these inter-company derivatives are covered with outside third parties and appropriate hedge operations without subjectivities are conducted in accordance with JICPA Industry Audit Committee Statement No. 24.

The deferred method based on individual hedge is applied as hedge accounting methods to part of assets and liabilities.

9.	Consumption Taxes and Local Consumption Taxes

Consumption taxes and local consumption taxes are excluded from the transaction amounts.

Changes in Accounting Policies

For the year ended March 31, 2011

(Adoption of Accounting Standard for Asset Retirement Obligations)

Mizuho Bank has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No.18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No.21, March 31, 2008) beginning with this fiscal year.

As a result, “Ordinary Profit” increased by ¥1,261 million and “Income before Income Taxes” decreased by ¥411 million.

The change in Asset Retirement Obligations (which is in “Other Liabilities”) due to commencement of application of the accounting standards is ¥1,760 million.

11

Notes to Non-Consolidated Financial Statements

(Notes to Non-Consolidated Balance Sheet)

As of March 31, 2011

1.	Total Investments in subsidiaries and affiliates

¥282,673 million

2.	In certain transactions, Mizuho Bank holds securities borrowed under unsecured lending transactions and those accepted under cash-collateralized securities borrowing agreements, etc. Of these, securities Mizuho Bank has the right to resell or repledge but held without being resold or repledged at the end of this fiscal year amounted to ¥429,875 million.

3.	Loans and Bills Discounted include Loans to Bankrupt Borrowers of ¥29,000 million and Non-Accrual Delinquent Loans of ¥518,994 million.

Loans to Bankrupt Borrowers are loans, excluding loans written-off, on which delinquencies in payment of principal and/or interest have continued for a significant period of time or for some other reason there is no prospect of collecting principal and/or interest (“Non-Accrual Loans”), as per Article 96, Paragraph 1, Item 3 (a) to (e) or Item 4 of the Order for Enforcement of the Corporation Tax Law (Cabinet Order No. 97 of 1965).

Non-Accrual Delinquent Loans represent non-accrual loans other than (i) Loans to Bankrupt Borrowers and (ii) loans for which interest payments have been deferred in order to assist or facilitate the restructuring of the borrowers.

4.	Balances of Loans and Bills Discounted Past Due for 3 Months or More are ¥24,937 million.

Loans Past Due for 3 Months or More are loans for which payments of principal and/or interest have not been received for a period of three months or more beginning with the next day following the last due date for such payments, and which are not included in Loans to Bankrupt Borrowers, or Non-Accrual Delinquent Loans.

5.	Balances of Restructured Loans are ¥244,701 million.

Restructured Loans represent loans on which contracts were amended in favor of borrowers (e.g. reduction of, or exemption from, stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate the restructuring of the borrowers. Loans to Bankrupt Borrowers, Non-Accrual Delinquent Loans and Loans Past Due for 3 Months or More are not included.

6.	Total balances of Loans to Bankrupt Borrowers, Non-Accrual Delinquent Loans, Loans Past Due for 3 Months or More and Restructured Loans are ¥817,635 million.

The amounts given in paragraphs *3. through *6. are gross amounts before deduction of amounts for the Allowance for Possible Losses on Loans.

7.	Bills Discounted are treated as financial transactions in accordance with “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Statement No. 24). Mizuho Bank has rights to sell or repledge commercial bills and foreign bills. The principal amount of these bills amounted to ¥203,380 million.

8.	Breakdown of assets pledged as collateral

The assets pledged as collateral:

Securities	¥6,522,300 million
Loans and Bills Discounted	¥4,970,548 million
Other Assets	¥1,431 million

The liabilities collateralized by the above assets:

Deposits	¥536,893 million
Call Money	¥831,700 million
Guarantee Deposits Received under Securities Lending Transactions	¥1,174,557 million
Borrowed Money	¥5,196,180 million

In addition to the above, “Securities” amounting to ¥1,133,614 million is pledged as collateral in connection with foreign and domestic exchange settlement transactions, derivative transactions, etc. or as a substitute for margin payments for future transactions.

“Others (Other Assets)” include Guarantee Deposits of ¥56,704 million and Other Margin Payments, etc. of ¥190 million.

12

9.	Overdraft protection on current accounts and the commitment lines for loans are contracts which Mizuho Bank is bound to extend loans up to the prearranged amount at the request of customers unless the customer is in breach of contract conditions. The unutilized balance of these contracts amounts to ¥24,687,849 million. Of this amount, ¥24,143,514million relates to contracts of which the original contractual term is one year or less, or unconditionally cancelable at any time.

Since many of these contracts expire without exercising the rights, the unutilized balance itself does not necessarily affect future cash flows. Many of these contracts include a provision that entitles to refuse the execution of loans, or reduce the maximum amount under contracts when there is a change in the financial situation, necessity to preserve a claim, or other similar reasons. Moreover, Mizuho Bank obtains real estate and/or securities as collateral at the time the contract is entered into, if needed, and subsequently monitors customers’ business condition periodically, based on the procedures established and makes the arrangement, such as an amendment of the contract, if needed.

10.	In accordance with the Land Revaluation Law (Law No. 34 promulgated on March 31, 1998), land used for business activities has been revalued. The amount of tax payable on the amount of the revaluation differences is shown in the item “Deferred Tax Liabilities for Revaluation Reserve for Land, net of Taxes” presented within Liabilities. In addition, the amount of revaluation differences less this tax liability is shown in the item “Revaluation Reserve for Land, net of Taxes” presented within Net Assets.

Date revalued March 31, 1998

Revaluation method as stated in Article 3, Paragraph 3 of the above law

Land used for business activities was revalued by reasonably adjusting the value calculated in accordance with the method established and announced by the commissioner of the National Tax Agency to calculate land price that is used as a basis for the calculation of value of assessment of the land price tax stipulated in Article 16 of the Land Price Tax Law, which is specified in Article 2, Item 4 of the Order for Enforcement of the Land Revaluation Law (Cabinet Order No. 119 promulgated on March 31, 1998).

The difference at the non-consolidated balance sheet date between the total market value of land used for business activities revalued as stipulated in Article 10 of the above law, and the total book value of land used for business activities after revaluation:                     ¥158,058 million

11.	Accumulated depreciation of Tangible Fixed Assets:¥586,450 million

12.	The amount of the advanced depreciation of Tangible Fixed Assets (“Asshuku kicho”): ¥34,504 million

13.	Borrowed Money includes subordinated borrowed money of ¥809,036 million.

14.	All the bonds are subordinated bonds.

15.	Liabilities on guarantee of corporate bonds in “Securities,” which were privately offered (subject to Article 2, Paragraph 3 of the Financial Instruments and Exchange Law), amounted to ¥980,642 million.

16.	Net Assets per share of Common Stock ¥204,949.57

17.	Monetary claims against subsidiaries and affiliates: ¥,995,747 million

18.	Monetary liabilities against subsidiaries and affiliates: ¥ 916,857 million

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(Notes to Non-Consolidated Statement of Income)

For the year ended March 31, 2011

1.	Income from transactions with affiliates

Total Interest and Dividend Income from affiliates	¥5,397 million

Fee and Commission Income from affiliates	¥3,410 million

Total of Other Operating Income and Ordinary Income	¥1,741 million

Expenses for transactions with affiliates

Total Interest Expenses	¥20,288 million

Fee and Commission Expenses	¥866 million

Total of Other Operating Expenses and Ordinary Expenses	¥526 million

Total expenses of other transactions	¥64,585 million

2.	“Others (Other Income)” includes income related to deposits derecognized of ¥8,852 million, income related to Unpaid Debenture Principal of ¥6,797 million and Rental Income for Real Estate of ¥4,086 million.

3.	“Other Extraordinary Gains” includes Gain on Reversal of Allowance for Possible Losses on Loans of ¥17,213 million.

4.	“Other Extraordinary Losses” resulted from the adoption of “Accounting Standard for Asset Retirement Obligations”

5.	Net Income per share of Common Stock ¥32,806.66

6.	Net Income per share of Common Stock – diluted ¥32,206.75

7.	Transactions with related parties are carried out under the terms and conditions similar to those applied to Loans and Bills Discounted to and Deposits from general customers and the description is omitted.

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(Notes to Non-Consolidated Statement of Changes in Net Assets)

1.	Types and number of Treasury Stock are as follows:

	Thousands of shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Treasury Stock
Forth Series Class IV Preferred Stock	—	64	—	64	*1
Fifth Series Class V Preferred Stock	—	85	—	85	*2
Tenth Series Class XIII Preferred Stock	—	3,572	1,772	1,799	*3
Total	—	3,722	1,772	1,949

*1	The increase in the number of treasury shares of the Forth Series Class IV Preferred Stock was due to the request for the acquisition on March 22, 2011.
*2	The increase in the number of treasury shares of the Fifth Series Class V Preferred Stock was due to the request for the acquisition on March 22, 2011.
*3	The number of treasury shares of the Tenth Series Class XIII Preferred Stock increased by 1,799 thousand shares due to the request for acquisition on March 22, 2011, decreased by 1,772 thousand shares due to the disposal of treasury shares on March 25, 2011 and increased by 1,772 thousand shares due to the request for acquisition on March 28, 2011.

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(Securities)

Securities include Short-Term Bonds under “Trading Securities” and “Other Trading Assets,”, Negotiable Certificates of Deposit under “Due from Banks” and Trust Beneficiary Interests under “Other Debt Purchased” as well as “Japanese Government Bonds”, “Japanese Local Government Bonds”, “Japanese Corporate Bonds”, “Stocks” and “Other Securities” stated in the Non-consolidated balance sheet.

1.	Trading Securities (as of March 31, 2011)

(Millions of yen)
Net Unrealized Gains (Losses) recognized in the Non-Consolidated Statement of Income
Trading Securities	224

2.	Bonds Held to Maturity (as of March 31, 2011)

		(Millions of yen)
	Type	Amounts on Non-Consolidated Balance Sheet	Fair value	Net Unrealized Gains (Losses)
Bonds Held to Maturity whose fair value exceeds the amounts on Non-consolidated balance sheet	Japanese Government Bonds	900,324	907,685		7,360
Bonds Held to Maturity whose fair value does NOT exceed the amounts on the Non-consolidated balance sheet	Japanese Government Bonds	300,290	299,022	Δ	1,268

Total		1,200,615	1,206,707		6,091

3.	Stocks of Subsidiaries and Affiliates

	(Millions of yen)
	Amount on the Non-Consolidated Balance Sheet	Fair Value	Net Unrealized Gains (Losses)
Stocks of Subsidiaries	88,274	52,659	Δ	35,614

Note:	Stocks of Subsidiaries and Stocks of Affiliates whose fair values are extremely difficult to be determined.

(Millions of yen)
Amount on the Non-Consolidated Balance Sheet
Total	194,399

Since these stocks do not have the quoted market price and it is deemed extremely difficult to determine the fair values, these are not included in “Stocks of Subsidiaries and Affiliates” above.

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4.	Other Securities (as of March 31, 2011)

		(Millions of yen)
	Type	Amounts on Non-Consolidated Balance Sheet	Acquisition Cost	Net Unrealized Gains (Losses)
Other Securities whose amounts on Non- consolidated balance sheets exceed the acquisition cost	Stocks	295,675	199,142	96,532
	Bonds	10,324,372	10,277,353	47,018
	Japanese Government Bonds	9,163,233	9,127,705	35,528
	Japanese Local Government Bonds	90,830	89,409	1,421
	Japanese Corporate Bonds	1,070,307	1,060,238	10,069
	Other	920,565	900,428	20,137
	Trust Beneficiary Interests	484,555	468,871	15,683
	Foreign Bonds	356,758	353,439	3,318
	Other	79,252	78,116	1,135

	Subtotal	11,540,613	11,376,923	163,689

Other Securities whose amounts on Non- consolidated balance sheet do NOT exceed the acquisition cost	Stocks	405,829	510,463	Δ104,634
	Bonds	6,127,467	6,176,481	Δ49,014
	Japanese Government Bonds	4,420,509	4,430,656	Δ10,147
	Japanese Local Government Bonds	65,432	65,584	Δ151
	Japanese Corporate Bonds	1,641,524	1,680,240	Δ38,715
	Other	1,222,186	1,276,908	Δ54,721
	Trust Beneficiary Interests	429,968	452,776	Δ22,808
	Foreign Bonds	726,478	749,524	Δ23,045
	Other	65,739	74,607	Δ8,868

	Subtotal	7,755,482	7,963,853	Δ208,371

	Total	19,296,095	19,340,777	Δ44,682

Note:	Of the Net Unrealized Gains (Losses), the amount reflected in the statement of income by the application of the fair-value hedge is loss of ¥34 million.

5.	Bonds Held to Maturity which were sold during the fiscal year (for the year ended March 31, 2011)

Not applicable

6.	Other Securities which were sold during the fiscal year (for the year ended March 31, 2011)

	(Millions of yen)
	Proceeds from Sales	Total Gains on Sales	Total Losses on Sales
Stocks	34,264	4,310	2,610
Bonds	18,591,442	34,742	12,074
Japanese Government Bonds	18,304,971	28,012	11,922
Japanese Local Government Bonds	42,156	692	41
Japanese Corporate Bonds	244,314	6,037	109
Other	4,479,991	28,480	11,981

Total	23,105,698	67,532	26,666

7.	Securities transferred to other holding purposes

Not applicable

8.	Securities for which Impairment Losses were recognized

Certain Other Securities with readily determinable fair value is devalued to the fair value (primarily the closing price on the last day of the fiscal year) on the Non-consolidated balance sheet and the difference between the acquisition cost (including amortization cost) and the fair value is treated as the loss for the fiscal year (“impairment”), if the fair value has significantly deteriorated compared with the acquisition cost unless it is deemed that there is possibility of a recovery in the fair value. Losses on impairment for this fiscal year were ¥12,073 million (¥3,433 million for Corporate Bonds, ¥1,168 million for Trust Beneficiary Interests and ¥7,471 million for Stocks).

The criteria for determining whether a security’s fair value has “significantly deteriorated” are outlined as follows:

Securities whose fair value is 50% or less of the acquisition cost

Securities whose fair value exceeds 50% but is 70% or less of the acquisition cost and the quoted price maintains a certain level or lower.

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(Money Held in Trust)

1.	Money Held in Trust, for the purpose of Trading (as of March 31, 2011)

Not applicable

2.	Money Held in Trust, for the purpose of Held to Maturity (as of March 31, 2011)

Not applicable

3.	Other Money Held in Trust (not for the purpose of Trading or Held to Maturity) (as of March 31, 2011)

	(Millions of yen)
	Amount on the Consolidated Balance Sheet	Acquisition Cost	Unrealized Gains (Losses)		Portion whose fair value exceeds the amounts on Non-consolidated balance sheet	Portion whose fair value does NOT exceed the amounts on Non-consolidated balance sheet
Other Money Held in Trust	984	1,017	Δ	32	—	Δ	32

Note:

1. “Amounts on Non-Consolidated Balance Sheet” is recorded at fair value, etc. based on the market price, etc. at the end of this fiscal year.

2. “Portion whose fair value exceeds the amounts on Non-consolidated balance sheet” and “Portion whose fair value does NOT exceed the amounts on Non-consolidated balance sheet” show the breakdown of “Unrealized Gains (Losses).”

(Tax Effect Accounting)

Breakdown of Deferred Tax Assets and Liabilities

(Millions of yen)
Deferred Tax Assets
Allowance for Possible Losses on Loans (Deductible temporary difference)	209,927
Tax Losses Carry-Forward	86,814
Write-Down on Securities (Deductible temporary difference)	248,999
Others	240,989

Subtotal Deferred Tax Assets	786,732
Valuation Allowance	(381,725)

Total Deferred Tax Assets	405,006
Deferred Tax Liabilities
Prepaid Pension Cost	119,038
Others	50,141

Total Deferred Liabilities	169,180

Net Deferred Tax Assets	235,826

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Business Report for the 9th Fiscal Year

(from April 1, 2010 to March 31, 2011)

1. Matters Regarding Independent Auditors

(1) Independent Auditors

Name
Ernst & Young ShinNihon LLC

Designated Partners with Limited Liability

Masakazu Kobayashi, C.P.A.

Noboru Miura, C.P.A.

Hisashi Tsurumori, C.P.A.

Hiroshi Nishida, C.P.A.

(Notes)

The total amount of cash and other proprietary benefits to be paid by Mizuho Bank, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries to the Independent Auditors of Mizuho Bank is ¥222 million.

If the amount to be paid by Mizuho Bank, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries under the audit contract agreed with the Independent Auditors has not yet been determined, approximate amount is used for the calculations.

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2. Structure to Ensure Appropriate Conduct of Operations

Mizuho Bank has resolved matters regarding its “Structure to Ensure Appropriate Conduct of Operations” prescribed by the Corporation Law and the Enforcement Regulations of the Corporation Law of Japan, as summarized below.

(1)	Structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation

*	Mizuho Bank has set forth its structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation in compliance-related rules such as the “Basic Policy of Compliance” and “Compliance Manual.”

*	More specifically, Mizuho Bank has positioned compliance as a basic principle of management, has determined a compliance-management structure and created a “Compliance Manual,” has formulated compliance programs each fiscal year for the implementation of specific plans for thorough compliance, and has periodically followed up on the status of the implementation of such plans. Furthermore, Mizuho Bank’s activities against anti-social elements are conducted as part of its compliance structure. Mizuho Bank’s commitment to confront anti-social elements is viewed as an important policy when designing and implementing specific compliance programs.

*	The Board of Directors of Mizuho Bank resolved that the structure under the above “Basic Policy of Compliance,” etc., is Mizuho Bank’s structure for ensuring that the directors and employees execute their duties in compliance with laws, regulations, and the Articles of Incorporation.

(2)	Structure for the safekeeping and management of information on the execution of duties by the directors

*	Mizuho Bank has established a structure for the safekeeping, management, etc., of information through its information-management-related rules, including Mizuho Bank’s “Information Security Policy.” The safekeeping and management of information in connection with the execution of duties by Mizuho Bank’s directors has also been carried out in accordance with these rules.

*	More specifically, Mizuho Bank has specified the period for retention of information such as the minutes of the Board of Directors meetings, Executive Management Committee meetings, and other various committee meetings and materials related thereto, as well as ringisho (or approval documents) and reports, and has carried out other necessary matters relating to the safekeeping and management thereof.

*	The Board of Directors of Mizuho Bank resolved that the structure under the above “Information Security Policy,” etc., is Mizuho Bank’s structure for the safekeeping and management of information on the execution of duties by the directors.

(3)	Rules and other structure for managing risks of loss

*	Mizuho Bank has established a structure for managing its risks of loss through its risk-management-related rules, including its basic policy on various risk management procedures, such as its “Basic Policy for Comprehensive Risk Management.”

*	More specifically, Mizuho Bank has defined various types of risks and has determined strategies to improve its business structure and develop human resources for risk management in order to evaluate risks qualitatively and quantitatively. Moreover, Mizuho Bank has implemented comprehensive risk management to control risks within limits tolerable to management.

*	The Board of Directors of Mizuho Bank resolved that the structure under the above “Basic Policy for Comprehensive Risk Management,” etc., is Mizuho Bank’s structure for managing the risks of loss.

*	In addition, Mizuho Bank shall consider, in the future and whenever necessary , the reform of the structure for the management of its risk of loss, regarding (i) the results of its measures against the Great Eastern Japan Earthquake, and (ii) its analysis of causes of the computer system failures and preventive measures against the recurrence of similar incidents.

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(4)	Structure to ensure the efficient execution of directors’ duties

*	Mizuho Bank has established a structure to ensure the efficient execution of directors’ duties through its rules, such as the “Bylaws Regarding the Board of Directors,” “Bylaws Regarding the Executive Management Committee,” “Bylaws Regarding the Business Policy Committee,” “Organization Regulations,” and “Authorization Regulations.”

*	More specifically, Mizuho Bank has determined the criteria for matters to be resolved or reported to the Board of Directors, delegation of duties of each organization, decision-making authority in accordance with the importance of matters, etc. Mizuho Bank has also established an Executive Management Committee and several Business Policy Committees. Thus, Mizuho Bank has ensured that the directors execute their duties efficiently on a company-wide basis.

*	The Board of Directors of Mizuho Bank resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is Mizuho Bank’s structure for ensuring the efficient execution of directors’ duties.

(5)	Structure to ensure the propriety of business operations within the corporate group consisting of Mizuho Bank and its parent company and its subsidiaries

*	Mizuho Bank has established a structure to ensure the propriety of business operations within the corporate group through the “Group Management Administration Agreement,” etc. entered into between Mizuho Bank and its parent company, Mizuho Financial Group, Inc. (“MHFG”).

*	More specifically, Mizuho Bank is administered directly by MHFG in accordance with the “Group Management Administration Agreement,” while Mizuho Bank administers its subsidiaries and affiliates that Mizuho Bank is required to administer in accordance with standards established by MHFG.

*	The Board of Directors of Mizuho Bank resolved that the structure under the above “Group Management Administration Agreement,” etc., is Mizuho Bank’s structure for ensuring propriety of business operations in the corporate group consisting of Mizuho Bank and its parent company and its subsidiaries.

(6)	Matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require

*	The “Organization Regulations” of Mizuho Bank specify matters concerning employees posted to assist the corporate auditors in performing their duties.

*	More specifically, Mizuho Bank has designated the Corporate Auditors Office as the office in charge of matters concerning assistance in the performance of the corporate auditors’ duties and matters concerning the secretariat for the Board of Corporate Auditors. The Head of the Corporate Auditors Office manages this office’s business under the instructions of the corporate auditors.

*	The Board of Directors of Mizuho Bank resolved that the matters specified in the above “Organization Regulations” are matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require.

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(7)	Matters concerning measures for ensuring that employees who assist the corporate auditors remain independent from the directors

*	The supplementary provisions of the “Bylaws Regarding the Board of Directors” specify matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

*	More specifically, any personnel placements and/or change in organization that relate to employees who assist the corporate auditors in performing the auditors’ duties shall be subject to prior consultation with a corporate auditor nominated by the Board of Corporate Auditors.

*	The Board of Directors of Mizuho Bank resolved that matters specified in the above supplementary provisions of the “Bylaws Regarding the Board of Directors” are matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

(8)	Structure under which the directors and employees report to the corporate auditors, and structure concerning reports to the corporate auditors

*	Mizuho Bank has established a structure under which the directors and employees report to the corporate auditors in the “Bylaws Regarding the Board of Directors,” the “Bylaws Regarding the Executive Management Committee,” etc.

*	More specifically, Mizuho Bank has regulations governing attendance by the corporate auditors in the Board of Directors Meetings, Executive Management Committee meetings, etc. Mizuho Bank also maintains procedures for circulating the ringisho (or approval documents) to be approved by the President among the corporate auditors, for reporting information received through the compliance hot-line, for reporting the results of internal audits and so on.

*	The Board of Directors of Mizuho Bank resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is a structure under which the directors and employees report to the corporate auditors and a structure concerning reports to the corporate auditors.

(9)	Other structure to ensure the effectiveness of audits by the corporate auditors

*	Mizuho Bank has established a structure for ensuring the effectiveness of audits by the corporate auditors in the “Basic Policy for Internal Audit,” etc.

*	More specifically, the internal audit division, corporate auditors and independent auditors exchange opinions and information on a regular basis and whenever required, and cooperate with each other as a means of enhancing effectiveness and efficiency of the overall audit function.

*	The Board of Directors of Mizuho Bank resolved that the structure under the above “Basic Policy for Internal Audit,” etc., is another structure for ensuring the effectiveness of the audits by the corporate auditors.

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Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Bank, Ltd.

Ernst & Young ShinNihon LLC

Masakazu Kobayashi Certified Public Accountant Designated and Engagement Partner

Noboru Miura Certified Public Accountant Designated and Engagement Partner

Hisashi Tsurumori Certified Public Accountant Designated and Engagement Partner

Hiroshi Nishida Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Corporation Law, we have audited the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to the non-consolidated financial statements and the related supplementary schedules of Mizuho Bank, Ltd. (the “Company”) applicable to the 9th fiscal year from April 1, 2010 through March 31, 2011. These non-consolidated financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Bank, Ltd. applicable to the 9th fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

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Audit Report

The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors of the Company during the 9th fiscal year from April 1, 2010 to March 31, 2011, based on the audit reports prepared by each Corporate Auditor and hereby reports as follows:

1.	Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof

The Board of Corporate Auditors established an auditing policy and auditing plans, including delegation of the duties of each Corporate Auditor, etc., received from each Corporate Auditor reports on the execution of audits and results thereof, and in addition, received from the Directors, etc., and the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding such reports.

In compliance with the auditing policy and the auditing plans for Corporate Auditors established by the Board of Corporate Auditors, each Corporate Auditor endeavored to gather information and to create an improved environment for auditing. Each Corporate Auditor also attended meetings of the Board of Directors and other important meetings, received from the Directors, employees and other related persons reports on the performance of their duties and, when necessary, requested explanations regarding such reports. Moreover, each Corporate Auditor inspected important authorized documents and associated information and examined the business and financial position of the Company in the Head Office and major branches. In addition, each Corporate Auditor received from the Directors, employees and other related persons reports , and when necessary, requested explanations on the content of resolutions made by the Board of Directors regarding the establishment of systems to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation, and other systems which are necessary for ensuring that the Company’s business will be conducted properly, as provided for in Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Corporation Law of Japan, and on the systems which have been established in compliance with such resolutions (internal control systems). As for the parent company of the Company, each Corporate Auditor shared information with the corporate auditors of the parent company, and, for the subsidiaries of the Company, each Corporate Auditor shared information with the directors and corporate auditors and other related persons of the subsidiaries and, when necessary, received reports from the subsidiaries regarding their businesses. Based on the foregoing method, the Corporate Auditors examined the Business Report for this fiscal year.

In addition, the Corporate Auditors monitored and verified whether the independent auditors maintained their independence and carried out audits in an appropriate manner. The Corporate Auditors received from the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding those reports. The Corporate Auditors also received notification from the independent auditors regarding the “Structure for ensuring appropriate execution of the duties of the independent auditors” (as enumerated in each Item of Article 131 of the Company Calculation Regulations), and requested explanations on such notification when necessary. Based on the foregoing method, the Corporate Auditors reviewed the financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets and notes to the non-consolidated financial statements) and supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and notes to the consolidated financial statements).

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2.	Audit Results

(1)	Audit Results on the Business Report, etc.

A.	In our opinion, the Business Report fairly represents the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

B.	With regard to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.

C.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate. Furthermore, we have not found anything to be pointed out on the performance of duties of the Directors regarding the internal control systems.

In addition, as described in the Business Report, the Corporate Auditors has confirmed that the Company will consider, in the future and whenever necessary, the reform of the structure for the management of its risk of loss, regarding (i) the results of its measures against the Great Eastern Japan Earthquake, and (ii) its analysis of causes of the computer system failures and preventive measures against the recurrence of similar incidents.

(2)	Results of Audit of the Financial Statements and Supplementary Schedules

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

(3)	Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

May 12, 2011

The Board of Corporate Auditors

Mizuho Bank, Ltd.

	Full time Corporate Auditor	(Takeshi Mitsuma)	(seal)
	Full time Corporate Auditor	(Takuo Hirota)	(seal)
	Outside Corporate Auditor	(Yukio Nozaki)	(seal)
	Outside Corporate Auditor	(Toshiaki Hasegawa)	(seal)

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